UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.      )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PARKER-HANNIFIN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PARKER HANNIFIN PROXY STATEMENT 2024

ENGINEERING YOUR SUCCESS.

Parker-Hannifin Corporation is a Fortune 250 global leader in motion and control technologies. For more than a century, the Company has engineered the success of its customers in a wide range of diversified industrial and aerospace markets.

The Win Strategy™ -	The Win Strategy is Parker’s business system that defines the goals and initiatives that drive growth, transformation and success.

The Win Strategy™

Our Vision: Engineering Your Success

Goals

Engaged People	Customer Experience	Profitable Growth	Financial Performance
STRATEGIES	STRATEGIES	STRATEGIES	STRATEGIES
• Safety #1 • Environment, Social & Governance • Ownership – Entrepreneurial • High Performance Teams & Leaders • Culture of Kaizen	• Quality Solutions On Time • Digital Leadership • Ease of Doing Business	• Strategic Positioning • Market-Driven Innovation • System Solutions • Strong Distribution • Grow Share • Acquisitions	• Simplification • Lean Enterprise • Strategic Supply Chain • Value Pricing

Our Culture & Values

Parker

Win Strategy 3.0
July 2024

Our Values -	Our values shape our culture and our interactions with stakeholders and the communities in which we operate and live.

Winning Culture

We insist on integrity and ethical behavior and we value compassion, respect and inclusion in all aspects of our global business. We seek to raise the quality of life through responsible, global stewardship.

Passionate People

We are empowered – every idea counts and every role has a voice. We are committed to safety and realize the value of our collective efforts. We believe our strength comes from the relationships and trust we establish with each other, our customers, suppliers, distributors and the world we serve.

Valued Customers

We partner with our customers to increase their productivity and profitability, ensuring their success as well as ours. We are committed to serving our customers through innovation, value creation and the highest quality system solutions.

Engaged Leadership

We lead by example, demonstrating our values in all circumstances and at all times. Our character, experience and abilities are the foundation of Parker's operational excellence. We hold ourselves accountable for achieving the results our stakeholders expect. We listen to and encourage one another, and take pride in our growth and accomplishments.

Our Purpose -	Our purpose provides inspiration and direction for our team members and highlights how we can have a positive impact on the world.

ENABLING ENGINEERING BREAKTHROUGHS THAT LEAD TO A BETTER TOMORROW.

Parker-Hannifin Corporation
6035 Parkland Boulevard, Cleveland, Ohio 44124-4141

Notice of Annual Meeting of Shareholders
DATE AND TIME October 23, 2024 (Wednesday) 9:00 a.m. EDT	ADDRESS Parker-Hannifin Corporation 6035 Parkland Boulevard Cleveland, Ohio 44124	RECORD DATE September 6, 2024

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Parker-Hannifin Corporation. The meeting will be held at our headquarters located at 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, on Wednesday, October 23, 2024 at 9:00 a.m., Eastern Time, for the following purposes:

Voting Items
1	Election of Directors	FOR each director nominee
2	Approval of the Compensation of Our Named Executive Officers on a Non-Binding, Advisory Basis	FOR
3	Ratify the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm	FOR

and to transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on September 6, 2024 are entitled to vote at the meeting. On September 6, 2024, 128,670,356 shares were outstanding and entitled to vote at the meeting. Each share is entitled to one vote. This Proxy Statement and the form of proxy are being mailed to shareholders on or about September 20, 2024. Your vote is important, so if you do not expect to attend the meeting, or if you do plan to attend but wish to vote by proxy, please mark, date, sign and return the enclosed proxy card promptly in the envelope provided or vote electronically via the internet or by telephone in accordance with the instructions on the proxy card. Please refer to the section “General Information About the Annual Meeting” for more information.

Thank you for your support of Parker-Hannifin Corporation.

By Order of the Board of Directors

Joseph R. Leonti

Secretary
September 20, 2024

How to Vote
VOTE VIA INTERNET www.proxyvote.com	VOTE BY PHONE 800-690-6903	VOTE BY MAIL Vote Processing c/o Broadridge 51 Mercedes Way, Edgewood NY 11717	VOTE AT THE MEETING Parker-Hannifin Corporation 6035 Parkland Boulevard Cleveland, Ohio 44124
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on October 23, 2024.
This Proxy Statement, along with our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, is available free of charge on our investor relations website (investors.parker.com).

2024 Proxy Statement	1

3	Our Company
3	Business and Performance Highlights
4	Executive Compensation Highlights
5	Environment, Social and Governance Highlights
10	Shareholder Engagement Highlights
11	Proxy Statement Summary/Voting Roadmap
12	Item 1 – Election of Directors
13	Director Selection and Nomination, Qualifications and Diversity
14	Director Skills/Experience/Diversity
16	Director Biographies
16	Nominees for Election as Directors for Terms Expiring in 2025
21	Director Independence
21	Annual Elections; Majority Voting; No Cumulative Voting
21	New Elections and Departures
22	Corporate Governance
22	Board and Committee Structure
22	Current Leadership Structure
23	Board Committees; Committee Charters
25	Meetings and Attendance; Executive Sessions
25	Director Education and Orientation Program
26	Board and Committee Evaluations
27	Board Strategic and Risk Oversight
27	Board’s Role in Strategic Oversight
28	Board’s Role in Risk Oversight
29	Spotlight: ESG Oversight
29	Communications with Directors
30	Other Governance Matters
30	Review and Approval of Transactions with Related Persons
30	Proxy Access
31	Stock Ownership Guidelines
31	Insider Trading and Prohibited Transactions in Company Securities
31	Governance Documents
32	Director Compensation
32	Compensation of Directors
33	Director Compensation for Fiscal Year 2024
34	Executive Compensation
34	Item 2 - Advisory Vote to Approve Named Executive Officer Compensation
35	Compensation Discussion & Analysis
35	Named Executive Officers
35	Executive Summary
40	Compensation Setting Process
45	Principal Elements of Executive Compensation
56	Other Compensation Policies and Practices
58	Accounting and Tax Considerations
58	Compensation Committee Report
59	Compensation Tables
59	Summary Compensation Table for Fiscal Year 2024
61	Grants of Plan-Based Awards for Fiscal Year 2024
62	Outstanding Equity Awards at June 30, 2024
64	Option Exercises and Stock Vested for Fiscal Year 2024
65	Pension Benefits for Fiscal Year 2024
66	Nonqualified Deferred Compensation for Fiscal Year 2024
67	Potential Payments Upon Termination or Change of Control at June 28, 2024
75	Chief Executive Officer Pay Ratio
76	Pay Versus Performance Disclosure
76	Pay Versus Performance Table
79	2024 Performance Measures
80	Item 3 - Ratification of the Independent Registered Public Accounting Firm
80	Audit Fees and All Other Fees
81	Audit Committee Pre-Approval Policies and Procedures
81	Report of the Audit Committee
82	Beneficial Ownership of Common Stock
82	Principal Shareholders
84	General Information About the Annual Meeting
85	Other Matters
85	General
87	Shareholders’ Proposals
87	Shareholder Recommendations for Director Nominees

2

Our Company

Parker-Hannifin Corporation is a Fortune 250 global leader in motion and control technologies. For more than a century, the Company has engineered the success of its customers in a wide range of diversified industrial and aerospace markets. The following sections provide highlights from our fiscal year 2024 across matters of importance to our shareholders, including business and financial performance, executive compensation, our environment, social and governance ("ESG") program and shareholder engagement.

Business and Performance Highlights

Parker Delivered a Record Year in Fiscal 2024

$19.9B TOTAL NET SALES WERE A RECORD AT $19.9 BILLION	$3.4B CASH FLOW FROM OPERATING ACTIVITIES WAS 17% OF SALES AT A RECORD $3.4 BILLION	$21.84 EARNINGS PER SHARE (AS REPORTED) WERE A RECORD AT $21.84	68th YEAR INCREASED ANNUAL DIVIDEND PER SHARE FOR THE 68TH YEAR IN A ROW

Fiscal year 2024 underscored Parker’s transformation. Our people, portfolio and strategy drove record financial performance, including sales, cash flow from operations and earnings per share ("EPS"), all while continuing to reduce debt from our acquisition of Meggitt plc ("Meggitt"). Against a macroeconomic backdrop of continued challenges, including inflation, supply chain constraints, and ongoing international conflict and geopolitical tensions, our unwavering commitment to The Win Strategy drove sustained profitable growth and strong financial performance and showcased the increasing resilience of our businesses across macroeconomic cycles. Safety, engagement, and ownership continued to be the foundations of our culture, and our team members took great pride in living up to our purpose, Enabling Engineering Breakthroughs that Lead to a Better Tomorrow. And with our interconnected technologies that create value for customers across aerospace and defense, in-plant and industrial equipment, transportation, off-highway, energy, and HVAC and refrigeration markets around the world, we believe we are positioned to take Parker from better to best.

Delivering Superior Total Shareholder Returns

Parker results in fiscal year 2024 built upon a pattern of success established over the past five years that has helped deliver substantial shareholder returns reflected in our 5-year stock performance.

Comparison of 5 Year Cumulative Total Return*

$350
$300
$250
$200
$150
$100
$50
$0
6/19
6/20
6/21
6/22
6/23
6/24
Parker-Hannifin Corporation
S&P 500 Industrials
S&P 500

*	$100 invested on 6/30/19 in stock or index, including reinvestment of dividends. Fiscal year ending June 30.
Copyright 2024 Standard & Poor's, a division of S&P Global. All rights reserved.

2024 Proxy Statement	3

Our Company

Executive Compensation Highlights

The tables below highlight the performance-based nature of our compensation program and how our program aligns with what we view as executive compensation best practices.

Elements of Executive Compensation

	Elements of Compensation		Purpose
Fixed	Base Salary		Attracts, retains and motivates the highly-talented and values-driven individuals we need to advance the goals of The Win Strategy
	Annual Cash Incentive	Officer Annual Cash Incentive Plan ("Officer ACIP")
Incentivizes executive officers to maximize segment operating income, sales revenue and cash flow margin, metrics we believe align closely with total shareholder return and overall shareholder value, by focusing on key business strategies such as profitable and sustainable sales growth, value pricing, strategic supply chain, market-driven innovation, system solutions, strong distribution channels, lean initiatives, inventory control, strong receivable and payable controls, and ESG-related initiatives

Variable/ At-Risk	Long-Term Equity Incentive	Long Term Incentive Performance ("LTIP") Awards
Incentivizes executive officers to maximize long-term revenue growth, EPS growth, and growth in average return on invested capital ("ROIC") by focusing on key business strategies such as market-driven innovation, on-time delivery of quality products, value-added services and systems, strategic supply chain, lean enterprise, value pricing and profitable growth

Stock Incentives/ Stock Appreciation Rights ("SARs")
Incentivizes executive officers to maximize our stock price by focusing on various key business strategies such as sustained profitable growth and financial and operational performance that contribute to appreciation of our stock price

Executive Compensation Practices

What We Do	What We Don’t Do
✓Executive compensation program with pay-for-performance structure aligned with The Win Strategy
✓The target total direct compensation package for our Chief Executive Officer is a mix of 9% fixed and 91% at-risk, and for our other Named Executive Officers is an average mix of 19% fixed and 81% at-risk
✓Annual advisory vote on executive compensation with consistent high degree of approval
✓One-year minimum vesting or performance period requirements for equity incentives under our 2023 Omnibus Stock Incentive Plan
✓Clawback policies and provisions to recover or withhold incentive-based compensation to executive officers in certain circumstances
✓Anti-hedging and anti-pledging policy for Directors and executive officers
✓Robust Stock Ownership Guidelines for Directors and executive officers

✕Offer employment agreements to our executives
✕Offer above-market earnings on contributions to deferred compensation accounts
✕Grant stock options or SARs with an exercise price less than the fair market value of Parker’s common stock on the date of grant
✕Re-price stock options or SARs
✕Cash out underwater stock options or SARs
✕Include reload provisions in any stock option or SAR grant
✕Permit Directors or employees, or their respective related persons, to engage in short sales of Parker’s stock or to trade in instruments designed to hedge against price declines in Parker’s stock
✕Permit Directors or executive officers to hold Parker securities in margin accounts or to pledge Parker securities as collateral for loans or other obligations

4

Our Company

Environment, Social and Governance Highlights

Our ESG program includes a range of initiatives around corporate social responsibility and sustainability, taking into account the interests of our key stakeholders, including our shareholders, team members, customers and communities. Issues that we focus on include, among others, workplace health and safety, climate risk, water conservation, human capital management, diversity, equity and inclusion, cybersecurity, and business ethics and compliance. For information on Board and Committee ESG oversight responsibilities, see "Board's Role in Risk Oversight" on page 28 of this Proxy Statement.

We publish our Sustainability Report in line with Sustainability Accounting Standards Board ("SASB") and expect future reporting to be aligned with Task Force on Climate-Related Financial Disclosures ("TCFD") standards, addressing the many ways in which we apply our core technologies to make a positive impact on the world, including through our team members, social responsibility, environmental initiatives, product stewardship, and governance, ethics and compliance. Selected aspects of our most recent Sustainability Report are highlighted below.

We are proud of our corporate social responsibility and sustainability accomplishments but recognize that best practices in ESG integration and reporting frameworks continue to evolve. While there is more work to be done, we are confident that our ESG program will continue to drive meaningful progress and results for our stakeholders.

Environment

Carbon Neutrality
We are committed to driving sustainable, long-term growth and doing so in a way that makes the world a better place.
●We have committed to achieve carbon neutral operations by 2040. To ensure continued progress in minimizing our carbon footprint, we established a series of emissions targets, which include:
●Reducing absolute emissions directly from our operations by 50% by 2030; and
●Reducing indirect absolute emissions related to materials sourcing, logistics and services by 15% by 2030, and by 25% by 2040.
●We have reported energy and emissions data to the Carbon Disclosure Project since 2008.

Water Conservation
●Recognizing the growing scarcity of water in many regions, Parker maintains a water conservation initiative that targets high risk and high volume facilities.
●Our goal is to implement water management best practices at 100% of sites in water-scarce locations (as defined by the World Resources Institute).

Waste and Materials Management
●We are committed to managing materials and waste responsibly, adhering to all applicable laws in the communities where we operate.
●We take a dual approach to reducing waste in our operations: proactive and continuous improvement. Our Simple by Design innovation methods enable us to proactively remove potential waste during product development. Additionally, we leverage kaizen process improvements to reduce waste in all aspects of our manufacturing process.

2024 Proxy Statement	5

Our Company

Supplier Partnerships
●We have implemented several supply chain initiatives to reduce our environmental footprint. This includes leveraging sustainable transport methods to reduce emissions associated with air freight, as well as transitioning to electronic documentation to reduce paper waste. Through kaizen initiatives, our team members continue to develop innovations to help achieve our environmental stewardship goals.
●Since 2012, we have been a member of the U.S. Environmental Protection Agency SmartWay® Transport Partnership aimed at identifying technologies and strategies to reduce carbon emissions and set goals and track progress towards reducing fuel consumption and improving the efficiency of freight transport.
●Our global supply chain team employs dual sourcing and other risk management strategies to ensure the availability of materials needed for production. We also require our suppliers to comply with all applicable laws and regulations related to human rights, resource conservation and the environment.

Technologies Enabling a Better Tomorrow
●Our interconnected portfolio of technologies features a broad range of highly efficient solutions engineered to improve performance and efficiency and to help end users reduce resource consumption and greenhouse gas emissions.
●We deliver components and systems that enable the adoption of cleaner and more efficient energy, electrification, light weighting and other innovations to provide a more positive, global environmental impact to companies across the industrial, mobile and aerospace markets, including:
●A comprehensive suite of engineered materials such as thermal management, coatings, adhesives and vibration control that enable more electric applications;
●A broad range of motion and control technologies to support the use of various clean energy sources such as batteries, fuel cells, hydrogen, sustainable fuels and renewable energy;
●A strong motion technology offering with electro-hydraulic, electromechanical, and pneumatic actuators, valves, pumps, motors, controllers, software and conveyance for more electric aerospace, mobile and industrial applications; and
●A broad platform of filtration technologies to accelerate a cleaner and more sustainable world.

6

Our Company

Social

Safety
Safety is a core value shared by all team members, and we aspire to achieve a zero-incident workplace. To track our safety progress, we have established key safety milestones. Over the past five years, we have successfully reduced our Recordable Incident Rate by 45%.

Diversity, Equity and Inclusion
An inclusive environment is a core tenet of our values and one of our key measures of success within The Win Strategy. We have an ongoing commitment to an inclusive and welcoming workplace where everyone feels valued and adds value.
One important component of Parker’s inclusive workplace is the development and deployment of Business Resource Groups ("BRGs"), each of which is open to all team members. In addition to our BRGs, we have processes in place to attract and retain team members with diverse backgrounds and experiences, helping to support them with career plans and experienced mentors. Our goal is to promote a strong, inclusive work environment that will provide us the best talent to further strengthen our organization for success.

Social Responsibility
Our social responsibility strategy, with the support of the Parker-Hannifin Foundation, empowers team members to make a difference in the communities we call home. We align our collective efforts with the Foundation's three areas of focus:
●STEM EDUCATION: Supporting schools, universities and community agencies to promote access to science, technology, engineering and mathematics education, and the resources and support needed to thrive in the classroom.
●COMMUNITY NEEDS: Supporting our team members, families and neighbors by contributing to the advancement and well-being of our communities.
●SUSTAINABILITY: Supporting long-term efforts to build sustainable communities, address key societal issues and create a better tomorrow.
For 70 years, the Foundation has extended the goodwill of our team members with donations that benefit the communities where we operate. Through our Foundation programs, we have donated over $100 million since 2010, including $10 million in fiscal year 2024.

2024 Proxy Statement	7

Our Company

Governance

Board Diversity and Composition
Our Board of Directors is committed to sound corporate governance practices, promoting the long-term interests of our shareholders and holding itself and management accountable for performance.
The metrics included in the graphic below reflect the Board structure and composition of our twelve current Directors. Each Director brings his or her own unique background and range of expertise, knowledge and experience, which we believe provides an optimal and diverse mix of skills and qualifications necessary for our Board to effectively fulfill its oversight responsibilities.

	Board Tenure 8.6 years AVERAGE TENURE	Independence 92% INDEPENDENT
Age 61 years AVERAGE AGE
 Diversity
75%
GENDER/RACIALLY/
ETHNICALLY DIVERSE*
* One of our directors is both gender diverse and racially diverse. Another one of our directors is both racially and ethnically diverse. Ethnicity is defined as country of birth or citizenship other than the United States.

Director Experience
	Public Company Leadership	Manufacturing
	Corporate Strategy & Culture	Technology & Innovation
	Risk Management	Finance & Accounting
	International	Sales & Marketing
Industrial/Aerospace Industries

8

Our Company

Board and Committee Practices
●Our Corporate Governance Guidelines and the charters of our Audit, Corporate Governance and Nominating and Human Resources and Compensation Committees expressly identify the specific areas of ESG oversight responsibility of the full Board and each Committee.
●Director retirement is mandatory (with no exceptions or conditions) after reaching age 72.
●Robust stock ownership guidelines for our Directors and executive officers (all of whom are compliant with such guidelines)
●Annual Board, Committee and individual Director evaluations
●Annual review of our Chief Executive Officer by all independent Directors
●Thoughtful management of our Directors' outside commitments – three do not sit on any other public company boards, six sit on one other public company board, and three sit on two other public company boards
●Average Director attendance at all of our Board of Directors and Committee meetings was 97% and each of our Directors attended at least 80% of his or her meetings of our Board of Directors and his or her Committee meetings during fiscal year 2024.
●Each Committee of our Board of Directors has a published charter that is reviewed and evaluated at least annually.

Shareholder Rights	●Annual election of all Directors ●Majority voting and resignation policy for uncontested Director elections ●Proxy access permitted for eligible shareholders
Board Independence	●Board Committees are 100% comprised of independent Directors ●Independent Directors meet regularly and frequently (at least four times per year) without management
Oversight of Risk
●Our Chairman of the Board and Lead Director ensure the entire Board of Directors maintains regular oversight of key risk areas, such as corporate strategy, management succession planning, cybersecurity, enterprise risk management, and ESG matters. For more information on the Board's oversight responsibilities, see pages 27-29 of this Proxy Statement.

Guidelines and Codes of Conduct	●Published Global Code of Business Conduct applicable to our Board of Directors ●Published Corporate Governance Guidelines

2024 Proxy Statement	9

Our Company

Shareholder Engagement Highlights

We actively seek and highly value feedback from our shareholders. During fiscal year 2024, in addition to our traditional investor relations outreach efforts, we proactively reached out to shareholders representing over 48% of our outstanding common stock to engage with them on ESG matters. Our outreach was accepted by, and we engaged with, shareholders representing over 18% of our outstanding common stock, covering a wide range of topics.

We Sought Input from Shareholders Representing	Company Representatives	Topics Discussed	Feedback/Actions Informed by Feedback
●General Counsel and Secretary ●Investor Relations ●Other members of management, including our Environmental, Health and Safety ("EHS") leader
Governance Topics
●Our commitment to performance-based executive compensation
●Compensation metrics tied to ESG
●Board refreshment and evaluation process
●Board composition & leadership structure and transition
●Board risk oversight including cybersecurity

●Supportive of business strategy, overall performance, and ESG approach and progress
●Positive feedback on our climate commitments, reporting frameworks, and progress toward goals
●Published our Human Rights and Labor Standards Statement and enhanced our Supplier Code of Conduct with respect to human rights
●TCFD Report in process

Environmental and Social Topics
●Environmental / climate goals, strategies, and progress
●Environmental reporting frameworks
●Human capital management matters, including labor market challenges, workplace safety incident reporting, and employee engagement
●Our safety culture

We also shared the feedback received during these meetings with our Corporate Governance and Nominating Committee and our full Board of Directors. As a result of our shareholder engagement efforts and the feedback we received, we strengthened our disclosures on our website, in this Proxy Statement, and in our Sustainability Report.

10

Proxy Statement Summary/ Voting Roadmap

This summary highlights certain information relating to the voting items for our 2024 Annual Meeting of Shareholders. Additional details are found throughout this Proxy Statement.

Item 1 – Election of Directors
Shareholder approval is sought to elect the following directors for a term that will expire at our Annual Meeting of Shareholders in 2025:
●Denise Russell Fleming ●Lance M. Fritz	●Linda A. Harty ●Kevin A. Lobo ●Jennifer A. Parmentier	●E. Jean Savage ●Joseph Scaminace ●Laura K. Thompson	●James R. Verrier ●James L. Wainscott
The Board of Directors unanimously recommends a vote “FOR” each of the nominees to the Board of Directors. See page 12 for details

Item 2 – Proposal to Approve the Compensation of our Named Executive Officers on a Non-Binding, Advisory Basis

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 and the related SEC rules, we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement. We encourage our shareholders to carefully read this Proxy Statement in its entirety before deciding whether or not to vote for or against this Item.

The Board of Directors unanimously recommends a vote “FOR” the approval of the compensation of the Named Executive Officers as disclosed in this Proxy Statement on a non-binding, advisory basis.
See page 34 for details

Item 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee recommends ratification of its appointment of Deloitte and Touche LLP ("D&T") as the independent registered public accounting firm to audit our financial statements as of and for the fiscal year ending June 30, 2025. D&T served as the independent registered public accounting firm to audit our financial statements as of and for the fiscal year ended June 30, 2024, and has served as our independent auditor since fiscal year 2008.

The Board of Directors unanimously recommends a vote “FOR” the proposal to ratify the appointment of D&T as our independent registered public accounting firm for the fiscal year ending June 30, 2025.
See page 80 for details

2024 Proxy Statement	11

Item 1 – Election of Directors

Shareholder approval is sought to elect Denise Russell Fleming, Lance M. Fritz, Linda A. Harty, Kevin A. Lobo, Jennifer A. Parmentier, E. Jean Savage, Joseph Scaminace, Laura K. Thompson, James R. Verrier, and James L. Wainscott as Directors for a term that will expire at our Annual Meeting of Shareholders in 2025.

Our Board of Directors has concluded that the nominees presented in this “Item 1—Election of Directors” collectively represent a highly-qualified and diverse group of individuals who will effectively serve the long-term interests of our business, our team members and our shareholders. Our Board of Directors believes that each nominee should serve on our Board for the coming year based on his or her record of effective past service on our Board and the specific experiences, qualifications, attributes and skills described in his or her biographical information presented in this “Item 1—Election of Directors” section.

Should any nominee become unable to accept nomination or election, the proxies will be voted for the election of another person as our Board of Directors may recommend. However, our Board of Directors has no reason to believe that this circumstance will occur.

Board Nominees

			Committee Membership
Name	Principal Employment	Director Since	HRC	CGN	AC
Denise Russell Fleming	Executive Vice President, Technology & Global Services and Chief Information Officer of Becton, Dickinson & Company	2023
Lance M. Fritz	Former Chairman, President and Chief Executive Officer of Union Pacific Corporation	2021
Linda A. Harty	Former Treasurer of Medtronic plc	2007
Kevin A. Lobo	Chairman, Chief Executive Officer and President of Stryker Corporation	2013
Jennifer A. Parmentier	Chairman of the Board and Chief Executive Officer of Parker-Hannifin Corporation	2023
E. Jean Savage	President and Chief Executive Officer of Trinity Industries, Inc.	2024
Joseph Scaminace	Former Chairman and Chief Executive Officer of OM Group, Inc.	2004
Laura K. Thompson	Former Executive Vice President and Chief Financial Officer of The Goodyear Tire & Rubber Company	2019
James R. Verrier	Former President and Chief Executive Officer of BorgWarner, Inc.	2016
James L. Wainscott (Lead Director)	Former Chairman, Chief Executive Officer and President of AK Steel Holding Corporation	2009
AC Audit Committee	Member
HRC Human Resources and Compensation Committee	Chair
CGN Corporate Governance and Nominating Committee

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

12

Item 1 – Election of Directors

Director Selection and Nomination, Qualifications and Diversity

The Corporate Governance and Nominating Committee of our Board is responsible for identifying, evaluating and recommending potential Director candidates. The Corporate Governance and Nominating Committee ensures that Director recruiting, succession and refreshment are persistent areas of focus and regularly reviews the size, composition and independence of our Board, and any expected vacancies, in determining whether and to what extent to actively recruit new Directors or to replace departing Directors.

The Corporate Governance and Nominating Committee utilizes a variety of methods and processes to identify potential Director candidates, including through reputable third-party search firms, unsolicited recommendations from third-party search firms, and referrals from current or past members of our Board. In addition, the Corporate Governance and Nominating Committee will give appropriate consideration to qualified persons recommended by shareholders for nomination as Directors provided that such recommendations comply with the procedures set forth under the caption “Shareholder Recommendations for Director Nominees” and will consider such candidates on the same basis as candidates recommended by other sources. The Corporate Governance and Nominating Committee generally will not, however, consider recommendations for Director nominees submitted by individuals who are not affiliated with us.

The Corporate Governance and Nominating Committee has developed and implemented a robust process to ensure that its formal Director searches are appropriately scoped and designed to produce a slate of potential candidates representing a broad range of backgrounds, educations, experiences, skills and viewpoints that will enable them, individually and collectively, to address the issues affecting our Board, our business, our team members and our shareholders, and optimize the functioning and decision-making and oversight roles of our Board and its Committees. The Corporate Governance and Nominating Committee currently focuses on the following key search and evaluation criteria but considers the entirety of each proposed candidate’s credentials and all available information that may be relevant to each candidate’s nomination.

Key Criteria	Overall Philosophy and Approach
Culture and Values
The Corporate Governance and Nominating Committee places high value on cultural fit. Our Directors must be able to work together to efficiently and effectively oversee the issues and risks facing our business, and have the commitment, integrity, honesty, judgment and professionalism required under our Corporate Governance Guidelines and Global Code of Business Conduct, and to otherwise serve the long-term interests of our Board of Directors, our business, our team members and our shareholders.

Diversity
The Corporate Governance and Nominating Committee firmly believes diversity is critical to a well-functioning Board of Directors and is committed to ensuring diversity on our Board. As a result, our Corporate Governance Guidelines include a policy requiring each search for qualified director candidates to include individuals with diverse backgrounds, including gender, ethnicity and race. Currently, 50% of our Board is gender diverse and 75% of our Board is diverse in terms of gender, race, or ethnicity. Since 2019, we have recruited and on-boarded seven new directors, six of whom are diverse in terms of gender and/or race.

Skills and Qualifications
The Corporate Governance and Nominating Committee also believes it is essential to have a Board with the range of skills and experience needed to effectively evaluate, monitor and oversee the wide range of considerations presented by the size and scope of our Company, operations, products and markets. As a result, the Corporate Governance and Nominating Committee seeks to identify nominees who are independent and well equipped with a broad set of key skills, including those shown on the table on page 14.

The Corporate Governance and Nominating Committee, utilizing its robust and thoughtful approach to Director recruiting, succession and refreshment, has built an experienced, diverse and independent Board that provides significant oversight over our plans and strategies for growth, financial performance and shareholder value creation.

2019 Laura K. Thompson	2021* Jillian C. Evanko Lance M. Fritz William F. Lacey	2023 Jennifer A. Parmentier Denise Russell Fleming	2024 E. Jean Savage	7 new directors since 2019 6 new diverse directors since 2019
*	Ms. Evanko is not standing for reelection (see "New Elections and Departures" on page 21 of this Proxy Statement). Mr. Lacey resigned in fiscal year 2023 to pursue a new career opportunity.

2024 Proxy Statement	13

Item 1 – Election of Directors

Director Skills/Experience/Diversity

In addition to the metrics included on page 8, the following table presents on an individual basis the skills and experience of our Board Nominees in areas that are of importance to our Company. Our Board refreshment efforts over the last several years have strengthened the culture, skills and diversity of our Board. Each Director nominee brings his or her own unique background and range of expertise, knowledge and experience, which provides a comprehensive and optimal mix of skills and qualifications necessary for our Board to effectively fulfill its oversight responsibilities.

Director Experience
Public Company Leadership Experience serving as CEO, COO, CFO, or other senior leadership roles, and/or on the Board of Directors of publicly traded companies of significant size and complexity.	●	●	●	●	●	●	●	●	●	●
Corporate Strategy & Culture
Experience developing and implementing strategies to drive and enhance culture, values, purpose, engagement, customer experience, profitable growth and financial performance.	●	●	●	●	●	●	●	●	●	●
Risk Management
Experience identifying, managing and mitigating significant business risks (financial, operational, compliance, reputational, etc.) including those related to ESG, cybersecurity, human capital and supply chain.	●	●	●	●	●	●	●	●	●	●
International Experience conducting business inside and outside the U.S., or other meaningful exposures to non-U.S. cultures, markets, economies, etc.	●	●	●	●	●	●	●	●	●	●
Industrial/Aerospace Industries Experience in the industrial and aerospace markets in which we operate or in those with similar business requirements, priorities, risks and challenges.	●	●	●		●	●	●	●	●	●
Manufacturing Experience managing manufacturing operations, capabilities, capital needs, supply chains, cost and operating efficiencies, etc.	●	●	●	●	●	●	●	●	●	●
Technology & Innovation Experience in engineering, research and development, product and/or process innovation, information technology, digitization, e-commerce, data management, etc.	●	●		●	●	●	●	●	●	●
Finance & Accounting Experience in financial management, reporting and controls, capital allocation, capital markets, mergers and acquisitions, etc.	●	●	●	●	●	●	●	●	●	●
Sales & Marketing Experience growing revenue and market shares through effective sales and marketing, customer relationships and channel management, reputation and brand building, etc.	●	●		●	●	●	●	●	●	●

14

Item 1 – Election of Directors

Director Diversity	Gender	Race	Ethnicity (Country of Birth/Citizenship)
Denise Russell Fleming	F	Black	United States
Lance M. Fritz	M	White	United States
Linda A. Harty	F	White	United States
Kevin A. Lobo	M	Asian	Country of Birth: India Dual Citizenship: Canada, United States
Jennifer A. Parmentier	F	White	United States
E. Jean Savage	F	White	United States
Joseph Scaminace	M	White	United States
Laura K. Thompson	F	White	United States
James R. Verrier	M	White	Country of Birth: United Kingdom Dual Citizenship: United Kingdom, United States
James L. Wainscott	M	White	United States

2024 Proxy Statement	15

Item 1 – Election of Directors

Director Biographies

Nominees for Election as Directors for Terms Expiring in 2025

Denise Russell Fleming Director Since: 2023 Age: 54 Committees: Audit Corporate Governance and Nominating	Other Public Company Directorships (current in bold): ●None
Ms. Fleming has been Executive Vice President, Technology and Global Services and Chief Information Officer of Becton, Dickinson & Company (medical technology) since July 2022. She was the Vice President, Information Technology at Boeing Defense, Space & Security (aerospace and defense) from December 2016 until June 2022. Prior to Boeing, Ms. Fleming served in several information technology leadership roles at BAE Systems, Inc. (aerospace and defense) from 2010 to 2016 and at Sprint Nextel Corporation (telecommunication technology) from 1997 to 2010.
Ms. Fleming has held the senior leadership positions noted above and various other public company leadership roles in significant global companies, including publicly traded technology, manufacturing and aerospace and defense companies. She has demonstrated significant expertise in leading and/or overseeing information technology systems, cybersecurity, digitization, aerospace markets, team member engagement, industrial manufacturing, ESG initiatives, and process optimization, among other critical areas.
Based on her strong background, experience and performance in senior leadership roles, our Board believes Ms. Fleming will continue to effectively serve our Board, our business, our team members and our shareholders with a high level of integrity, honesty, judgment and professionalism.

Lance M. Fritz Director Since: 2021 Age: 61 Committees: Corporate Governance and Nominating Human Resources and Compensation	Other Public Company Directorships (current in bold): ●Fiserv Inc. (since 2024) ●Union Pacific Corporation (former) (2015-2023)
Mr. Fritz currently serves as Special Advisor to Union Pacific Corporation (rail transport), where he previously served as Chairman of the Board from October 2015 to August 2023 and President and Chief Executive Officer from February 2015 to August 2023. He also served as President and Chief Operating Officer of Union Pacific Railroad Company (the principal operating company of Union Pacific Corporation) from February 2014 to February 2015, and in various labor relations, sales and marketing, and other leadership roles with Union Pacific from July 2000 to February 2014.
Mr. Fritz has served in the public company leadership capacities noted above as well as other significant senior leadership roles. His experience includes leading and/or overseeing corporate strategy and culture, risk management, international trade, operations, compliance, supply chain and logistics, corporate finance, ESG initiatives, cybersecurity, capital allocation, M&A, and other key commercial functions including sales and marketing. Additionally, Mr. Fritz has gained significant experience, perspective and insight from his service on other public company boards.
Based on his strong background, experience and performance in senior leadership roles and as a director, our Board believes Mr. Fritz will continue to effectively serve our Board, our business, our team members and our shareholders with a high level of integrity, honesty, judgment and professionalism.

16

Item 1 – Election of Directors

Linda A. Harty Director Since: 2007 Age: 64 Committees: Audit Corporate Governance and Nominating
Other Public Company Directorships (current in bold):
●Westinghouse Air Brake Technologies Corporation (Wabtec) (since 2016)
●Chart Industries, Inc. (since 2021)
●Syneos Health, Inc. (former) (2017-2023)

Now retired, Ms. Harty was Treasurer of Medtronic plc (medical technology) from February 2010 to April 2017. Prior to joining Medtronic, Ms. Harty served as Executive Vice President and Treasurer of Cardinal Health, Inc. (healthcare) from May 2008 to December 2009 and from August 2006 to March 2007, Executive Vice President – Finance and Chief Financial Officer of Cardinal Health’s Healthcare Supply Chain Services from March 2007 to May 2008, and Senior Vice President of Cardinal Health from January 2005 to August 2006.
Ms. Harty has served in the public company leadership capacities noted above as well as other significant leadership roles. Her experience includes leading and/or overseeing key commercial functions including corporate finance, financial reporting, risk management, strategic planning and pricing, capital allocation, M&A analysis and financing, supply chain management, and process innovation. Additionally, Ms. Harty has extensive and significant experience, perspective and insight, including management of cybersecurity events, from her service and leadership roles on other public company boards.
Based on her strong background, experience and performance in senior leadership roles and as a director, our Board believes Ms. Harty will continue to effectively serve our Board, our business, our team members and our shareholders with a high level of integrity, honesty, judgment and professionalism.

Kevin A. Lobo Director Since: 2013 Age: 59 Committees: Audit (Chair) Human Resources and Compensation	Other Public Company Directorships (current in bold): ●Stryker (since 2012)
Mr. Lobo has been Chairman of the Board of Stryker Corporation (medical technologies) since July 2014 and has been Chief Executive Officer, President and a Director since October 2012. He previously served as Group President for Stryker's Orthopedics and Neurotechnology and Spine Groups.
Mr. Lobo has held the senior leadership positions noted above and other various public company leadership roles in global companies, including publicly traded medical technology and consumer products companies. His experience includes leading and/or overseeing corporate strategy and culture, profitable growth and financial performance, and key commercial functions including strategic pricing, sales and marketing, high-tech innovation, automation, digitization, capital allocation, cybersecurity, management of ESG initiatives and other significant risks and opportunities. Additionally, Mr. Lobo has gained significant experience, perspective and insight from his service on other public company boards.
Based on his strong background, experience and performance in senior leadership roles and as a director, our Board believes Mr. Lobo will continue to effectively serve our Board, our business, our team members and our shareholders with a high level of integrity, honesty, judgment and professionalism.

2024 Proxy Statement	17

Item 1 – Election of Directors

Jennifer A. Parmentier Director Since: 2023 Age: 57 Committees: None	Other Public Company Directorships (current in bold): ●Nordson Corporation (since 2020)
Ms. Parmentier has been our Chairman of the Board since January 2024 and our Chief Executive Officer since January 2023. From August 2021 to December 2022 she was our Chief Operating Officer. Prior to August 2021, she was Vice President and President of the Motion Systems Group from February 2019 to August 2021 and Vice President and President of the Engineered Materials Group from September 2015 to February 2019.
Ms. Parmentier has served in the public company leadership capacities noted above as well as other significant leadership roles since joining us in 2008. Her experience includes leading and/or overseeing all of our operating groups, regions, and key commercial functions. She has been instrumental in driving and implementing strategies to strengthen our financial performance, culture, values, purpose, team member engagement, customer experience, profitable growth, and management of ESG initiatives, cybersecurity and other significant risks and opportunities. Additionally, Ms. Parmentier has gained significant experience, perspective and insight from her service on other public company boards.
Based on her strong background, experience, performance in senior leadership roles and intimate working knowledge of our business, plans, strategies, and initiatives, our Board believes Ms. Parmentier will continue to effectively serve our Board, our business, our team members and our shareholders with a high level of integrity, honesty, judgment and professionalism.

E. Jean Savage Director Since: 2024 Age: 60 Committees: Audit Corporate Governance and Nominating	Other Public Company Directorships (current in bold): ●Trinity Industries, Inc. (since 2018) ●WestRock Company (2022-2024)
Ms. Savage has been President and Chief Executive Officer of Trinity Industries, Inc. (rail car products and services) since January 2020. She was the Vice President, Surface Mining and Technology at Caterpillar Inc. (construction and mining equipment, engines, industrial gas turbines and diesel-electric locomotives) from August 2017 until January 2020, and prior to that role she held a variety of senior leadership roles within Caterpillar that spanned operations, technology and innovation, and quality and continuous improvement. Prior to those roles, Ms. Savage held a variety of engineering and general manager roles at Parker-Hannifin Corporation from 1988 until 2002. Ms. Savage began her career as an intelligence officer with the U.S. Army Reserves.
Ms. Savage has served in the public company leadership capacities noted above as well as other significant leadership roles. Her experience includes leading and/or overseeing corporate strategy and culture, sales and marketing, financial and operational risk management, cybersecurity, technology, industrial manufacturing, capital allocation, M&A, and corporate finance. Additionally, Ms. Savage has gained significant experience, perspective and insight from her service on other public company boards. Ms. Savage was recommended to the Corporate Governance and Nominating Committee by our third party search firm, Russell Reynolds Associates.
Based on her strong background, experience and performance in senior leadership roles and as a director, our Board believes Ms. Savage will continue to effectively serve our Board, our business, our team members and our shareholders with a high level of integrity, honesty, judgment and professionalism.

18

Item 1 – Election of Directors

Joseph Scaminace Director Since: 2004 Age: 71 Committees: Human Resources and Compensation (Chair) Corporate Governance and Nominating	Other Public Company Directorships (current in bold): ●Cintas Corporation (since 2010) (Lead Director)
Now retired, Mr. Scaminace served as the Chairman and Chief Executive Officer of OM Group, Inc. (metal-based specialty chemicals) from June 2005 to October 2015 and Chairman of the Board of OM Group from August 2005 to October 2015. Prior to joining OM Group, Mr. Scaminace held multiple leadership roles at The Sherwin-Williams Company (paints and coatings), ultimately serving as President and Chief Operating Officer from October 1999 to May 2005.
Mr. Scaminace has served in various senior leadership roles in significant global publicly traded manufacturing companies. He has demonstrated meaningful expertise in the management and oversight of corporate strategy and culture, sales and marketing, risk management, cybersecurity, ESG initiatives, international trade and compliance, M&A, aerospace markets, inventory controls, supply chain, and financial planning, performance and reporting. Additionally, Mr. Scaminace has gained significant experience, perspective and insight from his service and leadership roles on other public company boards.
Based on his strong background, experience and performance in senior leadership roles and as a director, our Board believes Mr. Scaminace will continue to effectively serve our Board, our business, our team members and our shareholders with a high level of integrity, honesty, judgment and professionalism.

Laura K. Thompson Director Since: 2019 Age: 60 Committees: Audit Corporate Governance and Nominating	Other Public Company Directorships (current in bold): ●Wesco International (since 2019) ●Titan International, Inc. (since 2021)
Now retired, Ms. Thompson served as Executive Vice President of The Goodyear Tire & Rubber Company (tire manufacturing) from December 2013 until her retirement in March 2019, and Chief Financial Officer of Goodyear from December 2013 until October 2018. Prior to those roles, Ms. Thompson held multiple leadership positions at Goodyear, including Vice President of Finance from 2009 to 2013 and Vice President of Business Development from 2005 to 2009.
Ms. Thompson has served in the public company leadership capacities noted above as well as other significant leadership roles. She has meaningful expertise in corporate strategy and culture, business development, financial and operational risk management, cybersecurity, corporate finance, financial reporting, international trade, industrial manufacturing, capital allocation, distribution, supply chain management, sales and marketing, technology and process innovation, and M&A strategy, finance and execution. Additionally, Ms. Thompson has significant experience, perspective and insight from her service on other public company boards.
Based on her strong background, experience and performance in senior leadership roles and as a director, our Board believes Ms. Thompson will continue to effectively serve our Board, our business, our team members and our shareholders with a high level of integrity, honesty, judgment and professionalism.

2024 Proxy Statement	19

Item 1 – Election of Directors

James R. Verrier Director Since: 2016 Age: 61 Committees: Audit Human Resources and Compensation	Other Public Company Directorships (current in bold): ●BorgWarner, Inc. (former) (2013-2018)
Now retired, Mr. Verrier served as a Board Advisor to BorgWarner, Inc. (powertrain solutions) from August 1, 2018 until his retirement on February 28, 2019. He previously served as Chief Executive Officer and director of BorgWarner, Inc. from January 2013 until July 2018, and President of BorgWarner from March 2012 until July 2018. Prior to those roles, Mr. Verrier held multiple leadership roles with BorgWarner, including Chief Operating Officer and other roles within operations management, quality control and human resources.
Mr. Verrier has served in various senior leadership roles in significant global publicly traded manufacturing companies, primarily at BorgWarner. He has demonstrated meaningful expertise in the management and oversight of corporate strategy and culture, sales and marketing, financial and operational risk management, cybersecurity, ESG initiatives, international trade and compliance, capital allocation, and supply chain management. Additionally, Mr. Verrier has gained significant experience, perspective and insight from his service on other public company boards.
Based on his strong background, experience and performance in senior leadership roles and as a director, our Board believes Mr. Verrier will continue to effectively serve our Board, our business, our team members and our shareholders with a high level of integrity, honesty, judgment and professionalism.

James L. Wainscott Director Since: 2009 (Lead Director since 2016) Age: 67 Committees: Corporate Governance and Nominating (Chair) Human Resources and Compensation	Other Public Company Directorships (current in bold): ●CSX Corporation (since 2020)
Now retired, Mr. Wainscott was Chairman of the Board of AK Steel Holding Corporation (steel producer) from January 2006 to May 2016; and President, Chief Executive Officer and a Director of AK Steel Holding Corporation from October 2003 to January 2016. Prior to those roles, Mr. Wainscott held multiple leadership roles with AK Steel, including Chief Financial Officer from 1998 to 2003.
Mr. Wainscott has served in various senior leadership roles in significant global publicly traded manufacturing companies, primarily at AK Steel. He has significant expertise in corporate strategy and culture, manufacturing, financial and operational risk management, cybersecurity, international trade and compliance, supply chain management, inventory control, labor relations, quality and customer relations, cost control, sales and marketing, and financial planning, performance and reporting. Additionally, Mr. Wainscott has gained significant experience, perspective and insight from his service and leadership roles on other public company boards and as our Lead Director since 2016.
Based on his strong background, experience and performance in senior leadership roles and as a director, our Board believes Mr. Wainscott will continue to effectively serve our Board, our business, our team members and our shareholders with a high level of integrity, honesty, judgment and professionalism.

20

Item 1 – Election of Directors

Director Independence

Our Corporate Governance Guidelines require at least a majority of our Directors to be “independent” as defined in the listing standards established by the New York Stock Exchange. Our Board of Directors has also adopted standards for Director independence, which are set forth in our Independence Standards for Directors.

Of the twelve current members of our Board of Directors, eleven are independent based on our Board of Directors’ consideration of the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors. In addition, each of the Audit Committee, the Corporate Governance and Nominating Committee and the Human Resources and Compensation Committee of our Board of Directors is composed entirely of independent Directors. As a result, independent Directors directly oversee critical matters such as our executive compensation program, our Corporate Governance Guidelines, policies and practices, the integrity of our financial statements and our internal controls over financial reporting.

Our Board of Directors has affirmatively determined that the following eleven individuals who currently serve as Directors are independent: Jillian C. Evanko, Denise Russell Fleming, Lance M. Fritz, Linda A. Harty, Kevin A. Lobo, E. Jean Savage, Joseph Scaminace, Åke Svensson, Laura K. Thompson, James R. Verrier and James L. Wainscott.

Among other things, our Board of Directors does not consider a Director to be independent unless it affirmatively determines that the Director has no material relationship with us either directly or as a partner, shareholder or officer of an organization that has a relationship with us. Our Corporate Governance and Nominating Committee and our Board of Directors annually reviews and determines which of its members are independent based on the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors. During such review, our Corporate Governance and Nominating Committee and our Board of Directors broadly consider all facts and circumstances that they deem relevant, including any commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships between us and any of our Directors.

In fiscal year 2024, after considering the facts and circumstances applicable to each Director, our Board of Directors determined that Mses. Evanko, Fleming and Savage and Messrs. Fritz and Lobo served as executive officers of companies that have existing customer and/ or supplier relationships with us. Our Corporate Governance and Nominating Committee and our Board of Directors further analyzed these relationships and found that each of Mses. Evanko, Fleming and Savage and Messrs. Fritz and Lobo does not receive any direct or indirect personal benefits as a result of these relationships, that the relationships were on ordinary course, competitive terms, and that the amounts paid to or by us under such relationships fell significantly below the threshold for independence provided in the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors. Our Board of Directors thus affirmatively concluded that each of Mses. Evanko, Fleming and Savage and Messrs. Fritz and Lobo is independent.

Annual Elections; Majority Voting; No Cumulative Voting

Our Amended and Restated Regulations provide for the annual election of our entire Board of Directors. Accordingly, each Director elected at this Annual Meeting of Shareholders will hold office until the next Annual Meeting of Shareholders and until his or her successor is elected.

Our Amended Articles of Incorporation provide for a majority voting standard in the annual election of our Directors. Accordingly, at each Annual Meeting of Shareholders, each candidate for Director is elected only if the votes “for” the candidate exceed the votes “against” the candidate, unless the number of candidates exceeds the number of Directors to be elected. If the number of candidates exceeds the number of Directors to be elected, then in that election the candidates receiving the greatest number of votes will be elected. Abstentions and broker non-votes will not be counted as votes “for” or “against” a candidate, and shareholders are not able to cumulate votes in the election of Directors.

New Elections and Departures

Effective January 1 , 2024, Jennifer A. Parmentier was elected as Chairman of our Board of Directors. On July 10, 2024, E. Jean Savage was elected to our Board of Directors.

Effective December 31, 2023, Lee C. Banks retired from our Board of Directors. Also effective December 31, 2023, Thomas L. Williams retired from our Board of Directors and from his role as Executive Chairman.

Åke Svensson and Jillian C. Evanko, who are currently serving as Directors, will not stand for reelection at the 2024 Annual Meeting of Shareholders. Mr. Svensson became ineligible for reelection under our mandatory Director retirement policy. Ms. Evanko is not standing for reelection as a result of increased professional commitments.

2024 Proxy Statement	21

Corporate Governance

Board and Committee Structure

Current Leadership Structure

Our Board of Directors currently employs a dual leadership structure. We have a Lead Director, who is also the Chair of the Corporate Governance and Nominating Committee, and a Chairman of the Board, who is our Chief Executive Officer.

Jennifer A. Parmentier Chairman of the Board since 2024

James L. Wainscott Lead Independent Director since 2016

Our Lead Director is elected solely by the independent members of our Board of Directors and holds a position separate and independent from our Chairman of the Board. Our Corporate Governance Guidelines provide that the Chair of the Corporate Governance and Nominating Committee will serve as our Lead Director and that the Chair of the Corporate Governance and Nominating Committee is elected every five years.

The specific authorities, duties and responsibilities of our Lead Director are described in our Corporate Governance Guidelines. Among other things, our Lead Director presides over and supervises the conduct of all meetings of our independent Directors, calls meetings of our independent Directors, and prepares and approves all agendas and schedules for meetings of our Board.

Our Board believes that having a Lead Director who is elected by our independent Directors ensures that our Board will at all times have an independent Director in a leadership position. At the same time, our Board of Directors believes that it is important to maintain flexibility in its leadership structure to allow for a member of management to serve in a leadership position alongside the Lead Director if our Board of Directors determines that such a leadership structure best meets the needs of our Board, our business, our team members and our shareholders.

Our Board has determined that this leadership structure is currently more efficient and effective than a structure that employs a single, independent Chairman of the Board. Our Board of Directors views this structure as one that ensures both independence in leadership and a balance of knowledge and authority. For example, our leadership structure employs both a Chairman of the Board who possesses an intimate working knowledge of our day-to-day business, plans, strategies and initiatives, and a Lead Director who has a strong working relationship with our non-management, independent Directors. These two individuals combine their unique knowledge and perspectives to ensure that management and our independent Directors work together as effectively as possible. Among other things, our Chairman of the Board ensures that our Board addresses strategic issues that management considers critical, while our Lead Director ensures that our Board addresses strategic issues that our independent Directors consider critical.

Our Board recognizes, however, that no single leadership model may always be appropriate. Accordingly, our Board of Directors regularly reviews its leadership structure to ensure that it continues to represent the most efficient and effective structure for our Board of Directors, our business, our team members and our shareholders.

22

Corporate Governance

Board Committees; Committee Charters

Our Board has established and delegated certain authorities and responsibilities to three committees: the Human Resources and Compensation Committee, the Corporate Governance and Nominating Committee, and the Audit Committee. Each Committee of our Board is governed by a written charter, which is posted and available on the Governance page of our investor relations website at investors.parker.com. Shareholders may request copies of these charters, free of charge, by writing to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary, or by calling (216) 896-3000.

All members of each Committee are independent under the listing standards of the New York Stock Exchange as well as our Independence Standards for Directors. Each Committee regularly reports its activities to the full Board of Directors.

Each of our Committees works with members of our Human Resources, Internal Audit, Enterprise Compliance, Legal, and other departments to oversee and evaluate risks relevant to each Committee.

Human Resources and Compensation Committee
Members: Joseph Scaminace (CHAIR), Jillian C. Evanko, Lance M. Fritz, Kevin A. Lobo, James R. Verrier, James L. Wainscott	Number of meetings in fiscal year 2024: 5
KEY OVERSIGHT RESPONSIBILITIES
●Administration, structure and determination of our executive compensation program.
●ESG strategies, initiatives, policies and risks related to (a) key compensation and benefit plans (including the inclusion and impact of any ESG-based performance measures), (b) executive compensation program, strategy, structure and mix, (c) leadership performance, development and succession, (d) compensation-related ratings and disclosures, and (e) other ESG areas impacting or resulting from the Committee’s duties and responsibilities or as the Board may otherwise delegate.
●Working with its independent executive compensation consultant and our human resources, legal and other management personnel to oversee and evaluate other risks relating to our compensation policies and practices for all team members, our succession planning and talent development strategies and initiatives, and other human resources issues.

Corporate Governance and Nominating Committee
Members: James L. Wainscott (CHAIR), Denise Russell Fleming, Lance M. Fritz, Linda A. Harty, E. Jean Savage, Joseph Scaminace, Åke Svensson, Laura K. Thompson	Number of meetings in fiscal year 2024: 5
KEY OVERSIGHT RESPONSIBILITIES
●Evaluating and recommending to our Board of Directors qualified nominees for election as Directors and qualified Directors for Committee membership, establishing evaluation procedures for the performance of our Board of Directors and its Committees, developing corporate governance guidelines and independence standards, and considering other matters regarding our corporate governance structure.
●ESG strategies, initiatives, policies and risks related to (a) Board performance, structure, composition and refreshment, (b) corporate governance ratings and disclosures, (c) shareholder engagement processes and feedback, (d) Board and committee oversight responsibilities and meeting cadences on ESG matters, and (e) other ESG areas impacting or resulting from the Committee’s duties and responsibilities or as the Board may otherwise delegate.
●Working with our legal and other management personnel to oversee and evaluate other risks relating to:
●Director independence, qualifications and diversity issues;
●Board of Directors and Committee leadership, composition, function and effectiveness;
●alignment of the interests of our shareholders with the performance of our Board of Directors;
●compliance with applicable corporate governance rules and standards; and
●other corporate governance issues and trends.

2024 Proxy Statement	23

Corporate Governance

Audit Committee
Members: Kevin A. Lobo (CHAIR) (ACFE), Jillian C. Evanko (ACFE), Denise Russell Fleming, Linda A. Harty (ACFE), E. Jean Savage (ACFE), Åke Svensson, Laura K. Thompson (ACFE), James R. Verrier	Number of meetings in fiscal year 2024: 5
The Audit Committee of our Board of Directors is our standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. Each member of our Audit Committee is independent, as defined in our Independence Standards for Directors, and in compliance with the independence standards applicable to audit committee members under the New York Stock Exchange listing standards and under the federal securities laws.
KEY OVERSIGHT RESPONSIBILITIES
●Appointing, compensating, retaining, and overseeing our independent registered public accounting firm and evaluating its independence, approving all audit and non-audit engagements with our independent registered public accounting firm, and reviewing our annual and quarterly financial statements, internal and independent audit plans, the results of such audits and the adequacy of our internal control structure.
●ESG strategies, initiatives, policies and risks related to (a) ethics, integrity, and compliance, (b) audit and financial controls, reporting and disclosures, (c) audit and financial implications of ESG data and processes, (d) governance structures, financial impacts and funding status of employee retirement plans, and (e) other ESG areas impacting or resulting from the Committee’s duties and responsibilities or as the Board may otherwise delegate.
●Working with our internal audit, compliance, legal, and other departments, to oversee and evaluate other significant risks (financial, tax, strategic, operational, legal, regulatory) and management policies, guidelines and processes for assessing and managing such risks.
●Meeting privately at each of its meetings with representatives from our independent registered public accounting firm and our Vice President – Audit, Compliance and Enterprise Risk Management.
Our Board of Directors has determined that each of Jillian C. Evanko, Linda A. Harty, Kevin A. Lobo, E. Jean Savage, and Laura K. Thompson are audit committee financial experts (designated above as ACFE) as defined in the federal securities laws.

24

Corporate Governance

Meetings and Attendance; Executive Sessions

During fiscal year 2024, there were six meetings of our Board of Directors. Average Director attendance was 97% across all meetings held by our Board of Directors and its Committees and each Director attended at least 80% of all meetings held by our Board of Directors and the Committees on which he or she served.
We hold a regularly scheduled meeting of our Board of Directors in conjunction with our Annual Meeting of Shareholders. Directors are expected to attend the Annual Meeting of Shareholders absent an appropriate reason. We held our Annual Meeting of Shareholders in person in 2023 and all of the members of our Board of Directors attended and were available to answer shareholder questions.
In accordance with the listing standards of the New York Stock Exchange, our non-management Directors are scheduled to meet regularly in executive sessions without management and, if required, our independent Directors will meet at least once annually. Additional meetings of our non-management Directors may be scheduled from time to time when our non-management Directors determine that such meetings are desirable. Our non-management Directors met four times during fiscal year 2024.

Director Education and Orientation Program

Our director orientation program includes extensive meetings with management and other Directors and familiarizes new directors with The Win Strategy and Parker’s businesses, strategies, policies and corporate governance framework; assists them in developing Company and industry knowledge; and educates them with respect to their fiduciary duties and legal responsibilities.

Our Board places high importance on the continuous development and education of our Board members. Directors have ongoing education and development opportunities through participation in Board and Committee meetings, and publications and activities offered by reputable third party organizations. Directors receive specialized presentations on an established cadence from senior-level leaders across our global businesses and functions. When appropriate, our Board also travels to put “feet on the ground” at Company locations to expand their knowledge and oversight of the Company. Most recently, the Board visited our facility in Danville, Kentucky as part of our regularly scheduled Board and Committee meetings in April 2024.

2024 Proxy Statement	25

Corporate Governance

Board and Committee Evaluations

Our Board recognizes that a rigorous and constructive evaluation process is an essential component of good corporate governance and Board effectiveness. Under the leadership of our Lead Director, the Corporate Governance & Nominating Committee oversees the annual evaluation process and periodically reviews the format of the process to help ensure it is eliciting actionable feedback with respect to the effectiveness of the Board, Board committees and each individual Director. The annual evaluation process consists of the following components:

Continuous Evaluation/
Annual Review
●Through ongoing discussions at Board and Committee Meetings, our Board and Committees are continually seeking ways to strengthen their governance and oversight practices and effectiveness.
●Towards the end of our fiscal year, each director completes a questionnaire assessing the performance of the Board and its committees on which he or she serves.
●Our Lead Director and Chairman also conduct evaluations of each individual Director towards the end of our fiscal year.

Assessment
●The questionnaire results are provided to the Board and to each of the Audit, Human Resources and Compensation and Corporate Governance and Nominating Committees, generally at our regularly scheduled Board and Committee meetings in August.
●The results of the individual Director evaluations are also shared with the Corporate Governance and Nominating Committee in August.
Discussion ●The Board and each such committee discuss the results and identify areas for continuous improvement. The results of the committee sessions are communicated to the full Board.
Feedback
●As a result of the Board’s 2024 self-assessment process, the Board identified opportunities to further strengthen the Board’s practices in areas relating to Board and committee-level oversight of cybersecurity and technology matters (including artificial intelligence), geopolitical business risk, and climate-related risk and reporting.

26

Corporate Governance

Board Strategic and Risk Oversight

Management and our Board of Directors and its Committees are collectively engaged in identifying, overseeing, evaluating and managing the strategic priorities and material risks facing our business to ensure that our strategies and objectives align with the goals of The Win Strategy and work to minimize such risks. Our Board believes that its current level of independence, leadership structure and qualifications and diversity of its members facilitate the effective identification, oversight, evaluation and management of our business strategy and related risks.

Board’s Role in Strategic Oversight

One of the Board’s primary responsibilities is overseeing management’s development and execution of The Win Strategy. In addition to the ongoing activities detailed in the paragraph to the right, our Board conducts an in-depth annual review of our corporate strategy and annual operating plan, which covers significant strategic topics such as our key markets, operational priorities under The Win Strategy, strategic positioning, financial and operational outlooks, capital allocation, balance sheet strength, debt portfolio and positions, share repurchase activity, and dividend history and strategies.	Led by our CEO, our executive management team develops and implements strategic goals and priorities under The Win Strategy. On a quarterly basis the CEO, our executive leadership team and other business leaders provide detailed business and strategy updates to the Board including progress against business objectives, updates on the competitive landscape facing the Company, economic trends, acquisition and divestiture opportunities and other matters.

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Corporate Governance

Board’s Role in Risk Oversight

Management and our Board of Directors and its Committees view the risk management role of our Board of Directors and its Committees, and their relationship with management in the identification, oversight, evaluation and management of risk, as paramount to the short-term viability and long-term sustainability of our business.

BOARD OF DIRECTORS
OUTSIDE ADVISORS
Management and our Board of Directors and its Committees also engage outside advisors where appropriate to assist in the identification, oversight, evaluation and management of the risks facing our business. These outside advisors include our independent registered public accounting firm, external legal counsel and insurance providers, and the independent compensation consultant retained by the Human Resources and Compensation Committee.

Our Board of Directors has the ultimate responsibility to monitor the risks facing our business. Among other things, our Board of Directors receives reports from our Audit Committee that review any business and operational risks identified through our enterprise risk management and integrated risk management programs, which are led by our Vice President—Audit, Compliance and Enterprise Risk Management. As set forth in our Corporate Governance Guidelines, although it may delegate certain oversight responsibilities to its Committees, our full Board retains ultimate oversight responsibility over the Company’s strategies, initiatives, policies and risks related to ESG matters, including in the areas of corporate strategy, purpose and values, environmental sustainability (e.g., climate targets and actions), social responsibility, team member safety and engagement, diversity, equity and inclusion, cybersecurity, and external reporting.

LEAD DIRECTOR AND BOARD COMMITTEES
The Committees of our Board of Directors are each responsible for the various areas of risk oversight as described in the "Board and Committee Structure" and "Board Strategic and Risk Oversight" sections of this Proxy Statement. Management and the Chair of the applicable Committee ensure that any significant risks are reported to and addressed with the entire Board of Directors. Our Lead Director and the other Committee Chairs ensure that risk management is a recurring agenda item for meetings of our Board and its Committees. Our Lead Director meets regularly with our other independent Directors without management to discuss current and potential risks and the means of mitigating those risks, and has the authority to direct and evaluate our risk management efforts.

MANAGEMENT
Various members of management are responsible for our day-to-day risk management activities, including members of our Human Resources, Internal Audit and Compliance, Legal, Tax, Risk Management, Treasury, Finance, and Information Technology departments. We have an internal Cyber Security Committee comprised of our Vice President—Chief Digital and Information Officer and other senior members of our IT department. We also have an ESG Steering Committee, which is comprised of senior management, including our Chief Operating Officer, General Counsel and Secretary and our EHS leader. Working together with our CEO, these management committees and individuals are charged with identifying, overseeing, evaluating and managing risks in their areas of responsibility and for ensuring that any significant risks are addressed with our Board or the appropriate Board Committees.

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Corporate Governance

Spotlight: ESG Oversight
Our ESG program includes a range of initiatives around corporate social responsibility and sustainability, taking into account the interests of our key stakeholders, including our shareholders, team members, customers and communities. Issues that we focus on include, among others, workplace health and safety, climate risk, water conservation, human capital management, diversity, equity and inclusion, cybersecurity, and business ethics and compliance.
Our Board maintains oversight over ESG matters at the full Board level and through our relevant committees, while senior management manages and monitors such matters on a day-to-day basis throughout the year, supported by our internal ESG Steering Committee, which includes our President and Chief Operating Officer and other members of our senior management. The full Board reviews our ESG program at least annually. In August 2022, we amended our Corporate Governance Guidelines and the charters of each of our Committees to more clearly describe ESG areas of oversight responsibility for the full Board and its Committees.
The primary areas of ESG oversight responsibility of the Board and Committees are:

Full Board
Our full Board retains ultimate oversight responsibility over strategies, initiatives, policies and risks related to ESG matters, including in the areas of corporate strategy, purpose and values, environmental sustainability (e.g., climate targets and actions), social responsibility, team member safety and engagement, diversity, equity and inclusion, cybersecurity, and external reporting.

Audit Committee	Human Resources and Compensation Committee	Corporate Governance and Nominating Committee
Review, monitor and evaluate ESG strategies, initiatives, policies and risks related to (a) ethics, integrity and compliance, (b) audit and financial controls, reporting and disclosures, (c) audit and financial implications of ESG data and processes, (d) governance structures, financial impacts and funding status of employee retirement plans, and (e) other ESG areas impacting or resulting from the Committee’s duties and responsibilities or as the Board may otherwise delegate.

Review, monitor and evaluate ESG strategies, initiatives, policies and risks related to (a) key compensation program and benefit plans (including the inclusion and impact of any ESG-based performance measures), (b) executive compensation program strategy, structure and mix, (c) leadership performance, development and succession, (d) compensation-related ratings and disclosures, and (e) other ESG areas impacting or resulting from the Committee’s duties and responsibilities or as the Board may otherwise delegate.

Review, monitor and evaluate ESG strategies, initiatives, policies and risks related to (a) Board performance, structure, composition and refreshment, (b) corporate governance ratings and disclosures, (c) shareholder engagement processes and feedback, (d) Board and committee oversight responsibilities and meeting cadences on ESG matters, and (e) other ESG areas impacting or resulting from the Committee’s duties and responsibilities or as the Board may otherwise delegate.

Communications with Directors

Our shareholders and other interested parties may communicate with our Board of Directors as a group, with the non-management Directors as a group, or with any individual Director by sending written communications to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary. Complaints regarding accounting, internal accounting controls or auditing matters will be forwarded directly to the Chair of the Audit Committee. All other communications will be provided to the individual Director(s) or group of Directors to whom they are addressed. Copies of all communications will be provided to all other Directors;

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Corporate Governance

provided, however, that any such communications that are considered to be improper for submission to the intended recipients will not be provided to the Directors. Examples of communications that would be considered improper for submission include customer complaints, solicitations, communications that do not relate, directly or indirectly, to our business and/or our subsidiaries, or communications that relate to improper or irrelevant topics.

Other Governance Matters

Review and Approval of Transactions with Related Persons

The Corporate Governance and Nominating Committee is responsible for considering questions of possible conflicts of interest of Directors and executive officers and for making recommendations to prevent, minimize or eliminate such conflicts of interest. Our Global Code of Business Conduct provides that our Directors, officers, and other team members and their spouses and other close family members must avoid interests or activities that create any actual or potential conflict of interest. These restrictions cover, among other things, interests or activities that result in receipt of improper personal benefits by any person as a result of his or her position as our Director, officer, or other team member or as a spouse or other close family member of any of our Directors, officers or other team members. Our Global Code of Business Conduct also requires our Directors, officers and other team members to promptly disclose any potential conflicts of interest to our Corporate Compliance Office. We also require that each of our executive officers and Directors complete a detailed annual questionnaire that requires, among other things, disclosure of any transactions with a related person meeting the minimum threshold for disclosure under the relevant U.S. Securities and Exchange Commission ("SEC") rules. All responses to the annual questionnaires are reviewed and analyzed by our legal counsel and, as necessary or appropriate, presented to the Corporate Governance and Nominating Committee for analysis, consideration and, if appropriate, approval.

The Corporate Governance and Nominating Committee will consider the following in determining if any transaction with a related person or party should be approved, ratified or rejected:

●	the nature of the related person’s interest in the transaction;
●	the material terms of the transaction;
●	the importance of the transaction to the related person and to us;
●	whether the transaction would impair the judgment or the exercise of the fiduciary obligations of any Director or executive officer;
●	the possible alternatives to entering into the transaction;
●	whether the transaction is on terms comparable to those available to third parties; and
●	the potential for an actual or apparent conflict of interest.

During fiscal year 2024, we determined that no material related-party transactions exist that would require disclosure under SEC rules or otherwise require approval, ratification, or rejection of the Corporate Governance and Nominating Committee. This review included a review of the annual questionnaires and a detailed evaluation of the transactions reviewed and analyzed by our Board of Directors in determining Director independence as described in the “Director Independence” section of this Proxy Statement.

None of our Directors are related to each other and no arrangements or understandings exist pursuant to which any Director was selected as a Director or Director nominee.

Proxy Access

Our Amended and Restated Regulations permit a shareholder, or a group of up to twenty shareholders, owning three percent or more of the Company’s outstanding shares of Common Stock continuously for at least three years to nominate and include in the Company’s annual meeting proxy materials a number of director nominees up to a greater of (x) two, or (y) twenty percent of the Board, provided that the shareholder(s) and nominee(s) satisfy the requirements specified in our Amended and Restated Regulations.

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Corporate Governance

Stock Ownership Guidelines

Our stock ownership guidelines align the financial interests of our executive officers and Directors with those of our shareholders by encouraging the accumulation and retention of our common stock by our Directors and executive officers. Our Board of Directors has approved the following amended stock ownership guidelines for our Directors and executive officers:

Participants	Guidelines
Chairman of the Board and Chief Executive Officer	6 times annual base salary
President and Chief Operating Officer	4 times annual base salary
Executive or Senior Vice Presidents	3 times annual base salary
Other Executive Officers	2 times annual base salary
Non-Management Directors	5 times annual retainer

The recommended time period for achieving compliance with the guidelines is five years from election or appointment to the position that is subject to the guidelines. The Human Resources and Compensation Committee reviews share ownership information with the Chief Executive Officer in August of each year to ensure compliance with the guidelines. As of June 30, 2024, all executive officers and Directors in their positions for at least five years were in compliance with the guidelines.

Insider Trading and Prohibited Transactions in Company Securities

We maintain an insider trading policy that applies to all of our Directors, officers, other team members and consultants. The insider trading policy prohibits those covered by the policy from engaging in transactions while aware of material nonpublic information about us or another company that could lead to violations of securities laws. The policy also provides both pre-clearance procedures for the Company’s Directors and executive officers and blackout periods during which our Directors, officers and certain designated Parker employees are restricted from transacting in the Company’s securities.

The insider trading policy also prohibits speculative transactions in the Company’s securities, such as short sales and acquiring exchange-traded options (including puts, calls and other derivatives). Furthermore, the insider trading policy prohibits certain arrangements that could result in sales or transfers of Company securities without the covered person’s consent at times at which he or she is not permitted to trade in Company securities, including holding Company securities in margin accounts or pledging them as collateral. The insider trading policy generally permits, however, trading by our Directors and officers pursuant to a trading plan that is designed to meet the requirements of the policy and Rule 10b5-1 of the Securities Exchange Act of 1934, subject to pre-clearance procedures before the adoption, modification or termination of such a plan.

The insider trading policy also prohibits those covered by the policy from entering into hedging or monetization transactions (such as zero-cost collars and forward sale contracts) with respect to Company securities because such transactions may provide ownership of Company securities without the full risks and rewards of such ownership.

Governance Documents

Our Global Code of Business Conduct, our Corporate Governance Guidelines, and our Independence Standards for Directors are posted and available on the Corporate Governance page of our investor relations website at investors.parker.com. Shareholders may request copies of these documents, free of charge, by writing to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary, or by calling (216) 896-3000. The information contained on or accessible through our website is not a part of this Proxy Statement.

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Director Compensation

Compensation of Directors

Team members who also serve as Directors do not receive any additional compensation for their services as Directors. Accordingly, Jennifer A. Parmentier, Thomas L. Williams, and Lee C. Banks, each of whom served as executive officers during fiscal year 2024, did not receive additional compensation for their services as Directors and are not included in the Director Compensation for Fiscal Year 2024 table below. Ms. Parmentier and Mr. Banks are Named Executive Officers for fiscal year 2024, and their fiscal year 2024 compensation is fully disclosed in the Summary Compensation Table for Fiscal Year 2024 on page 59 of this Proxy Statement. Mr. Williams was an executive officer, but not a Named Executive Officer, during fiscal year 2024, and, therefore, his fiscal year 2024 compensation is not included in this Proxy Statement.

During fiscal year 2024, non-employee Directors received an annual cash retainer and a restricted stock unit ("RSU") award. Our non-employee Directors are also eligible to participate in our Matching Gifts Program as described in the Compensation Discussion and Analysis section on page 58 of this Proxy Statement. The following table reflects the annual retainers of the non-employee Directors effective during fiscal year 2024:

	Approved August 17, 2022	Approved August 7, 2023
Annual Retainers	Effective beginning 10/26/2022	Effective beginning 10/25/2023
Lead Director and Corporate Governance and Nominating Committee Chair:	$225,000	$230,000
Audit Committee Chair:	$185,000	$185,000
Human Resources and Compensation Committee Chair:	$185,000	$185,000
Non-Chair Committee members:	$155,000	$155,000

In addition to the annual retainers described above, non-employee Directors are entitled to receive a $2,000 cash fee for attending each Board of Directors or Committee meeting that exceeds the number of regularly scheduled Board or Committee meetings in a fiscal year by more than two. On that basis, for fiscal year 2024, Lance M. Fritz, Linda A. Harty, Laura K. Thompson, and James L. Wainscott each received one additional payment of $2,000. During fiscal year 2024, non-employee Directors could elect to defer all or a portion of their annual retainers under our Deferred Compensation Plan for Directors.

Our non-employee Directors also receive a target value of $180,000 per year in RSUs (increased from fiscal year 2023 target value of $170,000). Accordingly, each non-employee Director who was serving as a non-employee Director on October 25, 2023 was granted 453 RSUs under the Parker-Hannifin Corporation 2023 Omnibus Stock Incentive Plan (the "2023 Equity Plan"). The terms of the RSUs provide that the RSUs will vest 100% on the later of (a) one year from the grant date; or (b) on the date of our next Annual Shareholders Meeting, also known as, in each case, the Vesting Date, except that if a non-employee Director ceases to be a Director for any reason prior to the next Annual Meeting of Shareholders that occurs after the grant date, a pro-rated portion of his or her RSUs will vest on the Vesting Date and the remaining RSUs will be forfeited. In connection with her appointment to the Board, Ms. Fleming also received 69 RSUs under the Parker-Hannifin Corporation 2016 Omnibus Stock Incentive Plan (the "2016 Equity Plan") on September 1, 2023, representing a pro-rata portion of the RSU award made to our non-employee Directors in fiscal year 2023, which RSUs vested on September 1, 2024. All RSUs earn dividend equivalent units paid as additional RSUs, which are subject to the terms and conditions of the original RSU award and are payable directly to each non-employee Director to whom they are issued.

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Director Compensation

Director Compensation for Fiscal Year 2024

The following table sets forth compensation information for our non-employee Directors for fiscal year 2024. Ms. Savage does not appear in the table below because she joined our Board in fiscal year 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Jillian C. Evanko	155,000	166,487	—	321,487
Denise Russell Fleming	129,167	195,636	—	324,803
Lance M. Fritz	157,000	166,487	—	323,487
Linda A. Harty	166,435	166,487	10,000	342,922
Kevin A. Lobo	175,564	166,487	—	342,051
Joseph Scaminace	185,000	166,487	10,000	361,487
Åke Svensson	155,000	166,487	—	321,487
Laura K. Thompson	157,000	166,487	2,500	325,987
James R. Verrier	155,000	166,487	—	321,487
James L. Wainscott	230,427	166,487	10,000	406,914
(1)	This column represents the aggregate grant date fair value of RSUs granted under our 2023 Equity Plan and 2016 Equity Plan in fiscal year 2024 and computed in accordance with Financial Accounting Standards Board ("FASB") ASC Topic 718. The amount was calculated using the closing stock price on the date of each of the grants and factors in the dividend equivalent units that may be paid on the underlying RSU grants. Each of the non-employee Directors serving as a Director on October 25, 2023 received 453 RSUs with an aggregate grant date fair value of $166,487 on his or her grant date. Ms. Fleming, who was appointed in September 2023, also received 69 RSUs with an aggregate grant date fair value of $29,150 under our 2016 Equity Plan on September 1, 2023, which RSUs vested on September 1, 2024. As of June 30, 2024, each non-employee Director included in the table above, other than Ms. Fleming, held 453 RSUs, and Ms. Fleming held 522 RSUs. None of the non-employee Directors held options or SARs.
(2)	The amounts reported in this column consist of matching gifts under our Matching Gifts Program. For more information, see the Compensation Discussion and Analysis section on page 58 of this Proxy Statement.

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Executive Compensation

Item 2 – Advisory Vote to Approve Named Executive Officer Compensation

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 and the related SEC rules, we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. We encourage our shareholders to carefully read this Proxy Statement in its entirety before deciding whether or not to vote for or against this Item 2.

At our 2023 Annual Meeting of Shareholders, shareholders voted in favor of annual frequency for the non-binding, advisory approval of the compensation of our named executive officers. We currently hold the non-binding, advisory vote on the compensation of our named executive officers on an annual basis, and the next such vote is therefore expected to take place at our 2025 Annual Meeting of Shareholders.

As described in detail throughout our Compensation Discussion and Analysis section of this Proxy Statement, our executive compensation program features, among other things, the following:

●	A “pay-for-performance” structure, which helps ensure that a significant portion of the compensation for our executive officers is “at-risk,” is dependent on the short-term and long-term performance of our business and encourages and rewards performance that drives the key goals, operational priorities and metrics that we use to profitably grow our business and enhance shareholder value;
●	A structure that helps ensure that our executive compensation program aligns the interests of our executive officers and our shareholders, is not overly weighted towards annual cash incentive compensation and does not otherwise have the potential to threaten long-term shareholder value by promoting unnecessary or excessive risk-taking by our executive officers;
●	A structure consistent with our philosophy of targeting executive compensation at market median, which allows us to remain competitive with companies that compete with us for talented team members and shareholder investment;
●	Various executive compensation practices that contribute to good corporate governance, including clawback policies and provisions, stock ownership guidelines for Directors and executive officers, hedging, pledging and other stock ownership restrictions, and an annual compensation risk review; and
●	Effective oversight and decision-making by a highly-independent Board of Directors and a Human Resources and Compensation Committee consisting entirely of independent Directors that retains an independent executive compensation consultant.

The vote on this Item 2 is non-binding and advisory in nature, which means that the vote is not binding on us, our Board of Directors or any of the Committees of our Board of Directors. However, our Board of Directors values the views of our shareholders and our Board of Directors and Human Resources and Compensation Committee will review the results of the vote and take them into account when addressing future compensation policies and decisions.

Our Board of Directors believes that our executive compensation program is reasonable and well-structured, satisfies its objectives and philosophies and is worthy of shareholder support. Accordingly, our Board of Directors requests that our shareholders vote to approve the following resolution:

RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussions, is approved on a non-binding, advisory basis.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT ON A NON-BINDING, ADVISORY BASIS.

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Executive Compensation

Compensation Discussion & Analysis

Named Executive Officers

Our named executive officers for fiscal year 2024, who we refer to as the Named Executive Officers, are:

●	Jennifer A. Parmentier Chairman of the Board (since January 1, 2024) and Chief Executive Officer
●	Todd M. Leombruno Executive Vice President and Chief Financial Officer
●	Andrew D. Ross President (since January 1, 2024) and Chief Operating Officer
●	Berend Bracht Vice President and President – Motion Systems Group
●	Joseph R. Leonti Vice President, General Counsel and Secretary
●	Lee C. Banks Former Vice Chairman and President (through December 31, 2023)

Executive Summary

Objectives and Philosophies of the Executive Compensation Program

The Win Strategy has been the foundation of our business and has represented the unified strategic vision of our team members worldwide since it was first introduced in 2001. The Win Strategy defines the key goals, operational priorities and metrics used to profitably grow our business. We are confident that our continuing focus on The Win Strategy maximizes long-term shareholder value by helping us realize our goal of top-quartile performance among our competitors and peers and steady appreciation of our stock price.

The Win Strategy also provides the means by which we measure and reward success. In fact, the objective of our executive compensation program is to encourage and reward performance that implements the strategies and advances the goals of The Win Strategy. The program is designed to:

Align the financial interests of our executive officers and our shareholders by encouraging and rewarding our executive officers for performance that achieves or exceeds significant financial and operational performance goals and by holding them accountable for results.

Encourage and reward our executive officers for experience, expertise, level of responsibility, continuity of leadership, leadership qualities, advancement, individual accomplishment and other significant contributions to the enhancement of shareholder value and to the success of our business.

Provide market competitive compensation to attract, retain and motivate highly-talented and ethical individuals at all levels who are focused on the long-term success of our business and who are equipped, motivated and poised to lead and manage our business presently and in the future.

Promote accountability by providing executive officers a mix of cash and equity compensation, allocating a greater proportion of the compensation for executive officers, as compared to other team members, to elements that are dependent on the performance of our business.

Maintain a level of flexibility sufficient to adjust for trends and changes in the continuously evolving global business and regulatory environment.

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Executive Compensation

2024 Executive Compensation Program

Categories and Elements of Executive Compensation

Our executive compensation program covers all compensation paid to our executive officers. In fiscal year 2024 our executive officers included, among others, our Chief Executive Officer, our Chief Financial Officer, our three other most highly compensated executive officers serving in such capacity as of June 30, 2024, and one former executive officer who retired on December 31, 2023, who are collectively the Named Executive Officers.

Our executive compensation program offers the categories and elements of compensation identified in the following table. Each element of compensation is more specifically defined and described in the “Principal Elements of Executive Compensation” section beginning on the page indicated in the table.

Category of Compensation	Element(s) of Compensation	Defined/Described Beginning on:
Base Salaries	Base Salaries	Page 45
Annual Cash Incentive Compensation	Officer ACIP Awards	Page 45
Long-Term Incentive Compensation	LTIP Awards	Page 49
	Stock Incentives	Page 51
Employee Benefits	Various	Page 52
Executive Perquisites	Various	Page 57

“Pay-for-Performance” — Structure, Key Financial Metrics and Impact on Compensation

Our executive compensation program is structured to ensure that a significant portion of the compensation for executive officers is dependent upon the performance of our business. This “pay-for-performance” structure drives the program to achieve its objective to encourage and reward performance that implements the strategies and advances the goals of The Win Strategy. Our program is also structured to help ensure that the compensation for our executive officers is not overly weighted toward annual cash incentive compensation and does not otherwise have the potential to threaten long-term shareholder value by promoting unnecessary or excessive risk-taking by our executive officers. The “Compensation Setting Process” section describes our policies and practices for allocating executive compensation among the various categories and elements.

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Executive Compensation

To illustrate, the following graphics show the mix of fixed and at-risk annual and long-term cash and equity compensation represented by base salaries and the elements of annual cash incentive compensation and long-term incentive compensation for the Named Executive Officers for fiscal year 2024 at target levels. The percentages of total target compensation reflected in this chart were calculated using each Named Executive Officer’s fiscal year 2024 base salary earned, target annual cash incentive compensation and target long-term incentive compensation (as approved in August 2023) except for Mr. Ross, who assumed his new position mid-year of President (in addition to his position of Chief Operating Officer). The percentage below for Mr. Ross reflects prorated target compensation to account for the mid-year compensation adjustment related to his new role.

Jennifer A. Parmentier	Todd M. Leombruno	Andrew D. Ross

Berend Bracht(1)	Joseph R. Leonti	Lee C. Banks

(1)	The percentages in this chart do not include Mr. Bracht's retention RSU grant described below.

Base Salary (Annual Cash)	Target ACIP award
LTIP Awards and Target Stock Incentives (Long Term/Equity)

The “Principal Elements of Executive Compensation” section provides detailed discussion and analysis regarding how each element of compensation encourages and rewards performance that implements the strategies and advances the goals of The Win Strategy. Our compensation structure includes both fixed and at-risk compensation comprised of various cash and equity elements, which is generally as follows:

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Executive Compensation

We provide base salaries, employee benefits and executive perquisites primarily to ensure that our executive compensation program remains competitive to attract, retain and motivate the individuals needed to implement and advance our strategies and goals. In addition, as illustrated in the following table, we provide annual cash incentive compensation and each element of long-term incentive compensation primarily to encourage and reward performance that implements and advances The Win Strategy, in particular, our strategies and goals relating to financial performance and profitable growth, aligning such elements with our performance in certain key financial metrics that we use to measure the overall performance of our business.

We also ensure that base salary adjustments consider performance and results in certain ESG-related metrics embedded in The Win Strategy, such as, among others, team member safety, engagement and inclusion. Additionally, as detailed further below, the Human Resources and Compensation Committee has incorporated ESG-related metrics into our Officer ACIP plan.

The following table shows the behaviors, key financial metrics and fiscal year 2024 results driven by each element of at-risk compensation provided to the Named Executive Officers.

Element of Compensation	Encourages executive officers to maximize	By focusing on various key business strategies, such as	Fiscal year 2024 results
Officer ACIP Award (cash)	segment operating income, sales revenue, cash flow margin, ESG and other strategic imperatives	continuous improvement in net income, lean initiatives, inventory controls, collection of receivables, control of payables and capital, and individual metrics tied to the achievement of ESG and other strategic imperatives	Our results for segment operating income, sales revenue and cash flow margin were all above target as explained in further detail below, resulting in a payout at 173.56% of target.
LTIP Awards (equity)	long-term revenue growth, earnings per share growth, and growth in average return on invested capital	market-driven innovation, on-time delivery of quality products, value-added services and systems, strategic supply chain, lean enterprise, value pricing and profitable growth	Our results for revenue growth were at top quartile, and our results for earnings per share growth and growth in average return on invested capital were between the median and top quartile performance levels, resulting in a payout at 137.78% of target.
Stock Incentives/Stock Appreciation Rights (SARs) (equity)	our stock price	sustained profitable growth and financial and operational performance that contribute to appreciation of our stock price	Our 2024 fiscal year end stock price was $505.81, as compared to $390.04 as of 2023 fiscal year end.

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Executive Compensation

Compensation Practices

The following table highlights some of the key aspects of our executive compensation program for fiscal year 2024. This table is not a substitute for, nor does it purport to include, all of the information provided in this Compensation Discussion and Analysis and the Compensation Tables presented later in this Proxy Statement.

What We Do	What We Don't Do
Executive compensation program with pay-for-performance structure aligned with The Win Strategy
The target total direct compensation package for our Chief Executive Officer is a mix of 9% fixed and 91% at-risk, and for our other Named Executive Officers is an average mix of 19% fixed and 81% at-risk
Annual advisory vote on executive compensation with consistent high degree of approval
One-year minimum vesting or performance period requirements for equity incentives
Clawback policies and provisions to recover or withhold incentive-based compensation to executive officers in certain circumstances
Anti-hedging and anti-pledging policy for Directors and executive officers
Robust Stock Ownership Guidelines for executive officers and Directors

Offer employment agreements to our executives
Offer above-market earnings on contributions to deferred compensation accounts
Grant stock options or SARs with an exercise price less than the fair market value of Parker’s common stock on the date of grant
Re-price stock options or SARs
Cash out underwater stock options or SARs
Include reload provisions in any stock option or SAR grant
Permit Directors or employees, or their respective related persons, to engage in short sales of Parker’s stock or to trade in instruments designed to hedge against price declines in Parker’s stock
Permit Directors or officers to hold Parker securities in margin accounts or to pledge Parker securities as collateral for loans or other obligations

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Executive Compensation

Compensation Setting Process

Roles and Responsibilities

HUMAN RESOURCES AND COMPENSATION COMMITTEE
The Human Resources and Compensation Committee, which we refer to in this Compensation Discussion and Analysis as the Committee, consists solely of independent Directors and has various duties and responsibilities with respect to the administration, oversight and determination of executive compensation. As described in the Committee’s Charter, which is posted and available on the Governance page of our investor relations website at investors.parker.com, these duties and responsibilities include:
●establishing our executive compensation program and philosophies and overseeing their development and implementation;
●reviewing and approving the performance and compensation of our Chief Executive Officer and other executive officers; and
●overseeing and evaluating any significant risks arising from our compensation policies and practices.
To assist in its risk oversight duties and responsibilities, the Committee ensures management and the Committee's independent compensation consultant conduct an annual compensation risk review. The results of this review are evaluated and discussed among management, the Committee and its independent executive compensation consultant and, if any significant risks are identified, the full Board of Directors. Based on the review conducted during fiscal year 2024, we believe that our current compensation policies and practices are designed to mitigate risks related to compensation, and such policies and practices do not create risks that are likely to have a material adverse effect on our business.
The Committee also retains the discretion to authorize periodic compensation adjustments due to promotions or increases in the responsibilities of our executive officers.
In fulfilling its duties and responsibilities, the Committee seeks periodic input, advice and recommendations from various sources, including our Board of Directors, our executive officers and the Committee’s independent executive compensation consultant. The Committee is not bound by that input or advice or those recommendations. The Committee at all times exercises independent discretion in its executive compensation decisions. The Committee may, in its discretion, create subcommittees of its members and delegate to them any of its duties and responsibilities. It may also delegate certain authority to management with respect to our benefit plans, but it may not so delegate approval of executive officer compensation, stock plan design, director compensation, or change in control plans and agreements.

BOARD OF DIRECTORS	Our Board of Directors approves all plans and programs which, by their terms, require approval of our Board. Our Board does not authorize or approve any other specific executive compensation matters. Our Board oversees the Committee’s activities and performance, including the identification, evaluation and monitoring of risks arising from our compensation policies and practices, and reviews all material information relating to executive compensation matters approved by the Committee. This oversight helps ensure that the Committee fulfills its duties and responsibilities and that the executive compensation program is reasonable and appropriate, meets its objectives and effectively serves the interests of our business and our shareholders.

EXECUTIVE OFFICERS
Our executive officers also play a role in the administration, oversight and determination of executive compensation. At the beginning of each fiscal year, each executive officer sets annual performance goals for his or her direct reports, which may include other executive officers. The performance goals are designed to promote individual performance consistent with the strategies and goals of The Win Strategy. Throughout the fiscal year, each executive officer’s performance is reviewed and evaluated against his or her performance goals. At the end of the fiscal year, each executive officer conducts a final performance review for each of his or her direct reports. Based on those reviews, our executive officers, other than our Chief Executive Officer, recommend any annual compensation adjustments and awards for their executive officer direct reports to our Chief Executive Officer.
Our Chief Executive Officer similarly reviews and evaluates her direct reports, which include each of the other Named Executive Officers except Mr. Bracht, who was reviewed and evaluated by Mr. Ross. Our Chief Executive Officer also reviews and evaluates the recommendations made with respect to all of our other executive officers and makes any modifications that she deems appropriate. Our Chief Executive Officer then recommends to the Committee annual compensation adjustments and awards for all of our executive officers other than herself.
Our Chief Executive Officer, Executive Vice President—Human Resources & External Affairs and our Secretary attend all meetings of the Committee other than executive sessions. None of these officers attend discussions regarding their individual compensation. Our executive officers prepare and provide to the Committee performance summaries for certain executive officers, which are used by the Committee to understand and measure the performance and effectiveness of our annual cash incentive compensation and long-term incentive compensation. Our executive officers also periodically consult with and assist the Committee in calculating incentive compensation payouts, establishing and monitoring performance goals and addressing other appropriate executive compensation matters.

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Compensation Consultants and Competitive Market Analysis

The Committee regularly monitors, reviews and evaluates our executive compensation program to help ensure that it provides reasonable compensation ranges at competitive, appropriate and effective levels. The Committee engages Mercer Consulting, an independent human resources and compensation consulting firm, which we refer to as Mercer, to assist the Committee in its monitoring, review and evaluation responsibilities, and to otherwise provide assistance and guidance to the Committee on executive officer and Director compensation matters. Mercer is a wholly owned subsidiary of Marsh & McLennan Companies, Inc. The Committee first engaged Mercer in fiscal year 2009 following a robust procurement process involving multiple consulting firms. The Committee selected Mercer based on its level of expertise and financial and strategic fit. Mercer reports directly to the Committee and attends all meetings of the Committee. The Committee has sole authority for the appointment, removal, replacement, compensation and oversight of Mercer and its affiliates for executive officer and Director compensation matters.

Mercer provides a wide range of executive officer and Director compensation consulting services for the Committee. Mercer prepares and provides to the Committee a comprehensive annual review of base salaries, target annual cash incentive compensation, target long-term incentive compensation and target total cash and direct compensation for all of our executive officers. Mercer uses this annual review to advise the Committee with respect to the effectiveness and competitiveness of our executive compensation program. The Committee considers this annual review when establishing compensation levels and otherwise to ensure that our executive compensation program remains competitive and effective.

Mercer uses proxy statement data and surveys published by leading human resources and compensation consultants to conduct market analyses of base salaries, target annual cash incentive compensation, target long-term incentive compensation and target total cash and direct compensation offered to executives of other diversified industrial companies with revenues and market values comparable to ours, which we refer to as the Peer Group or Peer Group companies. Mercer also uses broader market data on companies outside of the Peer Group to the extent that it is available and appropriate.

The Committee regularly reviews and, when necessary or advisable, updates the Peer Group to make sure it consists of companies that directly compete with us for talented team members and shareholder investment, and it otherwise represents a meaningful group of peers. In evaluating the Peer Group companies, the Committee looks for companies in the Diversified Industrials sector with characteristics and business strategies similar to ours. In January 2023, the Committee modified the Peer Group in order to more closely align the Peer Group with the current size, characteristics and business strategy of the Company. Accordingly, the Committee removed Enovis Corporation and Danaher Corporation from the Peer Group and added 3M Company, Moog Inc. and RTX Corporation to the Peer Group. The Peer Group companies used for purposes of fiscal year 2024 compensation decisions therefore consisted of the following companies:

Peer Group Companies
●3M Company ●Caterpillar Inc. ●Cummins Inc. ●Deere & Company ●Dover Corporation ●Eaton Corporation plc ●Emerson Electric Co.	●Flowserve Corporation ●Fortive Corporation ●Honeywell International Inc. ●Illinois Tool Works Inc. ●Ingersoll Rand Inc. ●ITT Inc.	●Johnson Controls International plc ●Moog Inc. ●RTX Corporation ●Rockwell Automation, Inc. ●Textron Inc. ●Trane Technologies plc

Mercer also provided other compensation consulting services to the Committee during fiscal year 2024, including:

●	preparing for and participating in the Committee’s meetings and conference calls, including advance and subsequent meetings with the chair of the Committee and senior management;
●	conducting a pay-for-performance review to evaluate the level of alignment between our executive compensation program and performance levels relative to our Peer Group companies;
●	preparing and providing to the Committee a comprehensive review of compensation provided to our non-management Directors;
●	assessing our cash flow margin performance versus peers over a one, three and five-year period;
●	working with management to conduct the annual compensation risk review; and
●	periodically assisting management on other select executive compensation topics.

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In fiscal year 2024, we paid $255,500 in fees, administrative charges, out-of-pocket expenses and other costs to Mercer for executive officer and Director compensation consulting services provided to the Committee.

We also directly engage Marsh & McLennan Companies, Inc. and its affiliates (including Mercer) in the ordinary course of business, without the approval of our Board of Directors or the Committee, to provide services in areas other than executive officer and Director compensation. In fiscal year 2024, these additional services included:

●	consulting services regarding life insurance, prescription drug and other benefits programs for our team members generally;
●	providing benchmarking surveys for information on compensation and benefits for our team members generally; and
●	providing services as an insurance broker.

In fiscal year 2024, we paid $1,104,400 in fees, administrative charges, commissions, out-of-pocket expenses and other costs to Marsh & McLennan Companies, Inc. and its affiliates (including Mercer) for these additional services. The majority of these fees were not paid pursuant to engagements of Marsh & McLennan Companies, Inc. by management, but were rather either paid by our third-party administrators to Marsh & McLennan Companies, Inc. relating to risk insurance and for insurance and prescription drug services provided under our team member health and welfare plans, or were direct engagements with Marsh & McLennan Companies, Inc. made by various divisions worldwide for market surveys related to those particular divisions. The consolidated revenues of Marsh & McLennan Companies, Inc. were $22.74 billion as reported in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

The Committee has considered and assessed all relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, that could give rise to a potential conflict of interest with respect to Mercer. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by Mercer. The Committee also periodically reviews the relationship with Mercer to determine whether sufficient internal safeguards are in place to ensure that Mercer provides services to the Committee independent of any influence from management. The Committee identified the following safeguards:

●	Mercer reports directly to the Committee and not to management on executive officer and Director compensation matters;
●	at each Committee meeting, Mercer and the Committee meet in executive session without members of management present;
●	all non-executive compensation services are provided by Mercer consultants who are not involved in providing executive officer and Director compensation consulting services to the Committee;
●	the Committee has exclusive authority to retain and set the compensation for Mercer’s executive officer and Director compensation consulting services;
●	the individual Mercer consultants to the Committee do not provide any services to us other than those provided for the Committee;
●	the individual Mercer consultants to the Committee do not participate in any client development activities that are not directly related to executive officer or Director compensation services for the Committee; and
●	the amounts paid to Mercer by the Committee are not directly impacted by any growth in the fees we pay to Marsh & McLennan Companies, Inc. and its affiliates (including Mercer).

Consideration of 2023 Say-on-Pay Vote

At our 2023 Annual Meeting of Shareholders, we received approval based on the total votes cast of approximately 92% for our advisory “say-on-pay” vote to approve the compensation of our Named Executive Officers. The Committee and Mercer specifically considered the voting results when exploring potential changes to our executive compensation program in fiscal year 2024. The Committee did not make any changes to our executive compensation program for fiscal year 2024 that were directly driven by the say-on-pay vote. The Committee believes the voting results demonstrate strong, consistent support for our executive compensation program. The Committee will continue to explore with Mercer potential improvements to our executive compensation program to the extent appropriate to keep our executive compensation program aligned with best practices in our competitive market.

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General Policies and Practices Relating to Executive Compensation

Allocation of Executive Compensation

The Committee seeks to provide compensation, employee benefits and executive perquisites that are competitive with the market and help us attract, retain and motivate present and future executive officers. Annually, base salaries, target annual cash incentive compensation and target long-term incentive compensation for each executive officer are compared to the median of companies included in Mercer’s annual review with the objective that, in the aggregate, our target compensation remains generally aligned with the median of the Peer Group companies.

When deciding whether to increase or decrease the amount of any element of compensation, the Committee considers Mercer’s annual review, the annual performance reviews of the executive officers and the performance of our business as a whole. The Committee does not consider amounts realized from prior compensation in determining the levels of compensation paid to executive officers.

To ensure that our executive compensation program meets its objectives to drive and support The Win Strategy, the Committee allocates the majority of compensation for executive officers to annual cash incentive compensation and long-term incentive compensation. Each of the at-risk elements of compensation within those categories is directly tied to appreciation of our stock price and/or to significant financial and operational performance goals. More than one-half of the targeted total compensation for the executive officers is, therefore, “at-risk” and may significantly fluctuate from year to year based on our financial, operational and stock performance. In addition, the Committee makes sure that executive officers have a greater proportion of their total compensation allocated to these at-risk elements than other team members. The Committee structures the program in this manner to better align the financial interests of our executive officers with the financial interests of our shareholders, to better ensure a “pay-for-performance” result and to promote internal equity by recognizing that our executive officers, as compared to other team members, have greater responsibility and influence over the performance of our business.

Our executive compensation program is also structured to offer a reasonable balance of annual and long-term, as well as cash and equity, elements of compensation. The program provides a mix of those elements specifically designed to encourage and reward performance that contributes to the advancement of The Win Strategy. The Committee does not have any formal policies or guidelines with respect to the allocation of executive compensation between annual and long-term elements, cash and equity elements or different forms of equity elements. In practice, however, the Committee has taken the following approaches.

●	Allocation between annual and long-term elements. The Committee considers Mercer’s annual review as it sets each executive officer’s base salary and annual cash incentive compensation to ensure that it is reasonable in the context of the midpoint value of his or her comparable position within the Peer Group. The Committee also considers Mercer’s annual review as it sets the total target value of each executive officer’s long-term incentive compensation as a multiple of the midpoint of the base salary range of his or her comparable position within the Peer Group companies.
●	Allocation between cash and equity elements. Base salaries and annual cash incentive compensation are paid in cash. Long-term incentive compensation is paid in equity because of the long-term nature of equity awards and our desire to encourage performance that drives long-term shareholder value.
●	Allocation between different forms of equity elements. The Committee generally allocates 50% of the total target value of each executive officer’s long-term incentive compensation to LTIP Awards and 50% to Stock Incentives. The Committee takes this approach to balance the allocation between elements based on long-term financial, operational and strategic metrics and those based on long-term performance of our common stock.

The Committee generally makes all elements of executive compensation available to all executive officers and makes executive compensation decisions on a consistent and equitable basis. The Committee generally does not offer any element to an executive officer that is not available to other executive officers. The Committee also occasionally grants retention and/or recognition awards to executive officers who make extraordinary contributions to the Company’s success or for whom a retention incentive is appropriate.

Committee Discretion

The Committee does not change the predetermined performance goals or increase the amount of any at-risk compensation following the grant date except as permitted by applicable laws and regulations. The Committee may increase the amount of any award of annual cash incentive compensation if appropriate to account for corporate policy changes, executive compensation program changes and major corporate programs, and to account for the negative impact of acquisitions on goodwill and amortization expense, losses on dispositions of real property during plant moves or shutdowns and other unexpected occurrences that negatively impact awards.

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The Committee may reduce the amount of any award of annual cash incentive compensation or long-term incentive compensation made to the Named Executive Officers other than Stock Incentives. The Committee retains this downward discretion for the following purposes:

●	to ensure greater control over final performance-based compensation amounts based on its assessment of the quality of our results relative to our various performance measures, the risks taken to attain those results and our overall financial performance;
●	to help ensure that performance-based compensation continues to effectively serve the interests of our business and our shareholders; and
●	to avoid inappropriately rewarding executive officers based on events or circumstances that were not expected at the beginning of the performance period.

In addition, our calculation methodology for LTIP Award payouts also allows the Committee to exercise this discretion with respect to LTIP Award payouts.

Compensation Risk Review

The annual compensation risk review, first described on page 40, begins with a global assessment of any plans or programs that could potentially encourage excessive risk-taking or otherwise present significant risks to our business. The review also takes into account our individual business units to determine whether any of them carries a significant portion of our risk profile, structures compensation significantly different than others, or is significantly more profitable than others.

The review then evaluates whether the applicable plans and programs are likely to encourage excessive risk-taking or detrimental behavior, vary significantly from our risk-reward structure, or otherwise present significant risks to our business.

During our fiscal year 2024 compensation risk review, we also identified and evaluated various mechanisms that we currently have in place that may serve to mitigate any existing or potential risks arising from our compensation policies and practices, including the following:

●	our executive officers and other management-level team members are compensated with a mix of annual and long-term incentives, fixed and at-risk compensation, cash and multiple forms of equity compensation;
●	compensation packages gradually become more focused on long-term, at-risk and equity compensation as our team members ascend to and through management-level positions;
●	our global compensation plans and programs generally utilize the same or substantially similar performance measures;
●	we use multiple performance measures to determine payout levels under certain elements of incentive compensation and different performance measures for our annual incentives as compared to our long-term incentives;
●	the performance of our team members is not evaluated or measured based solely on changes in our stock price;
●	our incentive compensation programs generally limit payouts to a specified maximum, while those that do not are mitigated by other factors (e.g., stock appreciation rights are mitigated by long-term vesting periods and stock ownership guidelines);
●	we do not offer “guaranteed” bonuses and all of our incentive compensation elements carry downside risk for participants;
●	our executive officers are subject to specific stock ownership guidelines and clawback policies and provisions requiring forfeiture of certain elements of incentive compensation under certain circumstances;
●	our compensation packages, including severance packages and supplemental pensions, are within market ranges;
●	the Committee has the discretion to assess the quality of our results in relation to our various performance measures and the risks taken to attain those results in approving final incentive payouts;
●	our decentralized organizational structure lessens the impact of any excessive risks taken by individual business units or operating groups; and
●	our team members are evaluated, measured and assessed based on their compliance with our Global Code of Business Conduct and other internal policies and controls, and the extent to which they act in the best interests of our business and our shareholders.

During the annual compensation risk review, we also consider whether any changes to our compensation plans and programs may be necessary to further mitigate risk. No changes to our compensation plans and programs were made as a result of the fiscal year 2024 compensation risk review, as we concluded that there were no risks arising from our compensation policies and practices that would be reasonably likely to have a material adverse effect on us.

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Principal Elements of Executive Compensation

Base Salaries

Each of the Named Executive Officers receives an annual base salary to:

●	encourage and reward individual performance in connection with the annual performance review process;
●	recognize experience, expertise, level of responsibility, continuity of leadership, leadership qualities, advancement, individual accomplishment and other significant contributions to the enhancement of shareholder value and the success of our business; and
●	attract, retain and motivate the highly-talented and values-driven individuals we need to advance the goals of The Win Strategy.

The Committee establishes a base salary range for each Named Executive Officer by using Mercer’s annual review to analyze base salaries of persons holding comparable positions within the Peer Group companies. The Committee determines the base salary for each Named Executive Officer for the next fiscal year based on the Named Executive Officer’s annual performance review and compares the amount to the applicable market range to make sure that it is reasonable. Among other matters, annual performance reviews and base salary adjustments consider performance and results aligned with The Win Strategy, including in certain of its ESG-related metrics such as, among others, team member safety, engagement and inclusion. The Committee may increase base salaries, where appropriate, periodically throughout the fiscal year based on the results of interim performance reviews. The Committee generally tries to target base salary amounts at approximately the median of the Peer Group companies.

In fiscal year 2024 base salaries for the Named Executive Officers were generally increased in the range of approximately 5.9% to 7.7% for officers remaining in their same role year over year in consideration of the factors described above and to better align with the Peer Group median for similarly situated persons at our Peer Group companies. The table below reflects the base salary rates as approved by the Committee in fiscal year 2024 as well as the total base salary actually paid to each of the Named Executive Officers during fiscal year 2024, which is also included in the "Salary" column of the Summary Compensation Table for Fiscal Year 2024.

 Base Salaries

Named Executive Officers	FY2024 Base Salary Effective 9/1/23 ($)(1)	FY2024 Transition Effective 1/1/24 ($)(2)	FY2024 Base Salary (Actual) 7/1/23-6/30/24 ($)
Jennifer A. Parmentier	1,400,000	—	1,383,333
Todd M. Leombruno	900,000	—	891,667
Andrew D. Ross	910,000	950,000	920,000
Berend Bracht	680,000	—	673,333
Joseph R. Leonti	810,000	—	801,667
Lee C. Banks(3)	1,300,000	—	636,667
(1)	Base salaries as approved in August 2023 and effective September 1, 2023.
(2)	Mid-year salary change effective January 1, 2024 reflects Mr. Ross's new role as President (in addition to his position as Chief Operating Officer).
(3)	Mr. Banks retired effective December 31, 2023.

Annual Cash Incentive Compensation

In August 2023, the Committee established fiscal year 2024 target opportunities under the Parker-Hannifin Corporation Officer Annual Cash Incentive Plan (the “Officer ACIP”) for the Company's executive officers. The Officer ACIP provides for annual award payouts based on the achievement of performance goals. The performance goals are tied to three performance metrics (segment operating income weighted at 40%, sales revenue weighted at 20% and cash flow margin weighted at 40%), with each metric evaluated at three performance levels (threshold, target or maximum). The performance levels equate to a percentage of the target payout with respect to the applicable metric (50% for threshold, 100% for target and 200% for maximum). The percentage payout for each metric will be interpolated for performance levels achieved between threshold and target and between target and maximum. The award payout may be further modified by applying a multiplier of up to plus or minus 20% based upon the Committee's evaluation of each Named Executive Officer's performance relating to environmental, social and governance ("ESG") matters and other strategic imperatives, but in no event can the total payout exceed the 200% maximum.

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Segment Operating Income is consolidated operating income as reported, excluding any effects of currency rate changes, acquisitions and divestitures. Sales Revenue is consolidated net sales revenue as reported, excluding any effects of currency rate changes, acquisitions and divestitures. Cash Flow Margin is the percentage of sales represented by net cash flow from operating activities less capital expenditures, excluding any discretionary pension contributions and effects of acquisitions.

The Committee predetermines the performance goals applicable to each financial metric by analyzing our annual goals and objectives for each such metric and in consideration of Mercer’s annual review. Through this process the Committee directly and materially links annual cash incentive compensation to performance that drives and supports The Win Strategy.

The Committee identified segment operating income, sales revenue and cash flow margin as performance measures critical to the financial performance and profitable growth goals of The Win Strategy. Utilizing segment operating income encourages executive officers and other team members to increase sales and to reduce operating expenses and other costs associated with managing our working capital and investments, while the sales revenue metric encourages strong sales execution, product and innovation investments, and market share gains. The Committee determined to continue to use cash flow margin, which was also an element of our prior annual incentive program, because of its importance in driving increases in net income, implementing lean initiatives, controlling inventory, collecting receivables, controlling accounts payable, and optimizing capital expenditures.

To further align annual cash incentive compensation to the value that we place on ESG matters and other strategic imperatives, the Committee incorporated a performance multiplier as a component of the Officer ACIP. This multiplier may adjust Officer ACIP payout amounts upward or downward by up to 20% based on the Committee's evaluation of each such Named Executive Officer's individual performance related to our ESG and other strategic imperatives. In fiscal year 2024, for example, the multiplier incentivized our leaders to foster a culture of inclusion, drive reductions in carbon emissions, successfully integrate Meggitt and advance other strategic imperatives that are important to our goals under The Win Strategy. The Committee will not apply the multiplier to increase an annual cash incentive payout above the overall cap of 200% of the participant’s total target payout opportunity. The Committee believes that the use of segment operating income, revenue growth and cash flow margin, combined with the performance multiplier, aligns Officer ACIP awards to the most meaningful drivers of Company performance and shareholder value creation.

Setting Targets

The Committee allocates a significant portion of the total cash compensation for executive officers to annual cash incentive compensation, which is dependent on achieving predetermined financial and operational goals. For fiscal year 2024, Officer ACIP awards, at target, represented the following percentages of base salary for each of our Named Executive Officers, which percentages remained consistent with target aggregate percentages under the annual incentive compensation program for fiscal year 2023.

 Target Percentage of Base Salary

Named Executive Officers	Target Officer ACIP Award Percentage
Jennifer A. Parmentier	165%
Todd M. Leombruno	100%
Andrew D. Ross	115%
Berend Bracht	80%
Joseph R. Leonti	80%
Lee C. Banks	130%

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 Performance Targets

During the first quarter of the fiscal year, the Committee determines the target award opportunity set forth above for each of the executive officers and establishes the levels of performance for threshold, target and maximum payouts after evaluating our annual plan, Peer Group data and Mercer’s annual review. The Committee focuses on setting targets that are reasonable in relation to the median of similar compensation offered to executives for similar positions by the Peer Group companies.

Based on this data, for the segment operating income and sales revenue metrics, the Committee set target performance based on the midpoint of our initial guidance range which was communicated to investors on August 3, 2023, adjusted to eliminate the impact of currency fluctuations and acquisition and divestiture activity. The threshold and maximum performance for these metrics were then set at 90% and 110% of target performance respectively. The resulting threshold, target and maximum performance metrics are set forth in the table below.

With respect to cash flow margin, the Committee determined levels of performance for threshold, target and maximum payouts after evaluating our annual plan for cash flow margin and the one-year, three-year and five-year average cash flow margin within the Peer Group. Based on this data, the Committee estimated that 7%, 11% and 15% cash flow margins would represent bottom-quartile, median and top-quartile cash flow margin results, respectively, within the Peer Group companies during fiscal year 2024. After review and consideration of such data and our annual plan for cash flow margin, the Committee set threshold, target and maximum performance metrics for cash flow margin at 7%, 11% and 15%, respectively, for fiscal year 2024.

 Performance Results

The following tables show how the 2024 Officer ACIP payout percentage was calculated (dollars in thousands):

	Below Threshold	Threshold	Target	Maximum
			Actual Segment Operating Income Performance: $4,955,360 % of Target Payout Earned: 180.48%

Segment Operating Income
(40% weight)	Less than
	$4,127,622	$4,127,622	$4,586,246	$5,044,871

			Actual Sales Revenue Performance: $19,939,768 % of Target Payout Earned: 108.33%

Sales Revenue
(20% weight)	Less than
	$17,797,529	$17,797,529	$19,775,033	$21,752,536

			Actual Cash Flow Margin Performance: 14.97% % of Target Payout Earned: 199.25%

Cash Flow Margin
(40% weight)	Less than
	7%	7%	11%	15%
Payout %	0%	50%	100%	200%

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	% of Target Payout Earned	Weighted Payout %
Segment Operating Income	180.48%	72.19%
Sales Revenue	108.33%	21.67%
Cash Flow Margin	199.25%	79.70%
Total Weighted Payout %		173.56%

 Performance Multiplier

The Committee also evaluated the performance of our executive officers in our ESG and other strategic imperatives. The Committee determined that each individual had performed sufficiently to warrant a positive adjustment of up to 20%. However, the Committee determined to use its discretion to not apply the multiplier for fiscal year 2024, as it determined that the strong performance and results across all Officer ACIP metrics were sufficiently reflected and rewarded by the base payout of 173.56%. Accordingly, the final Officer ACIP payout percentage approved by the Committee was 173.56%.

The following tables show each of the Named Executive Officers' Officer ACIP target and actual amounts paid:

Officer ACIP Awards
Named Executive Officer	Base Salary Earned	Target Officer ACIP Award Amount(1)	Officer ACIP Award Amount
Jennifer A. Parmentier	$1,383,333	$2,282,500	$3,961,507
Todd M. Leombruno	$891,667	$891,667	$1,547,577
Andrew D. Ross	$920,000	$1,058,000	$1,836,265
Berend Bracht	$673,333	$538,667	$934,910
Joseph R. Leonti	$801,667	$641,333	$1,113,098
Lee C. Banks	$636,667	$827,667	$1,436,499
(1)	Because Officer ACIP awards are calculated based on actual base salary received during the fiscal year, and base salary increases are not effective until September 1 each fiscal year, actual base salary paid in the fiscal year is generally below the base salary rate approved by the Committee in August and has a corresponding impact on Officer ACIP awards payouts. Similarly, the mid-year increase in salary for Mr. Ross and Mr. Banks' mid-year retirement had an impact on base salaries earned and Officer ACIP payouts.

Long-Term Incentive Compensation

The Named Executive Officers receive long-term incentive compensation consisting of long-term incentive performance awards, which we refer to as LTIP Awards, and stock appreciation rights, which we refer to as Stock Incentives. The target amounts of LTIP Awards and the number of Stock Incentives awarded to the Named Executive Officers are based on similar compensation awarded to persons holding comparable positions within the Peer Group companies.

LTIP Awards and Stock Incentives encourage long-term focus on shareholder value and are directly and materially linked to performance that advances both the financial performance and profitable growth goals of The Win Strategy over the long term. LTIP Award payouts are based on a comparison of our performance against the Peer Group companies in certain key financial metrics over a three-year performance period. The holders of Stock Incentives realize a payout only if our stock price increases above the applicable grant price over a three-year pro-rata vesting period and the applicable exercise period thereafter. LTIP Awards and Stock Incentives work together to align the long-term financial interests of our executive officers and shareholders.

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Component	Description	2024	2025	2026
LTIP Awards	LTIP Awards are granted to eligible employees on an annual basis at the January meeting of the Committee. This meeting is typically scheduled several years in advance. Pro-rated LTIP Awards are also granted to individuals who become executive officers, are promoted to new executive officer positions, or are given increased responsibilities during a performance period.	"Cliff" vesting after three-year performance period

Stock Incentives	Stock Incentives are granted to eligible team members on an annual basis at the August meeting of the Committee. This meeting is scheduled several years in advance.	Annual vesting over three-year performance period
		1/3	1/3	1/3

The Committee does not grant LTIP Awards to executive officers in anticipation of the release of significant positive earnings announcements or other material non-public information likely to result in changes to the price of our common stock.

Stock Incentives, including stock appreciation rights and stock options, for our regular annual equity awards are typically approved by the Committee at a regularly-scheduled Committee meeting that occurs in August of each year. These grants are generally made effective on the date of such approval. Committee meetings are scheduled several years in advance and generally occur in the third week of August. Stock Incentive values to be utilized for such annual awards are determined as of the grant date based upon a Black-Scholes valuation model. Those values are then used to determine the number of Stock Incentives to be granted to recipients. The Committee does not take material nonpublic information into account when determining the timing and terms of such awards. The Company has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

During fiscal year 2024, we did not grant Stock Incentives, or any other stock appreciation rights or stock options (or similar awards), to any Named Executive Officer during any period beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company Form 8-K that disclosed any material non-public information.

LTIP Awards

The Committee has adopted an Officer Long-Term Incentive Performance Plan, which we refer to as the Officer LTIP Plan, that operates under the 2023 Omnibus Stock Incentive Plan, which we refer to as the 2023 Equity Plan, to establish the terms and conditions for LTIP Awards granted to our executive officers. During the third quarter of fiscal year 2024, the Committee granted to each of the Named Executive Officers, under the terms of the Officer LTIP Plan and the 2023 Equity Plan, the following target LTIP Award shares for the calendar year 2024-25-26 performance period based on the following target LTIP Award values for the calendar year 2024-25-26 performance period:

Named Executive Officer	Target LTIP Award Values ($)(1)	Target LTIP Award Shares(2)
Jennifer A. Parmentier	5,750,000	12,820
Todd M. Leombruno	1,700,000	3,790
Andrew D. Ross	1,950,000	4,350
Berend Bracht	925,000	2,060
Joseph R. Leonti	925,000	2,060
Lee C. Banks(3)	—	—
(1)	Target LTIP Award Values were increased from fiscal year 2023 values to more closely align with the median of our Peer Group companies following a comparative market review by Mercer. For Ms. Parmentier, the increase to her target LTIP Award for fiscal year 2024 reflected her assumption of the role of Chief Executive Officer on January 1, 2023. The target LTIP Award values previously approved for Ms. Parmentier in August 2022 for fiscal year 2023 reflected her role at that time prior to the leadership transition in January 2023.
(2)	Target LTIP Award Share amounts were determined by dividing the Target LTIP Award Values by $448.65, which was the daily average stock pricing during the month immediately preceding the award grant (i.e., December 2023), and rounding to the nearest whole number ending in zero.
(3)	Mr. Banks retired effective December 31, 2023, which predated the grant of LTIP Awards to our executive officers during fiscal year 2024.

The target LTIP Award shares shown in this table are also included in the “Estimated Future Payouts Under Equity Incentive Plan Awards—Target” column of the Grants of Plan-Based Awards for Fiscal Year 2024 table. The “Stock Awards” column of the Summary Compensation Table for Fiscal Year 2024 includes the aggregate grant date fair value of these awards in fiscal year 2024.

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Under the Officer LTIP Plan, the actual payouts for these LTIP Awards will be calculated following the three-year performance period ending December 31, 2026, as follows:

●	The Committee will first determine if, during the performance period, we achieved an average return on average equity of 4% or an average free cash flow margin of 4%.
●	If at least one of these threshold performance measures above is not achieved, participants will not receive a payout.
●	If at least one of these threshold performance measures above is achieved, participants will become eligible to receive the maximum payout of 200% of the applicable target LTIP Award shares. The Committee will then, if appropriate, apply its discretion to reduce the final payouts based on any performance measures that the Committee determines to be appropriate. The Committee determined that this calculation methodology would provide the Committee with more flexibility to ensure payout levels are as accurately reflective of the Company’s performance against the Peer Group (set forth above on page 41) as possible and are otherwise in the best interests of our business and our shareholders.

To provide the Committee with guidelines for exercising its discretion, the Officer LTIP Plan provides that the Committee may, among other things, following the calendar years 2024-25-26 performance period compare our revenue growth, growth in fully diluted earnings per share from continuing operations and average return on invested capital from continuing operations against the corresponding results of the Peer Group companies during their three most recent fiscal years. The Committee has identified long-term revenue growth, earnings per share growth and return on invested capital as performance measures critical to the financial performance and profitable growth goals of The Win Strategy because, among other things, they encourage our executive officers to provide on-time delivery of quality products, value-added services and systems, strategic supply chain, lean enterprise, value pricing, market-driven innovation and strong distribution.

For calendar year 2024-25-26 LTIP Awards, the Committee determined to keep the same weighting as the prior year for revenue growth, growth in the fully diluted earnings per share from continuing operations, and average return on invested capital from continuing operations at 40%, 40% and 20%, respectively.

The following table illustrates how final LTIP Awards will pay out using the weightings as specified above for the applicable performance period:

Peer Group Percentile Rank:	Less than 25th	25th	50th	75th or higher
Payout%	0%	50%	100%	200%

For calendar year 2024-25-26 LTIP awards, the Committee determined to adjust the threshold performance level from the 35th to the 25th percentile to more closely align with the prevalent practice in the Peer Group according to data presented by Mercer.

At the end of calendar year 2026, if we achieve an average return on average equity or an average free cash flow margin of 4% or greater for the performance period, the Committee may exercise discretion in determining the appropriate payout by determining our percentile rank as compared to the Peer Group companies for each of the three performance measures. Using the table above, the Committee will calculate the portion of the target LTIP Award value earned with respect to each performance measure. The Committee will multiply each portion by its applicable weight and add up the total to determine the total LTIP Award payout for the calendar years 2024-25-26 performance period. This table illustrates that recipients of LTIP Awards granted during calendar year 2024 will receive the maximum payout of 200% of the applicable target LTIP Award shares if we rank at or above the 75th percentile among the Peer Group companies in the aggregate based on all three performance measures, and will receive no payout if we rank below the 25th percentile in the aggregate based on all three performance measures. The payout percentage that is applied is interpolated on a linear basis between the points in the above table.

LTIP Award payouts for the calendar years 2024-25-26 performance period may only be paid after the end of the applicable three-year performance period in unrestricted shares of our common stock.

The Committee designed these LTIP Awards to reward executive officers directly in relation to our long-term performance against the Peer Group companies. The Committee determined that requiring performance in excess of the 50th percentile for a payout in excess of 100% would encourage executive officers to achieve performance above median Peer Group performance. The Committee also determined that requiring performance at the 75th percentile for a maximum payout, and awarding no payout for performance below the 25th percentile, would further encourage executive officers to achieve top-quartile performance within the Peer Group companies.

In addition, each of the Named Executive Officers received a payout during fiscal year 2024 under LTIP Awards granted during the third quarter of fiscal year 2021 for the three-year performance period ending December 31, 2023. We exceeded our threshold performance measures of 4% average return on average equity and 4% average free cash flow margin with an average return on average equity for the three-year performance period of 25.4% and average free cash flow margin for the three-year performance period of 12.8%, which caused each participant to be eligible for a payout of 200% of the applicable LTIP Award. The Committee decided to exercise discretion to

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determine the appropriate payout and determined that we achieved the following percentile rankings among the peer group companies disclosed in the Company's 2021 proxy statement with respect to the LTIP Award performance measures for the calendar years 2021-22-23 performance period:

Performance Measure	Result	Percentile Rank	Weighted Payout Percentage
Revenue Growth (40%)	46.80%	83.33	40.00%
Earnings Per Share Growth (40%)	83.89%	61.11	57.78%
Average Return on Invested Capital (20%)	17.29%	50.00	40.00%

The percentile rank performance levels used to calculate the payout for the calendar years 2021-22-23 LTIP Awards were the same as set forth above for the calendar years 2024-25-26 LTIP Awards, except that the threshold performance level was the 35th percentile. As a result, the Named Executive Officers received the following LTIP Award payouts during fiscal year 2024, which are included in the “Number of Shares Acquired on Vesting” column of the Option Exercises and Stock Vested for Fiscal Year 2024 table: Ms. Parmentier—17,211; Mr. Leombruno—7,986; Mr. Ross—5,864; Mr. Bracht—3,098; Mr. Leonti—3,732; and Mr. Banks—12,775. Each payment represents a total payout of 137.78% of the target LTIP Award shares for the three-year performance period ended December 31, 2023.

Stock Incentives

Each of the Named Executive Officers received Stock Incentives under our Amended and Restated 2016 Omnibus Stock Incentive Plan, which we refer to as the 2016 Equity Plan, during the first quarter of fiscal year 2024. The Committee grants Stock Incentives to executive officers to encourage and reward efforts and accomplishments that advance the goals of The Win Strategy and make other contributions to maximize long-term shareholder value.

The number of Stock Incentives granted by the Committee is determined by utilizing the Black-Scholes valuation model to convert a target dollar value into the number of Stock Incentives to be granted. The Committee uses Mercer’s annual review to help ensure the target dollar values are reasonable in relation to the median of similar compensation offered within the companies included in Mercer’s annual review. The following table shows the target value and the number of Stock Incentives granted to each of the Named Executive Officers in the first quarter of fiscal year 2024:

Named Executive Officer	Target Values ($)	Stock Incentive Grants (# of Underlying Shares)
Jennifer A. Parmentier(1)	5,750,000	42,600
Todd M. Leombruno	1,700,000	12,590
Andrew D. Ross(2)	1,950,000	14,450
Berend Bracht	925,000	6,850
Joseph R. Leonti	925,000	6,850
Lee C. Banks	2,900,000	21,480
(1)	For Ms. Parmentier, the Stock Incentive target value was increased in August 2023 in connection with her assumption of the role of Chief Executive Officer on January 1, 2023. The Stock Incentive target value previously granted to Ms. Parmentier in August 2022 reflected her role at that time prior to the leadership transition in January 2023.
(2)	For Mr. Ross, the Stock Incentive target value approved in August 2023 reflects his role at that time prior to his assumption of the role of President (in addition to Chief Operating Officer) in January 2024. No additional Stock Incentives were granted upon assumption of this additional role.

The fiscal year 2024 Stock Incentive grants shown above are also included in the “All Other Option Awards: Number of Securities Underlying Options” column of the Grants of Plan-Based Awards for Fiscal Year 2024 table and the “Option Awards—Number of Securities Underlying Unexercised Options—Unexercisable” column of the Outstanding Equity Awards at June 30, 2024 table. The “Option Awards” column of the Summary Compensation Table for Fiscal Year 2024 includes the aggregate grant date fair value of these awards in fiscal year 2024.

As required by the terms of our 2016 Equity Plan, these fiscal year 2024 Stock Incentives have an exercise price equal to the closing price of our common stock on the date of grant. The plan does not permit the re-pricing of Stock Incentives. The Committee analyzed the terms of our 2016 Equity Plan and considered Mercer’s annual review to establish all other terms of these Stock Incentives. These fiscal year 2024 Stock Incentives have a ten-year term and vest in one-third increments over three years following the grant date. When vested, each Stock Incentive will entitle the holder to receive the increase in value of one common share from the grant date to the date of exercise.

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Upon exercise of fiscal year 2024 Stock Incentives, common shares will be issued directly to the holder. The appreciation in these Stock Incentives will be calculated by subtracting the grant price from the fair market value of the common shares at exercise, and multiplying the result by the number of Stock Incentives exercised. The number of common shares to be issued is determined by dividing that appreciation by the market price of the common shares at exercise.

Retention Grant of Restricted Stock Units

On October 24, 2023 the Committee granted an award of 2,500 RSUs to Mr. Bracht for retention purposes and in recognition of his performance and contributions to the execution of the goals of The Win Strategy. This award will vest on October 24, 2027 provided that Mr. Bracht remains an active full-time employee through that date. This RSU award is included in the “All Other Stock Awards: Number of Shares of Stock or Units” column of the Grants of Plan-Based Awards for Fiscal Year 2024 table, and its fiscal year 2024 aggregate grant date fair value is included in the “Stock Awards” column of the Summary Compensation Table for Fiscal Year 2024.

Employee Benefits

The Named Executive Officers are eligible to participate in various employee benefit plans and programs. These plans and programs reward experience, expertise, level of responsibility, continuity of leadership and advancement. We use these plans to ensure that our executive compensation program remains sufficiently competitive to attract, retain and motivate the executive officers and other team members necessary to advance the goals of The Win Strategy.

Qualified Benefit Plans

During fiscal year 2024, the Named Executive Officers participated in the following tax-qualified benefit plans and programs:

●	The Parker Defined Benefit Pension Plan (formerly the Parker-Hannifin Consolidated Pension Plan), which we refer to as the Pension Plan, except for Ms. Parmentier and Messrs. Bracht and Leonti, who are not eligible to participate in the Pension Plan; and
●	The Parker Retirement Savings Plan, which we refer to as the Retirement Savings Plan.

PENSION PLAN
The Pension Plan is a qualified defined benefit pension plan in which most full-time non-union U.S. salaried employees hired prior to April 1, 2004 participate. The Pension Plan offers normal retirement, early retirement and death benefits. The monthly normal retirement benefit is the greater of a minimum benefit and an amount based on final average pay. The minimum benefit and final average pay amounts are calculated as follows:

Minimum Benefit:	$21.00 multiplied by years of service, up to a maximum of 40 years.
Final Average Pay Amount:
●0.75% of the highest five consecutive year average of monthly base salary and eligible annual cash incentive bonuses up to the social security wage base, multiplied by years of service up to a maximum of 35 years; plus
●1.36% of the highest five consecutive year average of monthly base salary and eligible annual cash incentive bonuses in excess of the social security wage base, multiplied by years of service up to a maximum of 35 years; plus
●0.50% of the highest five consecutive year average of monthly base salary and annual cash incentive bonuses multiplied by years of service in excess of 35 up to a maximum of five years.

The amount of the benefit is reduced by 6% per year for each year prior to age 65 if retirement occurs and payments commence before age 65 and after age 55. We elected to freeze new participation in the Pension Plan in 2004. All participants as of April 1, 2004 were given the option to either remain in the Pension Plan or terminate in favor of maintaining a retirement income account under the Retirement Savings Plan. Employees hired after April 1, 2004, including Ms. Parmentier and Messrs. Bracht and Leonti, are not eligible to participate in the Pension Plan and instead maintain a retirement income account under the Retirement Savings Plan. Each of the Named Executive Officers who are in the Pension Plan elected to remain in and continue to accrue benefits under the Pension Plan.

RETIREMENT SAVINGS PLAN
The Retirement Savings Plan is a qualified defined contribution pension plan under Section 401(k) of the Internal Revenue Code. Most full-time U.S. team members are eligible to participate in the Retirement Savings Plan. Participants may make pre-tax and post-tax contributions to the Retirement Savings Plan up to the applicable statutory limit. Effective January 1, 2022, we provide each participant with a matching contribution of 100% on the first 5% of pay contributed. As described above, certain participants also maintain a retirement

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income account within the Retirement Savings Plan. We provide to each holder of a retirement income account an annual contribution equal to a percentage of the amount of the participant’s annual compensation up to the Internal Revenue Service statutory limit (currently $345,000 per year), based on age and length of service. These contributions range from 3% to 6% of the participant’s compensation which does not exceed that limit. Participants accrue earnings on contributions based on the performance of various investment funds available within the Retirement Savings Plan. The contributions made by us under the Retirement Savings Plan for the Named Executive Officers during fiscal year 2024 are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2024 on page 59.

Non-Qualified Benefit Plans

During fiscal year 2024, the Named Executive Officers participated in the following non-qualified benefit plans and programs:

●	The Parker-Hannifin Corporation Deferred Compensation Plan, which we refer to as the Deferred Compensation Plan;
●	The Parker-Hannifin Corporation Savings Restoration Plan, which we refer to as the Savings Restoration Plan;
●	The Parker-Hannifin Corporation Executive Deferral Plan, which we refer to as the Executive Deferral Plan, except for Ms. Parmentier and Mr. Ross;
●	The Parker-Hannifin Corporation Pension Restoration Plan, which we refer to as the Pension Restoration Plan, except for Ms. Parmentier and Messrs. Bracht and Leonti, who are not eligible to participate in the Pension Restoration Plan as they do not participate in the Pension Plan;
●	The Parker-Hannifin Corporation Supplemental Executive Retirement Benefits Program, which we refer to as the Supplemental Retirement Program, except for Ms. Parmentier and Messrs. Leombruno, Bracht and Leonti, who are not eligible to participate in the Supplemental Retirement Program; and
●	The Parker-Hannifin Corporation Defined Contribution Supplemental Executive Retirement Program, which we refer to as the Defined Contribution Supplemental Executive Retirement Program, except for Messrs. Ross and Banks, who are not eligible to participate in the Defined Contribution Supplemental Executive Retirement Program.

DEFERRED COMPENSATION PLAN
Effective January 1, 2023, the Deferred Compensation Plan is available to eligible team members or those eligible due to their prior Savings Restoration Plan participation. The Deferred Compensation Plan was established to restore deferral opportunities and matching contributions lost because of statutory limits in the Retirement Savings Plan. Specifically, the Deferred Compensation Plan allows eligible participants to defer a portion of their pre-tax compensation, including ACIP awards, and receive matching contributions from us that would have been available under the Retirement Savings Plan if the Internal Revenue Service statutory limit did not exist. LTIP Award payouts are not eligible for deferral under the Deferred Compensation Plan. Each participant may annually defer to his or her Deferred Compensation Plan account any portion of the compensation that he or she cannot defer under the Retirement Savings Plan due to the statutory limit. Participants are able to defer up to 50% of base compensation and up to 80% of incentive compensation. We provide each participant with a matching contribution of 100% on the first 5% of pay contributed. These matching contributions are reduced by the maximum matching contribution available to the participant under the Retirement Savings Plan. In addition, all participants who maintain a retirement income account within the Retirement Savings Plan also maintain a separate retirement income account within the Deferred Compensation Plan. We provide to each holder of a retirement income account an annual contribution equal to a percentage of the amount of the participant’s annual compensation in excess of the Internal Revenue Service statutory limit determined based on age and length of service. These contributions range from 3% to 6% of the amount of the participant’s compensation in excess of that limit. All deferrals and contributions are made under the Deferred Compensation Plan by accounting entry rather than any physical exchange of cash or common stock. Participants also accrue earnings, on an accounting-entry basis, on deferrals based on the performance of various investment fund choices and on contributions based on the performance of our common stock. Participants are our unsecured creditors for their respective account balances. Account balances in the Deferred Compensation Plan are paid as indicated in the table below and all contributions, earnings, withdrawals, distributions, and aggregate balances for the Named Executive Officers participating in the Deferred Compensation Plan are included in the Nonqualified Deferred Compensation for Fiscal Year 2024 table.

SAVINGS RESTORATION PLAN
Through December 31, 2022, we provided a Savings Restoration Plan to eligible team members. Effective January 1, 2023, this plan was closed to new deferrals and replaced by the Deferred Compensation Plan. Each of our Named Executive Officers retains a balance in the Savings Restoration Plan, and such balances are included in the Nonqualified Deferred Compensation for Fiscal Year 2024 table. Participants accrue earnings, on an accounting entry basis, on deferrals based on the performance of various investment fund choices and on contributions based on the performance of our common stock. Participants are our unsecured creditors for their respective account balances.

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EXECUTIVE DEFERRAL PLAN
Through December 31, 2022, we provided an Executive Deferral Plan to eligible team members. Effective January 1, 2023, this plan was closed to new deferrals and replaced by our Deferred Compensation Plan. Each of Messrs. Leombruno, Bracht, Leonti and Banks retains a balance in the Executive Deferral Plan. Participants accrue earnings, on an accounting entry basis, on deferrals based on the performance of various investment fund choices and on contributions based on the performance of our common stock. All contributions, earnings, withdrawals, distributions and aggregate balances for the Named Executive Officers participating in the Executive Deferral Plan during fiscal year 2024 are included in the Nonqualified Deferred Compensation for Fiscal Year 2024 table. Participants are our unsecured creditors for their respective account balances.

Deferred Compensation Plan, Savings Restoration Plan, and Executive Deferral Plan account balances are paid out upon any of the following events as follows:

Retirement:	Balances are distributed to the participant in either a lump sum or in periodic installments, based on a prior election by the participant. The participant can delay the commencement of payments up to five years following retirement. Balances continue to accumulate earnings under the various investment funds at all times during the payout period.
Termination Before Retirement:	Balances accruing on or prior to December 31, 2004 are, at our election, distributed to the participant in either a lump sum upon termination or in periodic installments. Account balances accruing on or after January 1, 2005 are distributed to the participant in a lump sum upon termination.
Disability:	If we determine that a participant is totally disabled, the participant’s account balance will be paid in a lump sum.
Withdrawals During Employment:	Balances can be withdrawn without penalty during employment only if we determine that the participant suffered severe financial hardship. Balances accruing on or prior to December 31, 2004 can also be withdrawn voluntarily during employment, subject to a 10% forfeiture penalty.
Death:	Balances are distributed to the participant’s beneficiary in a lump sum or, with respect to the Savings Restoration Plan and the Executive Deferral Plan, if elected by the participant, in installments.
Change in Control:	Under the Savings Restoration Plan, balances accruing on or prior to December 31, 2004 are distributed to the participant in a lump sum without penalty if the participant expressly elected a lump sum. If the participant did not expressly elect a lump sum, distributions are treated as unscheduled withdrawals and are subject to a forfeiture penalty of 5% if they are withdrawn within 30 days or 10% if they are withdrawn beyond the 30-day period. Balances accruing on or after January 1, 2005 are distributed to the participant in a lump sum. Under the Executive Deferral Plan and Deferred Compensation Plan, balances are distributed to the participant in a lump sum.

THE PENSION RESTORATION PLAN
The Pension Restoration Plan is available to all individuals who participate in the Pension Plan and who are otherwise eligible to participate in the Pension Restoration Plan. The Pension Restoration Plan was established to restore benefits lost because of statutory limits on the Pension Plan. Specifically, the benefits available under the Pension Restoration Plan equal the amount that would be payable to the participant under the Pension Plan in excess of the Internal Revenue Service statutory limit if that limit did not exist and the participant had not elected to defer any compensation under the Deferred Compensation Plan.

SUPPLEMENTAL RETIREMENT PROGRAM
The Supplemental Retirement Program was established to provide executive officers with retirement benefits supplemental to the benefits under the Pension Plan. The benefit provided under the Supplemental Retirement Program is intended, at age 65, to provide to participants with at least 15 years of service 55% of the average of the three highest years of base salary plus annual cash incentive compensation. LTIP Awards and Stock Incentives are not considered in calculating the benefits available under the Supplemental Retirement Program. The benefit is subject to reduction for early retirement, less than 15 years of service, benefits under the Pension Plan, the Pension Restoration Plan and any of our non-U.S. pension plans, 50% of primary social security benefits and 100% of any similar non-U.S. state-provided retirement benefits, and contributions to the participant’s retirement income accounts under the Retirement Savings Plan and the Savings Restoration Plan. Participants vest at age 60, or at age 55 with the consent of the Committee, and with five years of participation in the Supplemental Retirement Program, or a lesser period established by the Committee at the time they become participants. To receive a benefit under the Supplemental Retirement Program, however, a vested participant must have at least five years of service. In January 2015, the Committee closed the Supplemental Retirement Program to new participants as of July 1, 2014.

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DEFINED CONTRIBUTION SUPPLEMENTAL RETIREMENT PROGRAM
The Defined Contribution Supplemental Retirement Program was established to provide executive officers and certain other key management team members with retirement benefits supplemental to the benefits under the Retirement Savings Plan and the Savings Restoration Plan. The Defined Contribution Supplemental Retirement Program was established to replace the Supplemental Retirement Program for executive officers who are designated as participants on or after July 1, 2014. Depending on a participant’s salary grade on December 31 of each year, we provide an annual non-discretionary employer contribution of 8%, 10% or 12% of a participant’s base salary and ACIP awards that were paid during the calendar year. The Committee may determine to make an additional annual discretionary contribution to a designated participant’s account. Participants vest at age 60, or at age 55 with the consent of the Committee, and with five years of participation in the Defined Contribution Supplemental Retirement Program, or a lesser period established by the Committee at the time they become participants. To receive a benefit under the Defined Contribution Supplemental Retirement Program, however, a vested participant must have at least five years of service. Ms. Parmentier and Messrs. Leombruno, Bracht and Leonti are the only Named Executive Officers who participate in the Defined Contribution Supplemental Retirement Program.

Our contributions made under the Defined Contribution Supplemental Retirement Program during fiscal year 2024 are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2024. All contributions, earnings, withdrawals, distributions and aggregate balances for the Named Executive Officers participating in the Defined Contribution Supplemental Retirement Program during fiscal year 2024 are included in the Nonqualified Deferred Compensation for Fiscal Year 2024 table.

Health and Welfare Benefits

The Named Executive Officers participated in various health and welfare programs generally available to all team members during fiscal year 2024. The Named Executive Officers also participated in our Officer Life Insurance Plan and our Executive Long-Term Disability Plan.

OFFICER LIFE INSURANCE PLAN
Under the Officer Life Insurance Plan, we pay all required premiums for life insurance on executive officers who were participants prior to January 1, 2008 (which includes Mr. Banks) for the longer of 10 years or until the executive officer reaches age 65. For those executive officers who were participants after January 1, 2008 (which includes Ms. Parmentier and Messrs. Leombruno, Ross, Bracht and Leonti) we pay all required premiums for life insurance until retirement up to age 65. The premiums are designed to maintain death benefits equal to:

●	five times base salary during employment and two times final base salary after retirement at age 65 for our Chief Executive Officer;
●	four times base salary during employment and two times final base salary after retirement at age 65 for our Chief Financial Officer and our President and Chief Operating Officer; and
●	three times base salary during employment and two times final base salary after retirement at age 65 for all other Named Executive Officers and other participants.

If the participant retires between ages 55 and 65, the post-retirement death benefit is reduced by 10% of base salary for each year prior to age 65 that the participant retires. The amount of the death benefit is adjusted each year on January 1st based on the participant’s base salary as of the preceding December 1st. The policies underlying the plan are cash value life insurance policies owned by the participants. The premiums we paid on behalf of the Named Executive Officers during fiscal year 2024 are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2024.

EXECUTIVE LONG-TERM DISABILITY AND INDIVIDUAL DISABILITY INSURANCE PLANS
The Executive Long-Term Disability Plan and Individual Disability Insurance Plans are intended to replace a reasonable amount of an executive officer’s income upon disability. The plans provide a total benefit in the event of a qualifying disability of two-thirds of base salary plus Officer ACIP awards paid during the calendar year ending December 31 of the year prior to the disability, up to a maximum monthly benefit, in the case of Messrs. Ross and Banks, of $33,000, or in the case of Ms. Parmentier and Messrs. Leombruno, Bracht and Leonti, of $35,000. Our executive officers are not eligible to receive the long-term disability benefit generally available to other team members.

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Other Compensation Policies and Practices

Change in Control Agreements

We are not a party to any written employment agreements with our executive officers. We have, however, entered into separate Change in Control Severance Agreements with our executive officers, which we refer to as the Change in Control Agreements. We are not obligated to pay severance to executive officers under any agreement other than the Change in Control Agreements. The executive officers are, however, eligible to receive severance upon termination for reasons other than a change in control in accordance with our general severance policy for salaried employees. The Change in Control Agreements are designed to attract, retain and motivate executive officers, provide for stability and continuity of management in the event of any actual or threatened change in control, encourage executive officers to remain in service after a change in control and ensure that executive officers are able to devote their entire attention to maximizing shareholder value and safeguarding team member interests in the event of a change in control. The Committee determined that the amounts payable under the Change in Control Agreements are reasonable and necessary to achieve those objectives. The Potential Payments upon Termination or Change of Control at June 28, 2024 tables and the related narrative descriptions provide additional information on the Change in Control Agreements, including a brief discussion of the material provisions of the Change in Control Agreements under the captions “Payments upon a Change in Control” and “Payments upon a Qualifying Termination in Connection with a Change in Control.” Such section also provides information regarding the benefits and compensation that Mr. Banks received in connection with his retirement.

Indemnification Agreements

We enter into separate Indemnification Agreements with each of our executive officers. Each agreement remains in effect during and after employment with respect to any action taken while the individual serves as an executive officer. The agreements are designed to attract, retain and motivate executive officers by encouraging reasonable and measured risk-taking in the interests of our business and our shareholders, and protecting against liabilities incurred in the performance of their duties to the maximum extent permitted by Ohio law.

The agreements provide for indemnification for all expenses, including attorney fees, judgments, fines, and settlement amounts, that the executive officer incurs by reason of his or her service:

●	in a civil action or proceeding by another party (unless it is proven that the officer’s act or failure to act was taken with deliberate intent to cause injury to our business or in reckless disregard for the best interest of our business); or
●	in a criminal action or proceeding (unless the officer had reasonable cause to believe his or her conduct was unlawful).

Clawback Provisions

In light of new rules promulgated by The New York Stock Exchange and SEC requirements, our Board of Directors adopted a Section 16 officer clawback policy effective as of December 1, 2023, which complies with the required standards (the “NYSE Clawback Policy”). The NYSE Clawback Policy provides for the prompt recovery (or clawback) of certain excess incentive-based compensation received during an applicable three-year recovery period by current or former Section 16 officers in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Triggering events include accounting restatements to correct an error in previously issued financial statements that is material to such previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Excess incentive-based compensation for these purposes generally means the amount of incentive-based compensation received on or after October 2, 2023 by such covered officer that exceeds the amount of incentive-based compensation that would have been received by such covered officer had it been determined based on the restated amounts, without regard to any taxes paid. Incentive-based compensation potentially subject to recovery under the NYSE Clawback Policy is in general limited to any compensation granted, earned or vested based wholly or in part on the attainment of one or more financial reporting measures.

In general, we may utilize a broad range of recoupment methods under the NYSE Clawback Policy. The NYSE Clawback Policy does not condition clawback on the fault of the covered officer, and clawback thereunder is generally mandatory, except in limited circumstances where the Committee has made a determination that recovery would be impracticable and (1) we have already attempted to recover such amounts but the direct expenses paid to a third party in an effort to enforce the NYSE Clawback Policy would exceed the amount to be recovered, (2) the recovery of amounts would violate applicable home country law, or (3) the recovery would cause the non-compliance of a tax-qualified retirement plan under the Internal Revenue Code and applicable regulations. Operation of the NYSE Clawback Policy is subject to a brief phase-in process during the first few years after its effectiveness. We may not indemnify any such covered officer against the loss of such recovered compensation.

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In addition, we previously adopted a clawback policy (the “Prior Policy”), which allows us to recover or withhold annual incentives or other performance-based compensation granted or paid to an officer on or after July 1, 2009 if:

●	payment, grant or vesting was based on the achievement of financial results that were subsequently the subject of a restatement of any of our financial statements filed with the SEC;
●	our Board of Directors determines that the fraud or misconduct of the executive officer caused or contributed to the need for the restatement;
●	the amount that would have been received by the executive officer would have been less if the financial results had been properly reported; and
●	our Board of Directors determines in its sole discretion that it is in our best interests and in the best interests of our shareholders to require the executive officer to repay or forfeit all or any portion of the amount paid or payable.

The NYSE Clawback Policy supersedes the Prior Policy with respect to compensation received on or after October 2, 2023. The Prior Policy continues to apply to compensation received prior to October 2, 2023.

In addition, the 2023 Equity Plan includes a restatement-related clawback provision that reaches 2023 Equity Plan participants below the officer level. Under the 2023 Equity Plan, if we are required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, will reimburse the Company the amount of any payment in settlement of a 2023 Equity Plan award earned or accrued during the 12-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement.

We supplement the NYSE Clawback Policy and the Prior Policy with provisions in the 2023 Equity Plan that allow for forfeiture and recoupment of certain awards granted pursuant to the 2023 Equity Plan in the event of a participant’s misconduct. Under the 2023 Equity Plan, the Committee may cancel any unexpired, unpaid or deferred 2023 Equity Plan awards at any time if the participant is not in compliance with the 2023 Equity Plan or with the terms of an award agreement or if the participant engages in detrimental activity (as defined in the 2023 Equity Plan). In addition, any award agreement under the 2023 Equity Plan may provide that if a participant engages in any detrimental activity, the participant will: (1) return to the Company, in exchange for payment by the Company of any amount actually paid by the participant, all shares that the participant has not disposed of that were issued pursuant to the 2023 Equity Plan within a specified period prior to the date of the commencement of such detrimental activity; and (2) with respect to any shares so acquired that the participant has disposed of, pay to the Company the difference between the amount actually paid for such shares by the participant and the fair market value of a share on the date of the acquisition.

Executive Perquisites

During fiscal year 2024, we made various executive perquisites available to each of the Named Executive Officers. These perquisites are offered to promote the business objectives for each perquisite as described below and to ensure that our executive compensation program remains competitive to attract, retain and motivate the individuals necessary to advance the goals of The Win Strategy. The costs of these perquisites for the Named Executive Officers reportable for fiscal year 2024 are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2024.

Private Clubs. We pay or reimburse initiation fees for one private club for each executive officer. We offer this perquisite to encourage executive officers to entertain business colleagues and customers, engage in social interaction with peers from other companies, local leadership and the community, and hold business meetings at off-site locations.

Spousal Travel. In limited circumstances and only with appropriate advance approval, we reimburse our executive officers for transportation, lodging, meals, entertainment and other travel expenses for their spouses or other family members who accompany them on out-of-town business. We offer these perquisites to encourage executive officers to spend an appropriate amount of time with their team members in locations away from corporate headquarters, to allow executive officers and their spouses to develop a more personal relationship with the executive officers’ team members and their families, and to encourage spouses to attend retirement parties, funerals, business dinners and other corporate functions at locations away from their homes.

Executive Physicals. We pay for annual physicals and any necessary travel vaccinations for each of our executive officers and certain other key team members. We offer this benefit as part of our overall preventive medicine program to promptly identify and address medical issues and to preserve our investment in our executive officers by encouraging them to maintain healthy lifestyles and be proactive in addressing actual or potential health issues.

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Leased Vehicles. We lease an automobile for each of our executive officers and for certain other key team members. We offer this perquisite to provide executive officers with use of a Company car for business travel needs, recognizing that the vehicles can also be used for personal purposes. We pay or reimburse each executive officer for lease payments on one automobile, typically for a three-year term. Each executive officer has a maximum allowance of $1,570 per month. We also reimburse each executive officer for the cost of tires and maintenance and provide insurance on each vehicle during the lease term. We require each executive officer to take title to his or her vehicle at the end of the lease term because we amortize the entire cost of the vehicle over the lease term. We pay or reimburse each executive officer for sales taxes on his or her vehicle at the time of title transfer, but the executive officer is responsible for the payment of all income taxes assessed on payments and reimbursements made during the lease term and at the time of title transfer, including those assessed on the fair market value of the vehicle at the time of title transfer.

Matching Gifts Program. We match any donation of $25 or more to qualified charitable organizations and educational institutions made by an active, full-time employee or member of our Board of Directors. Our matching contributions are capped at $10,000 per fiscal year per individual with an additional $5,000 cap for donations to charitable organizations and educational institutions that an individual supports through voluntary board service.

Company Apartments. We maintain apartments in Cleveland, Ohio, and Newport Beach, California to provide accommodations to team members working off-site at or relocating to our primary facilities. The apartments are also available to the executive officers for personal use with appropriate advance approval if the apartments are not otherwise being used for business purposes.

Entertainment Venues. We maintain loges, boxes and tickets at various entertainment venues to provide civic support to arts, entertainment and other cultural activities at certain significant business locations and to provide a favorable setting for our team members to entertain customers and other business associates. The loges, boxes and tickets are, however, available to executive officers for personal use if they are not otherwise being used for business purposes. We pay all costs of admission, but all costs of food are paid by the executive officer using the venue only for personal use.

Corporate Aircraft. Effective May 1, 2019, the Committee elected to offer limited non-business use of our corporate aircraft to our Chief Executive Officer, President and Chief Operating Officer and Chief Financial Officer for purposes of their safety, security, confidentiality and productivity while traveling. Such use is limited to U.S. domestic travel only and 50 hours of flight time per fiscal year for our Chief Executive Officer and 30 hours of flight time per fiscal year for each of our President and Chief Operating Officer and Chief Financial Officer. Otherwise, non-business use of our corporate aircraft by our executive officers is only available if (a) the flight was previously authorized for business purposes, there are available seats that are not being used for those business purposes and the officer’s use does not involve a deviation or extension of the planned business-travel itinerary, or (b) there is a medical emergency or other special circumstance and the flight is pre-approved by our Chief Executive Officer, President and Chief Operating Officer or Chief Financial Officer.

Accounting and Tax Considerations

Our executive compensation program is structured to achieve flexibility, maximize benefits and minimize detriments to our business and our executive officers from a tax and accounting perspective. As a result, we continuously review and evaluate the impact of changes in tax laws and accounting practices and interpretations and similar factors affecting our executive compensation program.

Compensation Committee Report

The Human Resources and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company's management and, based on such review and discussions, the Human Resources and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 30, 2024.

Human Resources and Compensation Committee:

Joseph Scaminace, Chair	Kevin A. Lobo
Jillian C. Evanko	James R. Verrier
Lance M. Fritz	James L. Wainscott

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Compensation Tables

Summary Compensation Table for Fiscal Year 2024

The following table sets forth compensation information for our Named Executive Officers.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Jennifer A. Parmentier Chairman of the Board and Chief Executive Officer	2024	1,383,333	5,959,762	6,460,290	3,961,507	—	975,829	18,740,721
	2023	1,086,667	10,062,781	1,717,543	3,043,673	—	493,682	16,404,346
	2022	765,423	3,304,641	1,229,346	1,373,446	—	434,018	7,106,874
Todd M. Leombruno Executive Vice President and Chief Financial Officer	2024	891,667	1,761,895	1,909,274	1,547,577	1,164,044	465,139	7,739,596
	2023	838,333	1,488,960	1,457,822	1,620,414	762,629	362,927	6,531,085
	2022	736,667	1,412,505	1,042,956	1,138,332	31,605	308,269	4,670,334
Andrew D. Ross(7) President and Chief Operating Officer	2024	920,000	2,022,228	2,191,343	1,836,265	1,941,924	226,061	9,137,821
	2023	782,117	2,897,563	910,517	1,531,435	134,074	102,280	6,357,986
Berend Bracht(7) Vice President and President - Motion Systems Group	2024	673,333	1,890,853	1,038,803	934,910	—	336,026	4,873,925
Joseph R. Leonti(7) Vice President, General Counsel and Secretary	2024	801,667	957,653	1,038,803	1,113,098	—	407,055	4,318,276
	2023	749,167	797,214	781,154	1,158,452	—	312,049	3,798,036
	2022	687,067	756,475	558,342	848,946	—	325,737	3,176,567
Lee C. Banks Former Vice Chairman and President	2024	636,667	—	3,257,442	1,436,499	9,395,450	146,877	14,872,935
	2023	1,204,167	2,766,984	2,706,672	3,025,794	1,167,509	234,689	11,105,815
	2022	1,112,500	2,624,120	1,936,799	2,018,734	—	244,187	7,936,340
(1)	For fiscal year 2024, reflects increases in base salary effective September 1, 2023 for all Named Executive Officers, and for Mr. Ross, a mid-year change effective January 1, 2024 to $950,000. Amounts also include amounts deferred under the Executive Deferral Plan and Deferred Compensation Plan for fiscal year 2024:
Executive Deferral Plan: Mr. Bracht—$244,190.
Deferred Compensation Plan: Ms. Parmentier—$41,833; Mr. Leombruno—$80,167; Mr. Ross—$28,200; Mr. Bracht—$50,333; Mr. Leonti—$80,167; and Mr. Banks—$6,367.
These amounts are also reported in the “Executive Contributions in Last Fiscal Year” column of the Nonqualified Deferred Compensation for Fiscal Year 2024 table on page 66.
(2)	For fiscal year 2024 these amounts consist of the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of LTIP Awards (plus, for Mr. Bracht, a retention RSU award) granted during fiscal year 2024 to each of the Named Executive Officers. The amounts do not reflect whether a Named Executive Officer has actually realized a financial benefit from the awards. The amounts were calculated by multiplying the closing price on the date of grant by the number of LTIP Awards or RSUs received and, for LTIP Awards, assuming a payout of 100%. As described beginning on page 49, however, LTIP Award payouts will be calculated following the applicable three-year performance period and could range from a minimum of 0% to a maximum of 200%. The grant date fair value of the LTIP Awards granted during fiscal year 2024 at the maximum payout of 200% are: Ms. Parmentier—$11,919,524; Mr. Leombruno—$3,523,790; Mr. Ross—$4,044,456; Mr. Bracht—$1,915,306; and Mr. Leonti—$1,915,306.
(3)	Amounts reflect the aggregate grant date fair value for Stock Incentives granted in fiscal year 2024 computed in accordance with FASB ASC Topic 718. The amounts do not reflect whether a Named Executive Officer has actually realized a financial benefit from the award. The amounts were calculated using the Black-Scholes option pricing model with the following weighted-average assumptions:

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Fiscal Year of Grant	Participant	Grant Date	Type of Grant	Risk-free Interest Rate	Expected Life of Award	Expected Dividend Yield of Stock	Expected Volatility of Stock
2024	Named Executive Officers	8/16/2023	annual grant	4.37%	6.40 years	1.74%	37.3%
During fiscal year 2024, no Stock Incentive awards were forfeited by any of the Named Executive Officers.
(4)	Amounts consist of the Officer ACIP awards earned for fiscal year 2024, which were paid in one or more installments with the final payments in August 2024.
(5)	Amounts consist of the positive change (if any) in annual actuarial present value of pension benefits for our Named Executive Officers. Ms. Parmentier and Messrs. Bracht and Leonti do not have a benefit under our defined benefit pension plans. None of the Named Executive Officers received above-market or preferential earnings on deferred compensation.
(6)	The following table describes each component of the All Other Compensation column:
Name	Company Contributions to Defined Contribution Plans (a)($)	Life Insurance Premiums Paid ($)	Perquisites (b)($)	Total “All Other Compensation” ($)
Jennifer A. Parmentier	739,276	35,118	201,435	975,829
Todd M. Leombruno	340,818	19,826	104,495	465,139
Andrew D. Ross	33,178	30,665	162,218	226,061
Berend Bracht	275,624	30,856	29,546	336,026
Joseph R. Leonti	345,280	32,893	28,882	407,055
Lee C. Banks	20,591	—	126,286	146,877
	(a)	Amount consists of the following Company contributions to our Defined Contribution Plans:
Retirement Savings Plan: Ms. Parmentier—$30,058; Mr. Leombruno—$16,738; Mr. Ross—$14,611; Mr. Bracht—$28,150; Mr. Leonti—$29,150; and Mr. Banks—$6,435.
Deferred Compensation Plan: Ms. Parmentier—$183,976; Mr. Leombruno—$25,631; Mr. Ross—$18,567; Mr. Bracht—$51,863; Mr. Leonti—$83,916; and Mr. Banks—$14,156.
Defined Contribution Supplemental Executive Retirement Plan: Ms. Parmentier—$525,241; Mr. Leombruno—$298,450; Mr. Bracht—$195,611; and Mr. Leonti—$232,214.
	(b)	Reported in this column are amounts reimbursed or incurred by us with respect to: (i) for each of our Named Executive Officers, executive long-term disability insurance premiums, leased vehicle, including state sales tax if applicable, and matching gifts program; (ii) for each of our Named Executive Officers, except for Messrs. Bracht and Leonti, spousal travel and corporate aircraft travel; and (iii) for each of our Named Executive Officers, except for Mr. Banks, executive physicals. The Named Executive Officers also use our loges, box seats or tickets to various entertainment venues. However, there is no incremental cost to us for their use of these loges, box seats and tickets. Other than the aggregate incremental cost to the Company of each of Ms. Parmentier's and Messrs. Leombruno's, Ross's and Banks's personal use of the corporate aircraft of $157,553, $57,879, $110,113, and $80,904, respectively, no Named Executive Officer received an executive perquisite in an amount that exceeds the greater of $25,000 or 10% of the total amount of executive perquisites received by the Named Executive Officer. We determine the incremental cost of the personal use of our corporate aircraft based on the variable operating costs to us, which includes: (i) landing, ramp, and parking fees and expenses; (ii) crew travel expenses; (iii) supplies and catering; (iv) aircraft fuel and oil expenses per hour of flight; (v) any customs, foreign permit, and similar fees; (vi) crew travel; and (vii) passenger ground transportation. Because our aircraft is used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as salaries of pilots and crew, purchase or lease costs of aircraft, and costs of maintenance and upkeep.
(7)	Mr. Ross was not a Named Executive Officer prior to fiscal year 2023, and Mr. Bracht was not a Named Executive Officer prior to fiscal year 2024. Mr. Leonti was not a Named Executive Officer in fiscal years 2023 or 2022, but his compensation information is included for those years in accordance with Securities and Exchange Commission guidance.

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Grants of Plan-Based Awards for Fiscal Year 2024

The following table sets forth information with respect to non-equity incentive plan awards, equity incentive plan awards, and other stock awards and option awards granted to the Named Executive Officers during fiscal year 2024. The LTIP Awards listed below have been granted under our 2023 Equity Plan, and the Stock Incentives and Restricted Stock Units listed below have been granted under our 2016 Equity Plan.

		Compensation Committee Action Date (If Different than Grant Date)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date		Threshold ($)(1)	Target ($)	Maximum ($)	Threshold (#)(1)	Target (#)	Maximum (#)
Jennifer A. Parmentier
Officer ACIP Award	—	—	—	2,310,000	4,620,000	—	—	—	—	—	—	—
LTIP Award (CY24-25-26)(3)	1/24/2024	—	—	—	—	—	12,820	25,640	—	—	—	5,959,762
Stock Incentives	8/16/2023	—	—	—	—	—	—	—	—	42,600	406.32	6,460,290
Todd M. Leombruno
Officer ACIP Award	—	—	—	900,000	1,800,000	—	—	—	—	—	—	—
LTIP Award (CY24-25-26)(3)	1/24/2024	—	—	—	—	—	3,790	7,580	—	—	—	1,761,895
Stock Incentives	8/16/2023	—	—	—	—	—	—	—	—	12,590	406.32	1,909,274
Andrew D. Ross
Officer ACIP Award	—	—	—	1,092,500	2,185,000	—	—	—	—	—	—	—
LTIP Award (CY24-25-26)(3)	1/24/2024	—	—	—	—	—	4,350	8,700	—	—	—	2,022,228
Stock Incentives	8/16/2023	—	—	—	—	—	—	—	—	14,450	406.32	2,191,343
Berend Bracht
Officer ACIP Award	—	—	—	544,000	1,088,000	—	—	—	—	—	—	—
LTIP Award (CY24-25-26)(3)	1/24/2024	—	—	—	—	—	2,060	4,120	—	—	—	957,653
Stock Incentives	8/16/2023	—	—	—	—	—	—	—	—	6,850	406.32	1,038,803
Restricted Stock Units(4)	10/24/2023	—	—	—	—	—	—	—	2,500	—	—	933,200
Joseph R. Leonti
Officer ACIP Award	—	—	—	648,000	1,296,000	—	—	—	—	—	—	—
LTIP Award (CY24-25-26)(3)	1/24/2024	—	—	—	—	—	2,060	4,120	—	—	—	957,653
Stock Incentives	8/16/2023	—	—	—	—	—	—	—	—	6,850	406.32	1,038,803
Lee C. Banks
Officer ACIP Award	—	—	—	1,690,000	3,380,000	—	—	—	—	—	—	—
Stock Incentives	8/16/2023	—	—	—	—	—	—	—	—	21,480	406.32	3,257,442
(1)	No threshold is provided because the Committee retains discretion to reduce payouts to zero.
(2)	For LTIP Awards, calculated assuming a payout of 100% as described in footnote 2 to the Summary Compensation Table for Fiscal Year 2024.
(3)	Does not include LTIP Award shares in the form of dividend equivalent units credited during fiscal year 2024 for LTIP Awards for the calendar years 2022-23-24, 2023-24-25, and 2024-25-26 performance periods in the following amounts: Ms. Parmentier—496; Mr. Leombruno—145; Mr. Ross—163; Mr. Bracht—79; Mr. Leonti—79; and Mr. Banks—229.
(4)	Mr. Bracht received a retention RSU grant on October 24, 2023.

The elements of executive compensation included in each Named Executive Officer’s total compensation as reported in the Summary Compensation Table for Fiscal Year 2024 on page 59 and the compensation programs under which the grants described in the Grants of Plan-Based Awards for Fiscal Year 2024 table above were made are described in the Compensation Discussion and Analysis section of this Proxy Statement.

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Outstanding Equity Awards at June 30, 2024

The following table sets forth information with respect to Stock Incentives and stock awards held by the Named Executive Officers as of June 30, 2024.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Jennifer A. Parmentier	6,620	—	166.49	8/14/2028	—	—	—	—
	11,390	—	158.90	8/13/2029	—	—	—	—
	10,220	—	209.56	8/11/2030	—	—	—	—
	9,893	4,947(2)	296.00	8/10/2031	—	—	—	—
	5,753	11,507(3)	299.19	8/16/2032	—	—	—	—
	—	42,600(4)	406.32	8/15/2033	—	—	—	—
	—	—	—	—	—	—	5,509(5)	2,786,507
	—	—	—	—	—	—	9,630(5)	4,870,950
	—	—	—	—	—	—	17,517(6)	8,860,274
	—	—	—	—	—	—	12,896(7)	6,522,926
Todd M. Leombruno	4,040	—	158.79	8/15/2027	—	—	—	—
	3,410	—	166.49	8/14/2028	—	—	—	—
	4,070	—	158.90	8/13/2029	—	—	—	—
	3,650	—	209.56	8/11/2030	—	—	—	—
	8,393	4,197(2)	296.00	8/10/2031	—	—	—	—
	4,883	9,767(3)	299.19	8/16/2032	—	—	—	—
	—	12,590(4)	406.32	8/15/2033	—	—	—	—
	—	—	—	—	—	—	4,677(5)	2,365,673
	—	—	—	—	—	—	4,902(6)	2,479,481
	—	—	—	—	—	—	3,812(7)	1,928,148
Andrew D. Ross	11,390	—	158.90	8/13/2029	—	—	—	—
	10,220	—	209.56	8/11/2030	—	—	—	—
	4,493	2,247(2)	296.00	8/10/2031	—	—	—	—
	3,049	6,101(3)	299.19	8/16/2032	—	—	—	—
	—	14,450(4)	406.32	8/15/2033	—	—	—	—
	—	—	—	—	—	—	2,505(5)	1,267,054
	—	—	—	—	—	—	321(5)	162,365
	—	—	—	—	—	—	2,013(5)	1,018,196
	—	—	—	—	—	—	5,781(6)	2,924,088
	—	—	—	—	—	—	4,375(7)	2,212,919
Berend Bracht	4,493	2,247(2)	296.00	8/10/2031	—	—	—	—
	2,616	5,234(3)	299.19	8/16/2032	—	—	—	—

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	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
	—	6,850(4)	406.32	8/15/2033	—	—	—	—
	—	—	—	—	—	—	2,505(5)	1,267,054
	—	—	—	—	—	—	2,625(6)	1,327,751
	—	—	—	—	—	—	2,072(7)	1,048,038
	—	—	—	—	2,500(8)	1,264,525	—	—
Joseph R. Leonti	—	2,247(2)	296.00	8/10/2031	—	—	—	—
	—	5,234(3)	299.19	8/16/2032	—	—	—	—
	—	6,850(4)	406.32	8/15/2033	—	—	—	—
	—	—	—	—	—	—	2,505(5)	1,267,054
	—	—	—	—	—	—	2,625(6)	1,327,751
	—	—	—	—	—	—	2,072(7)	1,048,038
Lee C. Banks	36,530	—	166.49	8/14/2028	—	—	—	—
	40,680	—	158.90	8/13/2029	—	—	—	—
	35,060	—	209.56	8/11/2030	—	—	—	—
	15,586	7,794(2)	296.00	8/10/2031	—	—	—	—
	9,066	18,134(3)	299.19	8/16/2032	—	—	—	—
	—	21,480(4)	406.32	8/15/2033	—	—	—	—
	—	—	—	—	—	—	8,690(5)	4,395,489
	—	—	—	—	—	—	9,111(6)	4,608,435
(1)	The market value is calculated by multiplying the closing price of our Common Stock on June 28, 2024 (the last business day of fiscal year 2024) by the number of shares.
(2)	Represents Stock Incentives granted on August 11, 2021. The Stock Incentives vest in three equal annual installments beginning August 11, 2022. Under the pre-established terms of his awards, upon his retirement Mr. Banks fully vested in his Stock Incentives, which will become exercisable according to the original schedule and will remain exercisable until the original expiration date of the award.
(3)	Represents Stock Incentives granted on August 17, 2022. The Stock Incentives vest in three equal annual installments beginning August 17, 2023. Under the pre-established terms of his awards, upon his retirement Mr. Banks fully vested in his Stock Incentives, which will become exercisable according to the original schedule and will remain exercisable until the original expiration date of the award.
(4)	Represents Stock Incentives granted on August 16, 2023. The Stock Incentives vest in three equal annual installments beginning August 16, 2024. Under the pre-established terms of his awards, upon his retirement Mr. Banks fully vested in his Stock Incentives, which will become exercisable according to the original schedule and will remain exercisable until the original expiration date of the award.
(5)	Assumes that we meet our target performance goals and payout will be at 100% of the target LTIP Award shares. Assuming continued employment through the end of the performance period (December 31, 2024), actual payouts under the calendar years 2022-23-24 LTIP Awards will be in common shares to be issued in April 2025 following the Committee’s certification of our performance results, subject to the Committee’s exercise of any discretion to reduce the amount payable and the Committee’s authorization of payment. These amounts include the dividend equivalent units for LTIP awards beginning January 2022. Ms. Parmentier and Mr. Ross's target LTIP Award amounts reflect additional shares awarded to them as a result of the leadership changes during fiscal year 2023. In accordance with the pre-established terms of his award, following his retirement, Mr. Banks remains eligible to vest in his calendar years 2022-23-24 LTIP Award based on actual performance as of the end of the performance period.
(6)	Assumes that we meet our target performance goals and payout will be at 100% of the target LTIP Award shares. Assuming continued employment through the end of the performance period (December 31, 2025), actual payouts under the calendar years 2023-24-25 LTIP Awards will be in common shares to be issued in April 2026 following the Committee’s certification of our performance results, subject to the Committee’s exercise of any discretion to reduce the amount payable and the Committee’s authorization of payment. These amounts include the dividend equivalent units for LTIP Awards beginning January 2023. In accordance with the pre-established terms of his award, following his retirement, Mr. Banks remains eligible to vest in his calendar years 2023-24-25 LTIP Award based on actual performance as of the end of the performance period.
(7)	Assumes that we meet our target performance goals and payout will be at 100% of the target LTIP Award shares. Assuming continued employment through the end of the performance period (December 31, 2026), actual payouts under the calendar years 2024-25-26 LTIP Awards will be in common shares to be issued in April 2027 following the Committee’s certification of our performance results, subject to the Committee’s exercise of any discretion to reduce the amount payable and the Committee’s authorization of payment. These amounts include the dividend equivalent units for LTIP Awards beginning January 2024.
(8)	These RSUs are scheduled to vest on October 24, 2027.

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Option Exercises and Stock Vested for Fiscal Year 2024

The following table sets forth information with respect to Stock Incentives that were exercised during fiscal year 2024 and common shares issued under LTIP Awards and RSUs that vested for the Named Executive Officers during fiscal year 2024

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Jennifer A. Parmentier	7,840	2,786,571	17,211	9,403,230
Todd M. Leombruno	3,050	909,297	7,986	4,363,151
Andrew D. Ross	9,740	3,349,294	5,864	3,203,796
Berend Bracht	8,080	2,438,707	4,098	2,223,662
Joseph R. Leonti	10,516	1,673,847	3,732	2,038,978
Lee C. Banks	44,250	15,556,973	12,775	6,979,621
(1)	Calculated by multiplying the number of shares exercised by the difference between the exercise price and closing price of our common stock on the exercise date.
(2)	For Mr. Bracht, includes 1,000 RSUs granted in February 2021 that vested in February 2024.
(3)	Calculated by multiplying the number of shares acquired by the closing price of our common stock on the applicable vesting date of LTIP Awards in April 2024, and for Mr. Bracht, by multiplying the number of shares acquired by the closing price of our common stock on the vesting date of the RSUs in February 2024.

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Pension Benefits for Fiscal Year 2024

The following table sets forth the actuarial present value of the benefits accumulated by each of the Named Executive Officers under the Pension Plan, the Pension Restoration Plan and the Supplemental Retirement Program.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Jennifer A. Parmentier(3)	Pension Plan	—	—	—
	Pension Restoration Plan	—	—	—
	Supplemental Retirement Program	—	—	—
Todd M. Leombruno	Pension Plan	31.1	739,806	—
	Pension Restoration Plan	31.1	3,224,762	—
	Supplemental Retirement Program	—	—	—
Andrew D. Ross	Pension Plan	25.7	704,534	—
	Pension Restoration Plan	25.7	3,381,444	—
	Supplemental Retirement Program	25.7	5,120,582	—
Berend Bracht(3)	Pension Plan	—	—	—
	Pension Restoration Plan	—	—	—
	Supplemental Retirement Program	—	—	—
Joseph R. Leonti(3)	Pension Plan	—	—	—
	Pension Restoration Plan	—	—	—
	Supplemental Retirement Program	—	—	—
Lee C. Banks	Pension Plan	32.1	38,163	1,052,720
	Pension Restoration Plan	31.1	9,828,696	—
	Supplemental Retirement Program	32.1	19,009,872	—
(1)	Credited Service in the Pension Restoration Plan is frozen as of the date the Named Executive Officer becomes 100% vested in the supplemental Retirement Program (typically age 60).
(2)	The present value of the accumulated benefits is calculated under each plan using the following assumptions: (i) a discount rate of 5.27% for the Pension Plan; (ii) a discount rate of 5.22% for each of the Pension Restoration Plan and Supplemental Retirement Program; (iii) no pre-retirement decrements; and (iv) retirement at age 65. For the Pension Plan, additional assumptions include: (i) participants elect a life annuity; and (ii) the Pri-2012 Mortality Table projected generationally with Scale MP-2021 (with COVID-19 Endemic adjustment). For the Pension Restoration Plan, using each Named Executive Officer’s participant elections under the Pension Restoration Plan, additional assumptions include: (i) calculating lump sums using the applicable mortality table under Section 417(e) of the Internal Revenue Code; and (ii) discount segment rates of 5.18%, 5.41% and 5.62%. For the Supplemental Retirement Program, using each Named Executive Officer’s participant elections under the Supplemental Retirement Program, additional assumptions include: (i) calculating lump sums using the applicable mortality table under Section 417(e) of the Internal Revenue Code; and (ii) a discount rate of 2.84%.
(3)	Ms. Parmentier and Messrs. Bracht and Leonti are not eligible to participate in the Pension Plan, the Pension Restoration Plan or the Supplemental Retirement Program.

The Pension Plan, the Pension Restoration Plan and the Supplemental Retirement Program are described in the Compensation Discussion and Analysis section of this Proxy Statement.

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Nonqualified Deferred Compensation for Fiscal Year 2024

The following table sets forth the contributions, earnings, withdrawals/distributions and aggregate balances for the Named Executive Officers participating in the Savings Restoration Plan, the Executive Deferral Plan, the Defined Contribution Supplemental Retirement Program and the Deferred Compensation Plan during fiscal year 2024.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
Jennifer A. Parmentier
Savings Restoration Plan	—	—	167,723	—	783,324
Executive Deferral Plan	—	—	—	—	—
Defined Contribution Supplemental Retirement Program	—	525,241	1,060,645	—	5,312,707
Deferred Compensation Plan(5)	41,833	183,976	34,917	—	284,710
Todd M. Leombruno
Savings Restoration Plan	—	—	141,259	—	802,229
Executive Deferral Plan	—	—	60,612	—	362,930
Defined Contribution Supplemental Retirement Program	—	298,450	150,283	—	1,062,374
Deferred Compensation Plan	80,167	25,631	23,973	—	180,406
Andrew D. Ross
Savings Restoration Plan	—	—	283,054	—	1,297,875
Executive Deferral Plan	—	—	—	—	—
Defined Contribution Supplemental Retirement Program	—	—	—	—	—
Deferred Compensation Plan	28,200	18,567	8,672	—	64,938
Berend Bracht
Savings Restoration Plan	—	—	59,407	—	276,684
Executive Deferral Plan(6)	244,190	—	144,303	—	676,470
Defined Contribution Supplemental Retirement Program	—	195,611	77,979	—	471,286
Deferred Compensation Plan(5)	50,333	51,863	19,489	—	157,396
Joseph R. Leonti
Savings Restoration Plan	—	—	140,475	—	890,951
Executive Deferral Plan	—	—	85,106	—	605,657
Defined Contribution Supplemental Retirement Program	—	232,214	694,706	—	5,067,883
Deferred Compensation Plan(5)	80,167	83,916	22,716	—	229,462
Lee C. Banks
Savings Restoration Plan	—	—	465,746	—	2,868,184
Executive Deferral Plan	—	—	1,268,018	(167,185)	13,257,954
Defined Contribution Supplemental Retirement Program	—	—	—	—	—
Deferred Compensation Plan	6,367	14,156	10,870	—	52,798
(1)	For each of the Named Executive Officers, amounts are included in the “Salary” and in the “Non-Equity Incentive Plan Compensation” columns and referenced in footnotes 1 and 4, respectively, of the Summary Compensation Table for Fiscal Year 2024.
(2)	Amounts are included along with our contributions to the Retirement Savings Plan, which is a qualified deferred compensation plan, in the “Company Contributions to Defined Contribution Plans” column in the All Other Compensation components table in footnote 6 of the Summary Compensation Table for Fiscal Year 2024.
(3)	Amounts in this column are not included in the Summary Compensation Table for Fiscal Year 2024 because we do not offer above-market or preferential earnings under our nonqualified deferred compensation plans.
(4)	Of the amounts reported in this column on an aggregate basis, the following amounts were reported as compensation in the Summary Compensation Table for prior fiscal years: Ms. Parmentier—$570,141; Mr. Leombruno—$659,102; Mr. Ross—$17,755; Mr. Bracht—$0; Mr. Leonti—$2,024,334; and Mr. Banks—$2,113,198.
(5)	Ms. Parmentier and Messrs. Bracht and Leonti had nonqualified contributions in their Retirement Income Accounts associated with the Deferred Compensation Plan in the amounts of $151,406, $36,479 and $61,082 respectively.
(6)	Mr. Bracht elected to defer compensation paid in fiscal year 2023, which resulted in a contribution to the Executive Deferral Plan in fiscal year 2024.

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The Savings Restoration Plan, the Executive Deferral Plan, the Defined Contribution Supplemental Retirement Program and the Deferred Compensation Plan are described in the Compensation Discussion and Analysis section of this Proxy Statement. The investment options under each of the plans are identical. During fiscal year 2024, there were up to eleven investment funds that a Named Executive Officer could choose with annual rates of return for the year ended June 30, 2024 ranging from -0.12% to 26.34%. Under the plans, participants have the ability to change their investments at any time.

Potential Payments Upon Termination or Change of Control at June 28, 2024

Each of the continuing Named Executive Officers may be entitled to payments under our executive compensation program upon a termination of employment or a change in control. The events that may trigger these payments include death, long-term disability, retirement, termination for cause, termination without cause, resignation, change in control or a qualifying termination in connection with a change in control. The following narratives and tables describe the payments the Named Executive Officers, other than Mr. Banks, may receive under the written terms of our executive compensation program plans and arrangements as in effect on June 28, 2024, for each triggering event as if the triggering event occurred on June 28, 2024 (the last business day of fiscal year 2024). Mr. Banks retired as of December 31, 2023, and the actual benefits and compensation he received in connection with his retirement are described separately below.

During fiscal year 2016, we adopted new Change in Control Agreements and amended our Executive Deferral Plan. The new Change in Control Agreements require a qualifying termination of employment in connection with a change in control and eliminated “gross-up” payments intended to offset the effect, if any, of the excise tax imposed by Section 4999 of the Internal Revenue Code on such lump sum payment. Each of the continuing Named Executive Officers other than Messrs. Leombruno and Bracht became an executive officer prior to our implementation of these changes to the Change in Control Agreements and, therefore, continues to have an agreement that contains these provisions. The Executive Deferral Plan was similarly amended to eliminate such "gross-up" payments as well as “make whole” payments designed to compensate the executive for the lost opportunity to continue to defer receipt of such income (and the earnings thereon) pursuant to elections made under the Executive Deferral Plan. Among the continuing Named Executive Officers with an account balance in the Executive Deferral Plan as of June 28, 2024, only Mr. Leonti participated in the Executive Deferral Plan prior to 2016 and therefore retains the right to such "gross up" payment and "make whole" amount under the Executive Deferral Plan.

For each of the termination of employment scenarios described in this section, the estimated potential payments and benefits that might be received by each continuing Named Executive Officer are displayed in the table that immediately follows that description.

Payments Generally Available

A Named Executive Officer will generally receive the following upon termination of employment:

●	base salary earned but not yet paid as of the date of termination;
●	Officer ACIP awards earned but not yet paid as of the date of termination;
●	LTIP Award payouts for the most recently completed three-year performance period not yet paid as of the date of termination;
●
amounts accrued and vested under the Pension Plan, the Pension Restoration Plan and the Supplemental Retirement Program as of the date of termination, as described in the Compensation Discussion and Analysis section of this Proxy Statement and below in this section;

●
vested account balances under the Retirement Savings Plan, the Savings Restoration Plan, the Deferred Compensation Plan, the Executive Deferral Plan and the Defined Contribution Supplemental Retirement Program as of the date of termination, as described in the Compensation Discussion and Analysis section of this Proxy Statement and below in this section; and

●	any accrued and unused vacation pay as of the date of termination.

The Committee may, however, reduce any payments of an ACIP award or LTIP Award payout in its sole discretion, up to and including a reduction to zero.

In determining the amounts reflected in the following tables, we used the following general assumptions and principles, where applicable:

●
We assumed that each of the triggering events occurred on June 28, 2024. This includes our assumption that, upon a qualifying termination in connection with a change in control, the qualifying termination and change in control both occurred on June 28, 2024.

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●
We did not include amounts for base salaries or Officer ACIP awards in the following tables because the amounts are already earned and are not affected by the triggering events, which are assumed to occur on June 28, 2024.

●	Amounts were calculated based on each Named Executive Officer’s age, compensation and years of service as of June 28, 2024.
●
All present values of pension amounts shown for the Pension Plan assume a 5.27% discount rate, the Pri-2012 Mortality Table projected generationally with Scale MP-2021 (with COVID-19 Endemic adjustment), and assume that the annuity payment elected is 50% joint and survivor.

●
With the exception of the values for the Supplemental Retirement Program in the “Change in Control” and “Qualifying Termination in Connection with a Change in Control” columns, all lump sum values of pension amounts shown assume the following:

	●	for the Pension Restoration Plan, segment rates (after phase-in) of 5.58%, 5.66% and 5.56%, and the applicable 2024 mortality table under Section 417(e) of the Internal Revenue Code; and
	●	for the Supplemental Retirement Program, a 2.84% interest rate and the applicable 2024 mortality table under Section 417(e) of the Internal Revenue Code.
●
We did not include amounts for account balances in the Retirement Savings Plan because this plan is available to all salaried employees. We did not include amounts for account balances under the Savings Restoration Plan, the Executive Deferral Plan (other than with respect to the Change in Control scenarios under the Executive Deferral Plan) or the Deferred Compensation Plan because these amounts, which are reported under the “Aggregate Balance at Last Fiscal Year End” column in the Nonqualified Deferred Compensation for Fiscal Year 2024 table on page 66, are fully vested and would not be increased in connection with any triggering event.

●	To calculate the estimated value of the Stock Incentives, we used assumed that all vested Stock Incentives were exercised on June 28, 2024.
●
To calculate the estimated value of the LTIP Awards, we assumed the performance objectives would be achieved at the target level and used our closing stock price on June 28, 2024, $505.81. Because the payout of the LTIP Awards is dependent upon our performance against the Peer Group companies during the three-year performance period, a Named Executive Officer’s actual payout could range from a minimum of zero to a maximum of 200% of the Named Executive Officer’s pro-rated LTIP Award target amount.

Payments upon Death

Upon the death of a Named Executive Officer, in addition to the “Payments Generally Available” described above, the estate or beneficiary of the Named Executive Officer will receive the following:

●	accelerated vesting of all outstanding Stock Incentives;
●
for Stock Incentives granted on or before August 11, 2010, and for Stock Incentives granted on or after August 17, 2011, if the Named Executive Officer is not retirement eligible at the time of death, retention of all outstanding Stock Incentives for the earlier of (i) two years after the Named Executive Officer’s death or (ii) the expiration date listed in the grant letter;

●
for Stock Incentives granted on or after August 17, 2011, if the Named Executive Officer is retirement eligible at the time of death, retention of all outstanding Stock Incentives until the expiration date listed in the grant letter;

●	accelerated vesting of all unvested Restricted Stock Units;
●	account balance in the Defined Contribution Supplemental Retirement Program provided the Named Executive Officer has completed 60 calendar months of service at his or her date of death;
●	accelerated vesting of the unvested portion of the Named Executive Officer’s account balance under the Deferred Compensation Plan (if any);
●	full vesting of benefit under the Supplemental Retirement Program provided the Named Executive Officer has completed 60 calendar months of service at his or her date of death;
●
pro-rated LTIP Award payouts for the calendar years 2022-23-24, 2023-24-25 and 2024-25-26 performance periods to be determined at the end of the respective performance periods, based on the full number of months of continuous employment during the 2022-23-24, 2023-24-25 and 2024-25-26 calendar years performance periods; and

●	death benefits under the Officer Life Insurance Plan as described in the Compensation Discussion and Analysis beginning on page 55.

In determining the amounts payable upon death reported in the following table, we assumed that the death benefit payable under the Officer Life Insurance Plan, which is funded through individual life insurance policies owned by each of the Named Executive Officers, would be paid by the insurance company issuing the policy.

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Officer	Accelerated Vesting of Stock Incentives ($)	Accelerated Vesting of Restricted Stock Units ($)	Pension Plan ($)	Pension Restoration Plan ($)	Supplemental Retirement Program ($)	LTIP Awards ($)	Defined Contribution Supplemental Retirement Program ($)	Officer Life Insurance Death Benefits ($)	Totals ($)
Jennifer A. Parmentier	7,653,780	—	—	—	—	10,811,352	5,312,707	3,400,000	27,177,839
Todd M. Leombruno	4,151,209	—	320,390	1,283,991	—	3,211,135	1,062,374	3,400,000	13,429,099
Andrew D. Ross	3,169,662	—	345,178	1,455,509	10,355,131	3,501,723	—	3,400,000	22,227,203
Berend Bracht	2,234,399	1,264,525	—	—	—	1,719,754	471,286	1,920,000	7,609,964
Joseph R. Leonti	2,234,399	—	—	—	—	1,719,754	5,067,883	2,280,000	11,302,036

Payments upon Long-Term Disability

Upon the long-term disability of a Named Executive Officer, the Named Executive Officer will receive the “Payments Generally Available” described above and the “Payments Upon Death” described above, except that:

(i)	the term for all outstanding Stock Incentives will continue for the remainder of their ten-year terms;
(ii)	the account balance in the Defined Contribution Supplemental Retirement Program will be paid in a single lump sum as of the date of disability;
(iii)	the Named Executive Officers' benefit under the Supplemental Retirement Program will fully vest; and
(iv)	the Named Executive Officer will not receive death benefits under the Officer Life Insurance Plan until death subsequently occurs.

In addition, the Named Executive Officer will receive the following:

●	monthly benefits under the Executive Long-Term Disability Plan;
●	six months of premium payments for medical and dental insurance based on the applicable COBRA rates for the Named Executive Officer; and
●
for those Named Executive Officers who were participants prior to January 1, 2008, premium payments under the Officer Life Insurance Plan for the greater of ten years from commencement of plan participation or the number of years until the Named Executive Officer reaches age 65. For those Named Executive Officers who became participants on or after January 1, 2008, the participant will receive premium payments under the Officer Life Insurance Plan until retirement up to age 65.

The benefit in the following table for each of the Named Executive Officers under the Executive Long-Term Disability Plan represents one year of long term disability benefits. The disability benefit payable under the plan is funded through group and individual long-term disability insurance policies owned by each of the Named Executive Officers that would be paid by the insurance company issuing the policies.

Officer	Accelerated Vesting of Stock Incentives ($)	Accelerated Vesting of Restricted Stock Units ($)	Pension Plan ($)	Pension Restoration Plan ($)	Supplemental Retirement Program ($)	LTIP Awards ($)	Defined Contribution Supplemental Retirement Program ($)	Executive Long-Term Disability Benefit ($)	Medical and Dental Benefit ($)	Officer Life Insurance Premiums ($)	Totals ($)
Jennifer A. Parmentier	7,653,780	—	—	—	—	10,811,352	5,312,707	420,000	13,656	35,118	24,246,613
Todd M. Leombruno	4,151,209	—	627,302	2,963,472	—	3,211,135	1,062,374	420,000	13,656	19,826	12,468,974
Andrew D. Ross	3,169,662	—	708,417	3,140,862	10,179,050	3,501,723	—	396,000	13,758	30,665	21,140,137
Berend Bracht	2,234,399	1,264,525	—	—	—	1,719,754	471,286	420,000	8,436	30,856	6,149,256
Joseph R. Leonti	2,234,399	—	—	—	—	1,719,754	5,067,883	420,000	13,182	32,893	9,488,111

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Payments upon Retirement

Upon the retirement of a Named Executive Officer at (A) age 65 or older, or (B) age 60 or older with at least ten years of service, the Named Executive Officer will receive the “Payments Generally Available” described above and the “Payments Upon Death” described above, except that:

(i)	all outstanding Stock Incentives will fully vest but will become exercisable according to the original schedule and will remain exercisable until the original expiration date of the award;
(ii)	unvested amounts under the Deferred Compensation Plan (if any) would vest upon a Named Executive Officer's attainment of age 55 with at least five years of service;
(iii)	if the Named Executive Officer is (A) age 65 or older, or (B) age 60 or older with at least ten years of service and 12 months of continuous employment during the performance periods, he or she will receive a full LTIP Award payout for calendar years 2022-23-24, 2023-24-25 and 2024-25-26 performance periods, to be determined at the end of the performance periods, as if he or she had remained continuously employed through the end of the performance periods; and
(iv)	the Named Executive Officer will not receive death benefits under the Officer Life Insurance Plan unless death subsequently occurs.

If a Named Executive Officer retires outside of the age and service thresholds stated in (iii) above, he or she will receive a pro-rated LTIP Award payout for the calendar years 2022-23-24, 2023-24-25 and 2024-25-26 performance periods, to be determined at the end of the respective performance periods, based on the number of full months served during each of the performance periods.

If the Named Executive Officer is less than 60 years of age on the date of retirement, then the Named Executive Officer must seek early retirement approval from the Human Resources and Compensation Committee to receive payments with respect to the following:

●	the Supplemental Retirement Program; and
●	the Defined Contribution Supplemental Retirement Program.

The Named Executive Officers' account balances under such nonqualified deferred compensation plans as of June 28, 2024 are set forth in the Nonqualified Deferred Compensation for Fiscal Year 2024 section of this Proxy Statement.

In addition, Named Executive Officers must be at least 55 years of age on the date of retirement to continue to receive premium payments under the Officer Life Insurance Plan, which if needed will continue for the greater of ten years from commencement of plan participation or the number of years until they reach age 65. As of June 28, 2024, Ms. Parmentier and Mr. Ross had each reached 55 years of age with at least 10 years of service.

In determining the amounts payable upon retirement reported in the following table, we assumed that none of our Named Executive Officers obtained Human Resources and Compensation Committee approval for early retirement.

Officer	Pension Plan ($)	Pension Restoration Plan ($)	Supplemental Retirement Program ($)	Stock Incentives ($)	LTIP Awards ($)	Defined Contribution Supplemental Retirement Program ($)	Post-Retirement Insurance Premiums ($)	Totals ($)
Jennifer A. Parmentier	—	—	—	7,653,780	10,811,352	5,312,707	427,604	24,205,443
Todd M. Leombruno	627,302	2,944,070	—	4,151,209	3,211,135	1,062,374	280,943	12,277,033
Andrew D. Ross	708,417	3,140,862	—	3,169,662	3,501,723	—	245,316	10,765,980
Berend Bracht	—	—	—	2,234,399	1,719,754	471,286	—	4,425,439
Joseph R. Leonti	—	—	—	2,234,399	1,719,754	5,067,883	215,990	9,238,026

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Payments upon Termination for Cause or Resignation

Upon the termination for cause or the resignation of a Named Executive Officer, the Named Executive Officer will receive the “Payments Generally Available” described above, except that the Named Executive Officer will (i) forfeit his or her Supplemental Retirement Program benefit and his or her Defined Contribution Supplemental Retirement Program benefit if the termination for cause is the result of competition by the Named Executive Officer against us, and (ii) forfeit his or her LTIP Awards if the termination or resignation occurs during the applicable performance period.

In determining the amounts payable upon termination for cause under the Supplemental Retirement Program and the Defined Contribution Supplemental Retirement Program, we assumed that the termination did not result from competition against us.

Officer	Pension Plan ($)	Pension Restoration Plan ($)	Supplemental Retirement Program ($)	Totals ($)
Jennifer A. Parmentier	—	—	—	—
Todd M. Leombruno	627,302	2,944,070	—	3,571,372
Andrew D. Ross	708,417	3,140,862	—	3,849,279
Berend Bracht	—	—	—	—
Joseph R. Leonti	—	—	—	—

Payments upon Termination without Cause

Upon the termination without cause of a Named Executive Officer, the Named Executive Officer will receive the “Payments Generally Available” described above. In addition, if the Named Executive Officer signs a release of all claims against us, the Named Executive Officer will receive a lump sum payment equal to one week’s pay for each full year of service up to a maximum of twenty-six weeks of pay and continuation of premium payments for medical and dental insurance based on the applicable COBRA rates for the Named Executive Officer for up to three months.

Additionally, he or she will be entitled to pro-rated LTIP Award payouts for the calendar years 2022-23-24, 2023-24-25 and 2024-25-26 during each of the performance periods. Also, if a Named Executive Officer's employment is terminated without cause when such Named Executive Officer has attained the age of at least 55, but less than 60, such Named Executive Officer's benefit under the Supplemental Retirement Program will become fully vested.

In determining the amounts payable upon termination without cause reported in the following tables, we assumed that the Named Executive Officer signed a release.

Officer	Severance Pay ($)	Pension Plan ($)	Pension Restoration Plan ($)	Supplemental Retirement Program ($)	LTIP Awards ($)	Medical and Dental Benefits ($)	Totals ($)
Jennifer A. Parmentier	403,846	—	—	—	10,811,352	6,828	11,222,026
Todd M. Leombruno	450,000	627,302	2,944,070	—	3,211,135	6,828	7,239,335
Andrew D. Ross	456,731	708,417	3,140,862	10,179,050	3,501,723	6,879	17,993,662
Berend Bracht	65,385	—	—	—	1,719,754	4,218	1,789,357
Joseph R. Leonti	280,385	—	—	—	1,719,754	6,591	2,006,730

Payments upon a Change in Control

A Change in Control occurs if and when:

●
subject to certain exceptions, any “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of securities representing 20% or more of the combined voting power of our then outstanding securities eligible to vote for the election of the Board of Directors;

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●	during any period of 24 consecutive months, individuals who at the beginning of such 24-month period were our Directors, which we refer to as the Incumbent Board, cease to constitute at least a majority of the Board of Directors, unless the election, or nomination for election, of any person becoming a Director subsequent to the beginning of such 24-month period was approved by a vote of at least two-thirds of the Incumbent Board;
●	our shareholders approve a plan of complete liquidation or dissolution; or
●	we enter into a merger, consolidation or other reorganization, or sell all of our assets, unless:
● immediately following the business combination, (1) more than 50% of the total voting power eligible to elect Directors of the resulting entity is represented by shares that were common shares immediately prior to the business combination, (2) subject to certain exceptions, no person becomes the beneficial owner, directly or indirectly, of 20% or more of the voting power of the entity resulting from the business combination, and (3) at least a majority of the members of the board of Directors of the resulting entity were members of the Incumbent Board at the time of the approval by the Board of Directors of the execution of the initial agreement providing for such business combination; or
● the business combination is effected by means of the acquisition of common shares from us, and the Board of Directors approves a resolution providing expressly that such business combination does not constitute a Change in Control.

On July 21, 2008, we adopted certain amendments to our deferred compensation plans and arrangements to comply with Section 409A of the Internal Revenue Code. The amendments included certain modifications to the above definition of “Change in Control” for purposes of those plans and arrangements that were necessary to comply with the definition required by Section 409A.

A Change in Control, either with or without a qualifying termination of a Named Executive Officer (as described below in “Payments upon a Qualifying Termination in Connection with a Change in Control”), has the following effects under the executive compensation plans:

●	any outstanding unvested Stock Incentive held by a Named Executive Officer vests and becomes exercisable immediately upon a Change in Control;
●	any outstanding LTIP Award will be paid in common shares equal to the greater of (i) the target LTIP Award or (ii) the LTIP Award that would be payable at the end of the performance period assuming a level of financial performance equivalent to that existing at the fiscal quarter end immediately preceding the date of the Change in Control;
●	upon a Change in Control, all amounts previously deferred by a Named Executive Officer under the Executive Deferral Plan and, for Mr. Leonti, who was a participant in the Executive Deferral Plan prior to 2016, a “make whole” amount designed to compensate for the lost opportunity to continue to defer receipt of such income (and the earnings thereon) pursuant to elections made under the Executive Deferral Plan;
●	upon a Change in Control, under the Supplemental Retirement Program each Named Executive Officer will receive three additional years of age and service credit, a lump-sum payment equal to the present value of the participant’s vested benefit under the Supplemental Retirement Program and, for Ms. Parmentier and Messrs. Ross and Leonti, a “gross-up” payment to offset the effect, if any, of the excise tax imposed by Section 4999 of the Internal Revenue Code on such lump sum payment; and
●	upon a Change in Control, any unvested account balance in the Defined Contribution Supplemental Retirement Program is automatically vested and such account shall be increased by three additional years of non-discretionary employer contributions based on the Named Executive Officer’s salary grade and target compensation at the time of the Change in Control. Such increase will not reflect deemed interest and earnings.

Upon the divestiture of a business unit of the Company, any unvested balance under the Deferred Compensation Plan as of the date of such divestiture is automatically vested for any participant who is part of such divested business unit.

In determining the amounts payable upon a Change in Control reported in the following tables, the following assumptions or principles were used.

●	We used the same assumptions in “Payments Generally Available” described above.
●	We assumed that the Change in Control met the requirements of a Change in Control under Section 409A of the Internal Revenue Code.
●	For Stock Incentives that vested on the triggering event, we valued the Stock Incentives at an amount per share equal to the difference between our closing stock price on June 28, 2024, $505.81, and the grant price per share for each of the Stock Incentives.
●	For lump sum present values for the Supplemental Retirement Program, we assumed a 2.50% discount rate for a Change in Control that meets the requirements under Section 409A of the Internal Revenue Code. We used the applicable mortality table under Section 417(e) of the Internal Revenue Code.

72

Executive Compensation

Officer	Accelerated Vesting of Stock Incentives ($)	Defined Contribution Supplemental Retirement Program ($)	Pension Plan ($)	Pension Restoration Plan ($)	Supplemental Retirement Program ($)	Executive Deferral Plan ($)	LTIP Awards ($)	Excise and Related Income Tax Gross-Up ($)	Totals ($)(1)
Jennifer A. Parmentier	7,653,780	6,808,316	—	—	—	—	23,040,657	14,569,487	52,072,241
Todd M. Leombruno	4,151,209	1,892,536	627,302	2,944,070	—	362,930	6,773,302	—	16,751,349
Andrew D. Ross	3,169,662	—	708,417	3,140,862	16,149,727	—	7,584,621	10,787,986	41,541,275
Berend Bracht	2,234,399	1,014,186	—	—	—	676,470	3,642,844	—	7,567,898
Joseph R. Leonti	2,234,399	5,723,378	—	—	—	837,662	3,642,844	—	12,438,282
(1)	Amounts with respect to Mr. Leombruno and Mr. Bracht may be subject to reduction in the event that an excise tax under Sections 280G and 4999 of the Internal Revenue Code would otherwise apply.

Payments upon a Qualifying Termination in Connection with a Change in Control

Each of the Change in Control Agreements requires two triggering events to result in any severance payments to the Named Executive Officers:

●	Change in Control; and
●	termination of the employment of the Named Executive Officer in connection with a Change in Control.

Each Change in Control Agreement provides that, if the employment of the Named Executive Officer is terminated during the three years following a Change in Control, or prior to a Change in Control, where the termination was in anticipation of the Change in Control, either by us without “Cause” (as defined in the Change in Control Agreements) or by the Named Executive Officer for “Good Reason” (as described below), the Named Executive Officer shall be entitled to receive the “Payments upon a Change in Control” described above and the following:

●	pro rata base salary, unused vacation, and annual cash and long-term incentive compensation for the year of termination of employment;
●	severance pay equal to three times the Named Executive Officer’s annual base salary and annual cash incentive compensation;
●	continuation of welfare benefits (e.g., medical, life insurance, disability coverage) for a period of three years;
●	to the extent not previously received, all amounts previously deferred under our non-qualified income deferral plans and, for Mr. Leonti, who was a participant in the Executive Deferral Plan prior to 2016, a “make-whole” amount as described above, where the Named Executive Officer’s termination occurs within two years of a Change in Control that constitutes a “change in control” as defined under Section 409A of the Internal Revenue Code; and
●	for Ms. Parmentier and Messrs. Ross and Leonti, a “gross-up” payment to offset the effect, if any, of the excise tax imposed by Section 4999 of the Internal Revenue Code.

“Good Reason” for termination of employment by the Named Executive Officer includes diminution in duties, reduction in compensation or benefits, relocation, or resignation from employment by the executive for any or no reason during the 180-day period beginning on the 91st day after the Change in Control.

A Named Executive Officer's unvested account balance under the Deferred Compensation Plan (if any) would vest in full if such Named Executive Officer experiences a separation from service within 24 months following a Change in Control (as defined in the Deferred Compensation Plan). In addition, Mr. Bracht's RSU award would vest if his employment is terminated by the Company without cause or by Mr. Bracht for good reason (as “cause” and “good reason” are defined in the 2023 Equity Plan) in connection with a Change in Control.

2024 Proxy Statement	73

Executive Compensation

Officer	Severance Pay ($)	Accelerated Vesting of Stock Incentives ($)	Accelerated Vesting of Restricted Stock Units ($)	Defined Contribution Supplemental Retirement Program ($)	Pension Plan ($)	Pension Restoration Plan ($)	Supplemental Retirement Program ($)	Executive Deferral Plan ($)	LTIP Awards ($)	Executive Long-Term Disability Premiums ($)	Medical and Dental Benefits ($)	Officer Life Insurance Premiums ($)	Excise and Related Income Tax Gross-Up ($)	Totals ($)(1)
Jennifer A. Parmentier	12,463,410	7,653,780	—	6,808,316	—	—	—	—	23,040,657	14,137	81,936	105,354	21,674,585	71,842,175
Todd M. Leombruno	6,918,011	4,151,209	—	1,892,536	627,302	2,944,070	—	362,930	6,773,302	14,344	81,936	59,478	—	23,825,118
Andrew D. Ross	6,897,498	3,169,662	—	—	708,417	3,140,862	16,149,727	—	7,584,621	14,516	82,548	91,994	14,820,166	52,660,011
Berend Bracht	4,524,168	2,234,399	1,264,525	1,014,186	—	—	—	676,470	3,642,844	15,764	50,616	92,567	—	13,515,539
Joseph R. Leonti	5,462,461	2,234,399	—	5,723,378	—	—	—	837,662	3,642,844	12,565	79,092	98,678	6,137,817	24,228,896
(1)	Amounts with respect to Mr. Leombruno and Mr. Bracht may be subject to reduction in the event that an excise tax under Section 280G and 4999 of the Internal Revenue Code would otherwise apply.

Retirement of Mr. Banks

In connection with his retirement on December 31, 2023, in addition to certain accrued compensation and benefits, Mr. Banks received the following in accordance with the preexisting terms of the applicable awards:

●	A pro-rata payout of his Officer ACIP award for fiscal year 2024, based on actual performance for the full year ($1,436,499);
●	Vesting of his unvested Stock Incentives (valued at $5,380,577 based on the applicable grant prices and the price of our common stock on the date of his retirement), which will become exercisable according to the original schedule and will remain exercisable until the original expiration date of the awards; and
●	The ability to continue to vest in his outstanding LTIP Awards based on actual performance for the full performance periods (valued at $8,200,921 based on the target award levels and the price of our common stock on the date of his retirement).

74

Executive Compensation

Chief Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation of Jennifer A. Parmentier, our Chief Executive Officer, to the annual total compensation of our median team member.

Our pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll records and the methodology described below. The SEC rules for identifying the median compensated team member and calculating the pay ratio based on that team member’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Therefore, the estimated pay ratio we report may not be comparable to the pay ratios reported by other companies and should not be used as a basis for comparison between companies.

As reported in the Summary Compensation Table, our Chief Executive Officer had annual total compensation for fiscal year 2024 of $18,740,721. Using the Summary Compensation Table methodology, the annual total compensation of our median team member for fiscal year 2024 is $60,849. As a result, we estimate that the ratio of our Chief Executive Officer’s annual total compensation to that of our median team member for fiscal year 2024 was approximately 308 to 1.

For purposes of the fiscal year 2024 Chief Executive Officer pay ratio, we identified the “median team member” from our employee population on April 30, 2024, which included full-time, part-time, temporary, and seasonal team members who were employed on that date, whether in the U.S. or in foreign jurisdictions. As of April 30, 2024, we estimated there were 29,962 U.S. team members and 28,889 non-U.S. team members included in our team member population. We excluded independent contractors and leased employees from our calculation as any independent contractors or leased employees have compensation determined by an unaffiliated third party. We further applied the de minimis exemption, which permits exempting non-U.S. team members that account for five percent or less of our total U.S. and non-U.S. team members. In total, 746 team members were excluded, consisting of the parenthetical numbers below in the following countries: Algeria (1), Argentina (33), Austria (20), Belarus (3), Chile (33), Denmark (34), Greece (1), Hong Kong (27), Hungary (1), Indonesia (45), Ireland (38), Israel (2), Kazakhstan (1), Morocco (4), New Zealand (21), Norway (49), Peru (5), Portugal (2), Romania (2), Singapore (182), Slovenia (3), South Africa (75), Taiwan (Province of China) (30), Thailand (52), Turkey (41) and United Arab Emirates (41).

The consistently applied compensation measure we used was total cash compensation for fiscal year 2024. We annualized the earnings of all permanent employees who were on a leave of absence or were new-hires during the measurement period for fiscal year 2024. We did not make any other adjustments permissible by the SEC nor did we make any other material assumptions or estimates to identify our median employee.

2024 Proxy Statement	75

Executive Compensation

Pay Versus Performance Disclosure

Our executive compensation program is designed to align pay outcomes with annual and long-term business performance and shareholders’ interests. Our program design choices, including the level of pay at risk, the mix of short-term and long-term incentives, the mix of long-term incentive vehicles, the metrics selected, and the rigor of incentive goals, all work together toward this objective.

The Human Resources and Compensation Committee, along with its independent compensation consultant, Mercer, routinely assesses the relationship between our executive compensation program and the financial and total shareholder return (TSR) performance of the Company as discussed in the Compensation Discussion and Analysis section of this Proxy Statement. The results of these analyses have influenced our pay decisions and the evolution of our compensation program to help ensure strong pay and performance alignment.

This Pay Versus Performance disclosure, as required by the SEC, provides an additional perspective on pay and performance alignment by evaluating the link between “Compensation Actually Paid,” herein sometimes referred to as “CAP,” as defined by the SEC, and various measures of market and financial performance.

Pay Versus Performance Table

In accordance with rules adopted by the SEC, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO NEOs (as defined below) and Company performance for the fiscal years listed below. The Human Resources and Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Fiscal Year	Summary Compensation Table Total for PEO 1(1) ($)	Summary Compensation Table Total for PEO 2(1)(2)(3) ($)	Compensation Actually Paid to PEO 1(1)(2)(3) ($)	Compensation Actually Paid to PEO 2(1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) ($)	Value of Initial Fixed $100 Investment Based on:(4)		Net Income ($ Millions)(5)	EPS Growth Relative to Peer Group(6)
							TSR ($)	Peer Group TSR ($)
2024	—	18,740,721	—	35,620,597	8,190,674	11,353,217	293.00	189.61	2,845	70th Percentile
2023	18,657,423	16,404,346	44,288,911	35,395,261	7,044,646	16,016,277	223.03	164.12	2,084	78th Percentile
2022	18,448,169	—	14,327,292	—	5,842,460	5,316,820	138.26	131.12	1,316	28th Percentile(7)
2021	17,034,500	—	55,284,335	—	4,631,585	13,265,147	170.00	151.45	1,747	78th Percentile
(1)	Thomas L. Williams was our PEO during the period covered by the table through December 31, 2022 (“PEO 1”). Jennifer A. Parmentier was our PEO from January 1, 2023, through the end of the period covered by the table (“PEO 2”). The individuals comprising the non-PEO named executive officers ("Non-PEO NEOs") for each fiscal year presented are listed below.

2021	2022	2023	2024
Todd M. Leombruno	Todd M. Leombruno	Todd M. Leombruno	Todd M. Leombruno
Lee C. Banks	Lee C. Banks	Lee C. Banks	Lee C. Banks
Joseph R. Leonti	Jennifer A. Parmentier	Andrew D. Ross	Andrew D. Ross
Andrew M. Weeks	Andrew M. Weeks	Roger S. Sherrard	Berend Bracht
Catherine A. Suever			Joseph R. Leonti

(2)	The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not necessarily reflect compensation actually earned, realized, or received by the NEOs. These amounts reflect the Summary Compensation Table Totals with certain adjustments as described in footnote 3 below.
(3)	Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs in accordance with SEC rules. The exclusions and inclusions for fiscal year 2024 are set forth in the tables below. Equity award values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards columns are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table for Fiscal Year 2024. Amounts in the Exclusion of Change in Pension Value columns reflect the amounts attributable to any positive Change in Pension Value reported in the Summary Compensation Table for Fiscal Year 2024. Amounts in the Inclusion of Pension Service Cost are based on the service cost for services rendered during the listed year.

Year	Summary Compensation Table Total for PEO 2 ($)	Exclusion of Change in Pension Value for PEO 2 ($)	Exclusion of Stock Awards and Option Awards for PEO 2 ($)	Inclusion of Pension Service Cost for PEO 2 ($)	Inclusion of Equity Values for PEO 2 ($)	Compensation Actually Paid to PEO 2 ($)
2024	18,740,721	—	(12,420,052)	—	29,299,928	35,620,597

76

Executive Compensation

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Exclusion of Average Change in Pension Value for Non-PEO NEOs ($)	Exclusion of Average Stock Awards and Option Awards for Non-PEO NEOs ($)	Inclusion of Average Pension Service Cost for Non-PEO NEOs ($)	Inclusion of Average Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	8,190,674	(2,500,284)	(3,213,658)	306,027	8,570,458	11,353,217

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Fiscal Year That Remained Unvested as of Last Day of Fiscal Year for PEO 2 ($)	Change in Fair Value from Last Day of Prior Fiscal Year to Last Day of Fiscal Year of Unvested Prior- Fiscal Year Equity Awards for PEO 2 ($)	Vesting-Date Fair Value of Equity Awards Granted During Fiscal Year that Vested During Fiscal Year for PEO 2 ($)	Change in Fair Value from Last Day of Prior Fiscal Year to Vesting Date of Unvested Prior-Fiscal Year Equity Awards that Vested During Fiscal Year for PEO 2 ($)	Fair Value at Last Day of Prior Fiscal Year of Equity Awards Forfeited During Fiscal Year for PEO 2 ($)	Total - Inclusion of Equity Values for PEO 2 ($)
2024	20,148,837	8,281,523	—	869,568	—	29,299,928

Year	Average Year-End Fair Value of Equity Awards Granted During Fiscal Year That Remained Unvested as of Last Day of Fiscal Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Fiscal Year to Last Day of Fiscal Year of Unvested Prior-Fiscal Year Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Fiscal Year that Vested During Fiscal Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Fiscal Year to Vesting Date of Unvested Prior-Fiscal Year Equity Awards that Vested During Fiscal Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Fiscal Year of Equity Awards Forfeited During Fiscal Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	4,989,795	3,102,003	—	478,660	—	8,570,458
(4)	The Peer Group TSR set forth in this table utilizes the S&P 500 Industrials (Sector) Index (“S&P Industrials Index”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the fiscal year ended June 30, 2024. The comparison assumes $100 was invested (with reinvestment of dividends) for the period starting June 30, 2020, through the end of the listed fiscal year in the Company and in the S&P Industrials Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)	Fiscal year 2023 net income has been updated from the amount included in last year's Pay Versus Performance table to reflect the appropriate rounding convention.
(6)	We determined EPS Growth Relative to Peer Group to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in fiscal year 2024. As described in the Compensation Discussion & Analysis, the LTIP Award for the three-year performance period is, in part, based on a comparison of the Company’s EPS growth relative to the Peer Group companies in the aggregate. However, in compliance with SEC guidance, the table above reflects our relative as reported earnings per share performance for each listed fiscal year as compared with the Peer Group companies disclosed in the Compensation Discussion & Analysis. This performance measure may not have been the most important financial performance measure for prior years and we may determine a different financial performance measure to be the most important financial performance measure in future years.
(7)	The relative performance of as reported earnings per share in fiscal year 2022 was significantly impacted by costs associated with our acquisition of Meggitt.

2024 Proxy Statement	77

Executive Compensation

Relationship Between PEO and Average Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR and the Peer Group TSR over the four most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR

Compensation Actually Paid ($ Millions)
60
50
40
30
20
10
0
55.3
13.3
14.3
5.3
44.3
35.4
16.0
35.6
11.4
170.00
151.45
138.26
131.12
223.03
164.12
293.00
189.61
$350
$300
$250
$200
$150
$100
$50
$0
TSR (6/30/2020 Indexed to $100)
2021
2022
2023
2024
Fiscal Year
PEO 1 Compensation Actually Paid
PEO 2 Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Parker-Hannifin Corporation TSR
S&P Industrials Index TSR

Relationship Between PEO and Average Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the four most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Net Income

78

Executive Compensation

Relationship Between PEO and Average Non-PEO NEO Compensation Actually Paid and EPS Growth Relative to Peer Group

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our EPS Growth Relative to Peer Group during the four most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus EPS Growth Relative to Peer Group

2024 Performance Measures

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2024 to Company performance. The measures in this table are not ranked.

EPS Growth Relative to Peer Group
Segment Operating Income
Sales Revenue
Cash Flow Margin
Revenue Growth Relative to Peer Group
Average Return on Invested Capital Relative to Peer Group

2024 Proxy Statement	79

Item 3 - Ratification of the Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors is responsible for the selection, retention and recommendation of our independent auditor. The Audit Committee has the sole authority and responsibility to appoint, compensate, retain, oversee, evaluate and, where appropriate, terminate, our independent auditor. In addition, the Audit Committee ensures the regular evaluation and rotation of the lead audit partner.

The Audit Committee recommends ratification of its appointment of Deloitte & Touche LLP ("D&T") as the independent registered public accounting firm to audit our financial statements as of and for the fiscal year ending June 30, 2025. D&T served as the independent registered public accounting firm to audit our financial statements as of and for the fiscal year ended June 30, 2024, and has served as our independent auditor since fiscal year 2008. A representative of D&T is expected to be present at the Annual Meeting of Shareholders and available to respond to appropriate questions, and will have an opportunity to make a statement if he or she desires to do so.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR“ THE PROPOSAL TO RATIFY THE APPOINTMENT OF D&T AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2025.

Audit Fees and All Other Fees

The following table sets forth the aggregate fees billed, or expected to be billed, for audit fees, audit-related fees, tax fees (compliance and planning), and all other fees for services rendered by D&T for the fiscal years ended June 30, 2024 and 2023:

	Twelve Months Ended June 30
	2024	2023
Audit Fees. Fees for auditing our annual consolidated financial statements, reviewing our interim financial statements included in our Quarterly Reports on Form 10-Q filed with the SEC and services normally provided in connection with statutory and regulatory filings or engagements.	$12,701,480	$13,477,000
Audit-Related Fees. Fees for assurance and related services provided to us that are reasonably related to the performance of the audit or review of our financial statements and are not included in “Audit Fees.” Fiscal years 2024 and 2023 related primarily to agreed upon procedures reports and other audit-related services.	$8,000	$7,000
Tax Fees—Compliance. Fees billed with respect to tax compliance services, such as global assistance in preparing various types of tax returns.	$1,791,530	$988,525
Tax Fees—Planning. Fees billed for tax planning services.	$256,916	$228,708
All Other Fees. Fiscal year 2024 fees billed were in connection with tax training, and fiscal year 2023 fees billed were in connection with strategy consultation services related to the acquisition of Meggitt.	$812	$2,236,756

80

Item 3 - Ratification of the Independent Registered Public Accounting Firm

Audit Committee Pre-Approval Policies and Procedures

In accordance with the SEC’s rules issued pursuant to the Sarbanes-Oxley Act of 2002, which require, among other things, that the Audit Committee pre-approve all audit and non-audit services provided by our independent registered public accounting firm, the Audit Committee has adopted a formal policy on auditor independence requiring the approval by the Audit Committee of all professional services rendered by our independent registered public accounting firm. The policy specifically provides for the pre-approval of certain permissible services up to a budgeted amount to be determined annually by the Audit Committee. All other services require Audit Committee approval on a case-by-case basis. All of the services described in “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were approved by the Audit Committee in accordance with our formal policy on auditor independence.

Under this policy, the Audit Committee can also pre-approve estimated fees for permissible non-audit services that may arise in the ordinary course of business. Before engaging our independent registered public accounting firm for such ordinary course services, (i) the services and fees are reviewed to ensure compliance with the policy by the independent registered public accounting firm, our Vice President and Controller, and the Company team members requesting the services and (ii) the independent registered public accounting firm and the Company confirm the services are permissible under the SEC and Public Company Accounting Oversight Board independence rules. The Audit Committee is informed quarterly as to the status of pre-approved services actually provided by the independent auditor. This policy does not delegate the Audit Committee’s responsibility to pre-approve all services performed by our independent registered public accounting firm.

The Chair of the Audit Committee has been authorized by the Audit Committee to pre-approve services arising during the year that were not pre-approved by the Audit Committee at the time of the annual audit services engagement, subject to predefined financial limits set by the Audit Committee. Services that are pre-approved by the Audit Committee Chair are then communicated to, and ratified by, the full Audit Committee at the Audit Committee’s next regularly scheduled meeting.

Ratification of the appointment of D&T as the independent registered public accounting firm for the fiscal year ending June 30, 2025 requires the affirmative vote of the holders of at least a majority of the shares of our common stock present or represented and entitled to vote on the proposal at the Annual Meeting of Shareholders. The Audit Committee and the Board of Directors believe that the continued retention of D&T as the independent registered public accounting firm for the fiscal year ending June 30, 2025 is in our best interest and the best interest of our shareholders.

Report of the Audit Committee

The Audit Committee of our Board of Directors consists of eight Directors, each of whom is independent as defined in our Independence Standards for Directors and in compliance with the independence standards applicable to audit committee members in the listing standards of the New York Stock Exchange and under the federal securities laws. The responsibilities of the Audit Committee are set forth in a written Audit Committee Charter, a copy of which is available on the Governance page of our investor relations website at investors.parker.com.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed our audited consolidated financial statements for the fiscal year ended June 30, 2024 with management and with Deloitte & Touche LLP, our independent registered public accounting firm for the fiscal year ended June 30, 2024.

The Audit Committee has discussed with D&T the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. In addition, the Audit Committee has received and reviewed the written disclosures and letter from D&T required by applicable requirements of the Public Company Accounting Oversight Board regarding D&T’s communications with the Audit Committee concerning independence, and has discussed with D&T its independence.

Based on the reviews and discussions described above, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements for the fiscal year ended June 30, 2024 be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 filed with the SEC.

Audit Committee:
Kevin A. Lobo, Chair	E. Jean Savage
Jillian C. Evanko	Åke Svensson
Denise Russell Fleming	Laura K. Thompson
Linda A. Harty	James R. Verrier

2024 Proxy Statement	81

Beneficial Ownership of Common Stock

Principal Shareholders

The following table sets forth, as of July 31, 2024, except as otherwise indicated, the name and address of each person believed to be a beneficial owner of more than 5% of our common shares and the number of common shares and the percentage so owned, as well as the beneficial ownership of our common shares by our Directors, the Named Executive Officers and all of our Directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)	Percentage of Class(b)
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	10,460,755(c)	8.14%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	8,533,279(d)	6.60%
Jillian C. Evanko	1,780
Denise Russell Fleming	69
Lance M. Fritz	5,694
Linda A. Harty	4,354
Kevin A. Lobo	10,320
E. Jean Savage	10(e)
Joseph Scaminace	5,654(f)
Åke Svensson	7,669
Laura K. Thompson	3,580
James R. Verrier	6,551
James L. Wainscott	20,952
Jennifer A. Parmentier	61,831(g)
Todd M. Leombruno	33,973(h)
Andrew D. Ross	39,298(i)
Berend Bracht	5,129(j)
Joseph R. Leonti	20,077(k)
Lee C. Banks	173,347(l)
All Directors and executive officers as a group (26 persons)	497,541(m)	0.39%
(a)	Unless otherwise indicated, the beneficial owner has sole voting and investment power. Certain executive officers have vested Stock Incentives in the form of SARs. SARs reported as beneficially owned by executive officers are estimated using the gross number of common shares that the applicable executive officer had the right to acquire on July 31, 2024 based on (i) the fair value of our common stock on July 31, 2024, which equaled $561.16, and (ii) the presumed exercise of all SARs that have vested or will vest within 60 days of July 31, 2024 for such individual.
(b)	No Director or executive officer beneficially owned more than 1% of our common shares as of July 31, 2024.
(c)	Pursuant to a statement filed by The Vanguard Group with the SEC on February 13, 2024, in accordance with Rule 13d-1(b) of the Securities Exchange Act of 1934, The Vanguard Group has reported that, as of December 29, 2023, it had shared voting power over 157,415 common shares; sole dispositive power over 9,937,676 common shares; and shared dispositive power over 523,079 common shares.
(d)	Pursuant to a statement filed by BlackRock, Inc. with the SEC on January 26, 2024, in accordance with Rule 13d-1(b) of the Securities Exchange Act of 1934, BlackRock, Inc. has reported that, as of December 31, 2023, it had sole voting power over 7,627,568 common shares and sole dispositive power over 8,533,279 common shares.
(e)	These common shares are owned indirectly by Ms. Savage through the Jean Savage Trust.

82

Beneficial Ownership of Common Stock

(f)	These common shares are owned indirectly by Mr. Scaminace through the Joseph Scaminace Revocable Trust.
(g)	This amount includes 1,239 common shares as to which Ms. Parmentier holds voting power pursuant to the Retirement Savings Plan as of July 31, 2024, and 26,581 common shares subject to Stock Incentives exercisable by Ms. Parmentier on or prior to September 30, 2024, granted under our stock incentive plans.
(h)	This amount includes 3,794 common shares as to which Mr. Leombruno holds voting power pursuant to the Retirement Savings Plan as of July 31, 2024, and 13,823 common shares subject to Stock Incentives exercisable by Mr. Leombruno on or prior to September 30, 2024, granted under our stock incentive plans.
(i)	This amount includes 4,428 common shares as to which Mr. Ross holds voting power pursuant to the Retirement Savings Plan as of July 31, 2024, and 18,113 common shares subject to Stock Incentives exercisable by Mr. Ross on or prior to September 30, 2024, granted under our stock incentive plans.
(j)	This amount includes 85 common shares as to which Mr. Bracht holds voting power pursuant to the Retirement Savings Plan as of July 31, 2024, and 3,344 common shares subject to Stock Incentives exercisable by Mr. Bracht on or prior to September 30, 2024, granted under our stock incentive plans.
(k)	This amount includes 727 common shares as to which Mr. Leonti holds voting power pursuant to the Retirement Savings Plan as of July 31, 2024.
(l)	This amount includes 74,217 common shares owned indirectly by Mr. Banks through the Lee Banks Revocable Trust, 825 common shares as to which Mr. Banks holds voting power pursuant to the Retirement Savings Plan as of July 31, 2024 , and 98,305 common shares subject to Stock Incentives exercisable by Mr. Banks on or prior to September 30, 2024, granted under our stock incentive plans.
(m)	This amount includes 17,181 common shares as to which all executive officers as a group hold voting power pursuant to the Retirement Savings Plan as of July 31, 2024, and 208,225 common shares subject to Stock Incentives exercisable on or prior to September 30, 2024, granted under our stock incentive plans held by all executive officers as a group.

2024 Proxy Statement	83

General Information About the Annual Meeting

How can I attend the Annual Meeting?

You may attend the Annual Meeting of Shareholders if you were a shareholder as of the close of business on September 6, 2024. If you are a registered shareholder or a participant in a retirement or savings plan maintained by us and plan to attend in person, please indicate your intention to attend by marking the appropriate box on the Proxy Card and returning same prior to the meeting, but no later than October 14, 2024. If you attend the Annual Meeting in person, please bring the Admission Card (torn from the top half of your proxy card), along with a proper form of photo identification. To ensure a smooth security check-in, and to allow the meeting to begin promptly at 9:00 a.m., please arrive no later than 8:45 a.m.

If your shares are held in the name of a bank, broker or other nominee and you wish to attend the Annual Meeting of Shareholders, you must bring proof of ownership, such as an account statement, that clearly shows that you held our common stock as of September 6, 2024 or a legal proxy obtained from your bank, broker or other nominee. Alternatively, you may obtain an Admission Card by sending your request and a copy of your proof of ownership to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124, Attention: Secretary. You must also bring a photo ID.

For security purposes, no cameras, recording equipment, electronic devices, large bags, backpacks, briefcases or packages will be permitted in the meeting room or adjacent areas, and other items will be subject to search.

How do I vote?

VOTE VIA INTERNET www.proxyvote.com	VOTE BY PHONE 800-690-6903	VOTE BY MAIL Vote Processing c/o Broadridge 51 Mercedes Way, Edgewood NY 11717	VOTE AT THE MEETING Parker-Hannifin Corporation 6035 Parkland Boulevard Cleveland, Ohio 44124

84

Other Matters

General

Our Board of Directors knows of no other matters that will be presented at the meeting. However, if any other matters properly come before the meeting or any adjournment, the person or persons voting the proxies will vote in accordance with their best judgment on such matters.

We will bear the expense of preparing, printing and mailing this Proxy Statement. In addition to solicitation by mail, our officers and other team members may solicit the return of proxies. We will request banks, brokers and other custodians, nominees and fiduciaries to send proxy material to beneficial owners of common shares. We will, upon request, reimburse them for their expenses in so doing. We have retained MacKenzie Partners, Inc., 1407 Broadway, New York, New York 10018, to assist in the solicitation of proxies at an anticipated cost of $27,500 plus disbursements.

You are urged to vote your proxy promptly by internet, telephone or mail by following the instructions on the enclosed proxy card in order to make certain your shares will be voted at the meeting. Common shares represented by properly voted proxies will be voted in accordance with any specification made thereon and, if no specification is made, will be voted:

●	in favor of the election of Denise Russell Fleming, Lance M. Fritz, Linda A. Harty, Kevin A. Lobo, Jennifer A. Parmentier, E. Jean Savage, Joseph Scaminace, Laura K. Thompson, James R. Verrier, and James L. Wainscott as Directors for a term expiring at the Annual Meeting of Shareholders in 2025;
●	in favor of approving, on a non-binding, advisory basis, the compensation of our Named Executive Officers; and
●	in favor of the ratification of the appointment of D&T as independent registered public accounting firm for the fiscal year ending June 30, 2025.

2024 Proxy Statement	85

Other Matters

The proposals contained herein are subject to the following approval thresholds:

Item 1 – Election of Directors

The nominees for Director receiving the greatest number of votes cast at the Annual Meeting of Shareholders in person or by proxy will be elected; provided that such nominee receives more votes “for” than “against” his or her election. Accordingly, because abstentions and broker non-votes will not be counted as votes “for” or “against” a Director nominee, they will have no impact on this Item.

Item 2 – Proposal to Approve the Compensation of our Named Executive Officers on a Non-Binding, Advisory Basis

This vote is advisory only and therefore is not binding on us or our Board of Directors. However, the Board of Directors and the Human Resources and Compensation Committee will review the results of the vote and take them into account when addressing the future compensation policies and decisions.

Item 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm

Although our independent registered public accounting firm may be selected by the Audit Committee without shareholder approval, the Audit Committee will consider the affirmative vote of a majority of the shares of our common stock present or represented and entitled to vote on this Item to be a ratification by the shareholders of D&T as our independent registered public accounting firm. Accordingly, abstentions will have the same effect as a vote cast "against" this proposal.

You may revoke your proxy at any time prior to the close of voting at the Annual Meeting of Shareholders by giving us notice in writing or by internet or telephone as set forth on the proxy card, without affecting any vote previously taken. However, your attendance at the meeting will not operate to revoke your proxy.

Our Annual Report, including financial statements for the fiscal year ended June 30, 2024, is being mailed to shareholders with this Proxy Statement. If a single copy of the Annual Report and Proxy Statement was delivered to an address that you share with another shareholder, you may request a separate copy by notifying us in writing at Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary, or by calling (216) 896-3000.

You can elect to view our future Annual Reports and Proxy Statements over the internet, instead of receiving paper copies in the mail. Providing these documents over the internet will save us the cost of producing and mailing them. If you give your consent, in the future, when, and if, we elect to provide these documents over the internet, you will receive notification that will contain the internet location where the documents are available. There is no cost to you for this service other than any charges you may incur from your internet provider, telephone and/or cable company. To give your consent, follow the prompts when you vote by telephone or over the internet or check the appropriate box located at the bottom of the enclosed proxy card when you vote by mail. Once you give your consent, it will remain in effect until you inform us otherwise in writing. If at any time you would like to receive a paper copy of our Annual Report or Proxy Statement, please contact us in writing at Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary, or by calling (216) 896-3000.

86

Other Matters

Shareholders’ Proposals

We must receive at our principal executive offices by May 23, 2025 any proposal of a shareholder intended to be presented at our 2025 Annual Meeting of Shareholders and to be included in our proxy, notice of meeting and proxy statement related to the 2025 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934. Such proposals should be submitted to us by certified mail, return receipt requested. Proposals of shareholders submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934, or Non-Rule 14a-8 Proposals, in connection with the 2025 Annual Meeting of Shareholders must be received by us in accordance with our advance notice procedures, which require that shareholders that desire to submit Non-Rule 14a-8 proposals submit the applicable notice to us no earlier than June 25, 2025 and no later than July 25, 2025. Our proxy related to the 2025 Annual Meeting of Shareholders will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by us after August 6, 2025. Our proxy related to the 2024 Annual Meeting of Shareholders gives discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by us after August 8, 2024.

Shareholders who wish to submit Director nominees for inclusion in our proxy statement for the 2025 Annual Meeting of Shareholders must meet the ownership and other requirements for proxy access set forth in our Amended and Restated Regulations. For the 2025 Annual Meeting of Shareholders, such nominations must be received by us no earlier than April 23, 2025 and no later than May 23, 2025.

In addition to satisfying the requirements under our Amended and Restated Regulations, if a shareholder intends to comply with the universal proxy rules and to solicit proxies in support of director nominees other than the Company’s nominees, the shareholder must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice, in order to satisfy the requirements of our Amended and Restated Regulations, must be postmarked or transmitted electronically to us at our principal executive offices no later than 90 nor more than 120 calendar days prior to the one-year anniversary date of the preceding Annual Meeting of Shareholders (for the 2025 Annual Meeting of Shareholders, no later than July 25, 2025 and not before June 25, 2025). It is also possible that certain other deadlines would apply under our Amended and Restated Regulations. For instance, if the date of the Annual Meeting of Shareholders is scheduled for a date more than 90 calendar days prior to or more than 120 calendar days after the anniversary of the preceding Annual Meeting of Shareholders, notice by the shareholder to be timely must be delivered no later than the later of the 90th calendar day prior to such Annual Meeting of Shareholders and the tenth calendar day following the day on which public announcement of the Annual Meeting of Shareholders is first made.

Shareholder Recommendations for Director Nominees

The Corporate Governance and Nominating Committee will consider shareholder recommendations for nominees for election to our Board of Directors if such recommendations are in writing and set forth the information listed below. Such recommendations must be submitted to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary, and must be received at our executive offices on or before June 30 of each year in anticipation of the following Annual Meeting of Shareholders. All shareholder recommendations for Director nominees must set forth the following information:

1.	The name and address of the shareholder recommending the candidate for consideration as such information appears on our records; the telephone number where such shareholder can be reached during normal business hours; the number of common shares owned by such shareholder; the length of time such shares have been owned by the shareholder and any direct or indirect interest of such shareholder in any contract with us or any subsidiaries or affiliates or any of our principal competitors (a list of which will be provided by the Company within ten days following a request therefor by such shareholder); any material transaction between such shareholder and us, any subsidiaries or affiliates or any of our principal competitors (a list of which will be provided by the Company within ten days following a request therefor by such shareholder); and if such shareholder is not a natural person, the identity of the natural person or persons associated with such shareholder and the qualifications and background of such shareholder and any proportionate shares in us or derivative interests held, directly or indirectly, by a general or limited partnership of such shareholder for which such shareholder is a general partner or runs a beneficial interest in a general partner. If such person is not a shareholder of record or if such shares are owned by an entity, reasonable evidence of such person’s beneficial ownership of such shares or such person’s authority to act on behalf of such entity;
2.	Complete information as to the identity and qualifications of the proposed nominee, including the full legal name, age, business and residence addresses and telephone numbers and other contact information, and the principal occupation and employment of the candidate recommended for consideration, including his or her occupation for at least the past five years, with a reasonably detailed description of the background, education, professional affiliations and business and other relevant experience (including directorships, employment and civic activities) and qualifications of the candidate;
3.	The reasons why, in the opinion of the recommending shareholder, the proposed nominee is qualified and suited to be a Director;

2024 Proxy Statement	87

Other Matters

4.	The disclosure of any relationship of the candidate being recommended with us or any of our subsidiaries or affiliates, whether direct or indirect;
5.	A description of all relationships, arrangements and understandings between the proposing shareholder and the candidate and any other person(s) (naming such person(s)) pursuant to which the candidate is being proposed or would serve as a Director, if elected; and
6.	A written acknowledgment by the candidate being recommended that he or she has consented to being considered as a candidate, has consented to our undertaking of an investigation into that individual’s background, education, experience and other qualifications in the event that the Corporate Governance and Nominating Committee desires to do so, has consented to be named in our Proxy Statement and has consented to serve as a Director, if elected.

88

Company Information

Parker Corporate Headquarters

Parker-Hannifin Corporation
6035 Parkland Boulevard
Cleveland, Ohio 44124-4141
216 896 3000

Stock Information

New York Stock Exchange
Ticker symbol: PH
investors.parker.com

Independent Registered Public Accounting Firm

Deloitte & Touche, LLP, Cleveland, Ohio

Transfer Agent & Registrar

Equiniti Trust Company
EQ Shareowner Services
P.O. Box 64854
St. Paul, Minnesota 55164-0854
Telephone 800 468 9716
www.shareowneronline.com

Investor Contact

JEFFREY J. MILLER
Vice President – Investor Relations
216 896 2708
jeffrey.miller@parker.com

6035 Parkland Blvd.
Cleveland, Ohio 44124

www.parker.com

PARKER-HANNIFIN CORPORATION
ATTN: JOSEPH R. LEONTI
6035 PARKLAND BLVD.
CLEVELAND, OH 44124-4141

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Daylight Time on October 22, 2024 for shares held directly and by 11:59 p.m. Eastern Daylight Time on October 20, 2024 for shares held in one of the Parker-Hannifin Corporation employee savings plans. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Daylight Time on October 22, 2024 for shares held directly and by 11:59 p.m. Eastern Daylight Time on October 20, 2024 for shares held in one of the Parker-Hannifin Corporation employee savings plans. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by Internet or Phone, please do not mail this Proxy Card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V55875-P17719	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
PARKER-HANNIFIN CORPORATION

IF NO DIRECTIONS ARE GIVEN, YOUR PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL DIRECTOR NOMINEES AND FOR ITEMS 2 AND 3.

1.	Election of the following individuals as Directors for a term expiring at the Annual Meeting of Shareholders in 2025.

	Nominees:		For	Against	Abstain
	1a.	Denise Russell Fleming	☐	☐	☐
	1b.	Lance M. Fritz	☐	☐	☐
	1c.	Linda A. Harty	☐	☐	☐
	1d.	Kevin A. Lobo	☐	☐	☐
	1e.	Jennifer A. Parmentier	☐	☐	☐
	1f.	E. Jean Savage	☐	☐	☐
	1g.	Joseph Scaminace	☐	☐	☐
	1h.	Laura K. Thompson	☐	☐	☐
	1i.	James R. Verrier	☐	☐	☐
	1j.	James L. Wainscott	☐	☐	☐

		For	Against	Abstain

2.	Approval of, on a non-binding, advisory basis, the compensation of our Named Executive Officers.	☐	☐	☐
3.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2025.	☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PARKER-HANNIFIN CORPORATION
2024 ANNUAL MEETING OF SHAREHOLDERS
Wednesday, October 23, 2024
9:00 a.m., EDT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V55876-P17719
PARKER-HANNIFIN CORPORATION
Annual Meeting of Shareholders
October 23, 2024 9:00 a.m., EDT
This proxy is solicited by the Board of Directors
The undersigned hereby appoints JENNIFER A. PARMENTIER, TODD M. LEOMBRUNO and JOSEPH R. LEONTI, and any of them, as proxies to represent and to vote all shares of stock of Parker-Hannifin Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held on October 23, 2024, and at any adjournment(s) thereof, on the proposals more fully described in the Proxy Statement for the Meeting in the manner specified herein and on any other business that may properly come before the Meeting.

This card also serves as voting instructions to Fidelity Management Trust Company, as Trustee for shares held in the Parker Retirement Savings Plan; and to Computershare, Inc. and Link Asset Services, as the administrators for the Parker-Hannifin Corporation Global Employee Stock Purchase Plan; and SunLife, as Trustee for shares held in the Deferred Profit Sharing Plan for Employees of Parker Hannifin Canada, the Parker Registered Retirement Savings Plan for Employees of Parker Hannifin Canada, and the Parker Employee Profit Sharing Plan for Employees of Parker Hannifin Canada. The Trustee of the Parker Retirement Savings Plan will vote all uninstructed and unallocated shares in the same proportion as the shares for which the Trustee receives voting instructions.

Continued and to be signed on reverse side